                                                                    EXHIBIT 99.1


                                 $140,000,000


                          REVOLVING CREDIT AGREEMENT


                                     among


                          SUMMER ACQUISITION COMPANY,
                                  as Borrower


                               The Several Banks
                       from Time to Time Parties Hereto,


                             LEHMAN BROTHERS INC.,
                                  as Arranger


                          LEHMAN COMMERCIAL PAPER INC.
                            as Administrative Agent


                           CHASE BANK OF TEXAS, N.A.,
                              as Syndication Agent


                                      and


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Documentation Agent


                                      and


                BANK OF AMERICA, WELLS FARGO BANK (TEXAS), N.A.,
                      PARIBAS and THE BANK OF NOVA SCOTIA,
                                  as Co-Agents

                         Dated as of September 15, 1999

                               TABLE OF CONTENTS

                                   ARTICLE 1
                                   ---------

                              DEFINITION OF TERMS
                              -------------------


                                   ARTICLE 2
                                   ---------

                           THE REVOLVING CREDIT LOANS
                           --------------------------

2.01.    Revolving Loan Commitments.......................................   17
         --------------------------

2.02.    Manner of Borrowing..............................................   18
         -------------------

2.03.    Interest Rate....................................................   20
         -------------

2.04.    Borrowing Base Increase Fee......................................   21
         ---------------------------

2.05.    Up-Front Fees....................................................   21
         -------------

2.06.    Maximum Number of Eurodollar Borrowings..........................   21
         ---------------------------------------

                                   ARTICLE 3
                                   ---------

                                    SECURITY
                                    --------

3.01.    Liens and Security Interests.....................................   21
         ----------------------------

3.02     Assignment of Production; Letters in Lieu; and Power of Attorney.   22
         ----------------------------------------------------------------

3.03     Agreement to Deliver Additional Collateral Documents.............   23
         ----------------------------------------------------

3.04     Guaranties.......................................................   24
         ----------

3.05     Local Legal Opinions.............................................   24
         --------------------

3.06     Title Opinions...................................................   24
         --------------

3.07     Benefits of Collateral...........................................   24
         ----------------------

                                   ARTICLE 4
                                   ---------

                     EVIDENCE OF INDEBTEDNESS AND PAYMENTS
                     -------------------------------------

4.01.    Evidence of Indebtedness.........................................   24
         ------------------------

4.02.    Prepayments......................................................   25
         -----------

4.03.    Payment of Interest on the Notes.................................   26
         --------------------------------

4.04.    Calculation of Interest Rates....................................   27
         -----------------------------

4.05.    Manner and Application of Payments...............................   27
         ----------------------------------

4.06.    Pro Rata Treatment...............................................   27
         ------------------

4.07.    Lending Office...................................................   28
         --------------

4.08.    Taxes............................................................   28
         -----

4.09.    Sharing of Payments, etc. .......................................   29
         -------------------------

                                   ARTICLE 5
                                   ---------

                                 BORROWING BASE
                                 --------------

5.01     Components for Determination of Borrowing Base...................   30
         ----------------------------------------------

5.02     Mandatory Redetermination of Borrowing Base......................   30
         -------------------------------------------

5.03     Special Determinations of Borrowing Base.........................   31
         ----------------------------------------

5.04.    Interim Sales of Mineral Properties..............................   32
         -----------------------------------

5.05.    Reduction of Commitment..........................................   32
         -----------------------

5.06     Borrowing Base Deficiency........................................   32
         -------------------------

5.07.    Reserve Report Matters...........................................   33
         ----------------------

                                   ARTICLE 6
                                   ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

6.01.    Organization and Good Standing...................................   34
         ------------------------------

6.02.    Authorization and Power..........................................   34
         -----------------------

6.03.    No Conflicts or Consents.........................................   35
         ------------------------

6.04.    Enforceable Obligations..........................................   35
         -----------------------

6.05.    No Liens.........................................................   35
         --------

6.06.    Financial Condition..............................................   35
         -------------------

6.07.    Full Disclosure..................................................   35
         ---------------

6.08.    No Default.......................................................   35
         ----------

6.09.    Material Agreements..............................................   36
         -------------------

6.10.    No Litigation....................................................   36
         -------------

6.11.    Burdensome Contracts.............................................   36
         --------------------

6.12.    Estimated Oil and Gas Reserves...................................   36
         ------------------------------

6.13.    Use of Proceeds; Margin Stock....................................   36
         -----------------------------

6.14.    Taxes............................................................   36
         -----

6.15.    Principal Office, Etc. ..........................................   37
         ----------------------

6.16.    ERISA............................................................   37
         -----

6.17.    Compliance with Law..............................................   37
         -------------------

6.18.    Government Regulation............................................   37
         ---------------------

6.19.    Insider..........................................................   37
         -------

6.20.    No Subsidiaries..................................................   37
         ---------------

6.21.    Environmental Matters............................................   37
         ---------------------

6.22.    Title to Properties..............................................   38
         -------------------

6.23.    Year 2000........................................................   39
         ---------

6.24.    Representations and Warranties...................................   39
         ------------------------------

6.25.    Survival of Representations, Etc. ...............................   39
         ---------------------------------

                                   ARTICLE 7
                                   ---------

                              CONDITIONS PRECEDENT
                              --------------------

7.01.    Commitment.......................................................   40
         ----------

7.02.    All Advances.....................................................   42
         ------------

                                   ARTICLE 8
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

8.01.    Financial Statements, Reports and Documents......................   43
         -------------------------------------------

8.02.    Payment of Taxes and Other Indebtedness..........................   44
         ---------------------------------------

8.03.    Maintenance of Existence and Rights; Conduct of Business.........   45
         --------------------------------------------------------

8.04.    Notice of Default................................................   45
         -----------------

8.05.    Other Notices....................................................   45
         -------------

8.06.    Compliance with Loan Papers......................................   45
         ---------------------------

8.07.    Compliance with Material Agreements..............................   45
         -----------------------------------

8.08.    Operations and Properties........................................   45
         -------------------------

8.09.    Books and Records; Access........................................   46
         -------------------------

8.10.    Compliance with Law..............................................   46
         -------------------

8.11.    Leases...........................................................   46
         ------

8.12.    Development and Maintenance......................................   46
         ---------------------------

8.13.    Insurance........................................................   46
         ---------

8.14.    Authorization and Approvals......................................   47
         ---------------------------

8.15.    Experienced Management...........................................   47
         ----------------------

8.16.    ERISA Compliance.................................................   47
         ----------------

8.17.    Further Assurances...............................................   47
         ------------------

8.18.    Environmental....................................................   47
         -------------

8.19.    Maintenance and Granting of Liens, Mortgages and
         ------------------------------------------------
         Security Interests...............................................   48
         ------------------

8.20.    Mortgaged Properties.............................................   48
         --------------------

                                   ARTICLE 9
                                   ---------

                               NEGATIVE COVENANTS
                               ------------------

9.01.    Limitation on Indebtedness.......................................   49
         --------------------------

9.02.    Negative Pledge..................................................   49
         ---------------

9.03.    Dividends and Distributions......................................   49
         ---------------------------

9.04.    Limitation on Investments........................................   49
         -------------------------

9.05.    Alteration of Material Agreements................................   49
         ---------------------------------

9.06.    Certain Transactions.............................................   49
         --------------------

9.07.    Limitation on Sale of Properties.................................   50
         --------------------------------

9.08.    Name, Fiscal Year and Accounting Method..........................   50
         ---------------------------------------

9.09.    Current Ratio....................................................   50
         -------------

9.10     Consolidated Net Worth...........................................   50
         ----------------------

9.11     EBITDA to Consolidated Interest Expense..........................   50
         ---------------------------------------

9.12     Limitation on G&A Expenses.......................................   50
         --------------------------

9.13.    Liquidation, Mergers, Consolidations and Dispositions of
         --------------------------------------------------------
         Substantial Assets...............................................   51
         ------------------

9.14.    Lines of Business................................................   51
         -----------------

9.15.    No Amendments....................................................   51
         -------------

9.16.    Purchase of Substantial Assets...................................   51
         ------------------------------

9.17.    Guaranties.......................................................   51
         ----------

9.18.    Leases; Sale and Leaseback.......................................   51
         --------------------------

9.19.    Restriction on Loans.............................................   52
         --------------------

9.20     Speculative Trading..............................................   52
         -------------------

9.21     Hedging Agreements...............................................   52
         ------------------

9.22.    Strict Compliance................................................   52
         -----------------

                                   ARTICLE 10
                                   ----------

                               EVENTS OF DEFAULT
                               -----------------

10.01.   Events of Default................................................   52
         -----------------

10.02.   Remedies Upon Event of Default...................................   54
         ------------------------------

10.03.   Performance by Banks.............................................   55
         --------------------

                                   ARTICLE 11
                                   ----------

                               AGENCY PROVISIONS
                               -----------------

11.01.   Appointment......................................................   55
         -----------

11.02.   Delegation of Duties.............................................   55
         --------------------

11.03.   Exculpatory Provisions...........................................   55
         ----------------------

11.04.   Reliance by Agents...............................................   56
         ------------------

11.05.   Notice of Default................................................   56
         -----------------

11.06.   Non-Reliance on Agents and other Banks...........................   57
         --------------------------------------

11.07.   Indemnification..................................................   57
         ---------------

11.08.   Agent in Its Individual Capacity.................................   58
         --------------------------------

11.09.   Successor Agents.................................................   58
         ----------------

11.10    Authorization to Release Liens...................................   58
         ------------------------------

11.11.   The Arranger.....................................................   59
         ------------

11.12    Benefit of Article 11............................................   59
         ---------------------

                                   ARTICLE 12
                                   ----------

        SPECIAL PROVISIONS FOR EURODOLLAR AND CD LOANS; YIELD PROTECTION
        ----------------------------------------------------------------

12.01.   Inadequacy of Pricing............................................   59
         ---------------------

12.02.   Illegality.......................................................   59
         ----------

12.03.   Increased Costs for Loans........................................   60
         -------------------------

12.04.   Effect on Other Loans............................................   60
         ---------------------

12.05.   Payments Not At End of Interest Period...........................   61
         --------------------------------------

12.06.   Capital Adequacy.................................................   61
         ----------------

                                   ARTICLE 13
                                   ----------

                                 MISCELLANEOUS
                                 -------------

13.01.   Amendments, Modifications and Waivers............................   61
         -------------------------------------

13.02.   Accounting Terms and Reports.....................................   63
         ----------------------------

13.03.   Waiver...........................................................   63
         ------

13.04.   Payment of Expenses; Documentary Taxes; Indemnification..........   63
         -------------------------------------------------------

13.05.   Notices..........................................................   64
         -------

13.06.   Governing Law....................................................   65
         -------------

13.07.   Choice of Forum; Consent to Service of Process and Jurisdiction;
         ----------------------------------------------------------------
         Waiver of Rights to Jury Trial...................................   65
         ------------------------------

13.08.   Invalid Provisions...............................................   66
         ------------------

13.09.   Maximum Interest Rate............................................   66
         ---------------------

13.10.   Offset...........................................................   67
         ------

13.11.   Chapter 346......................................................   67
         -----------

13.12.   Entirety.........................................................   67
         --------

13.13.   Headings.........................................................   67
         --------

13.14.   Survival.........................................................   67
         --------

13.15.   Successors and Assigns...........................................   67
         ----------------------

13.16.   Foreign Banks, Participants, and Assignees.......................   69
         ------------------------------------------

13.17.   No Third Party Beneficiary.......................................   70
         --------------------------

13.18.   Acknowledgements.................................................   70
         ----------------

13.19.   Confidentiality..................................................   70
         ---------------

13.20.   Release of Collateral and Guaranty Obligations...................   71
         ----------------------------------------------

13.21.   Multiple Counterparts............................................   71
         ---------------------

13.22.   Notices and Acknowledgment of No Oral Agreements.................   71
         ------------------------------------------------

                           REVOLVING CREDIT AGREEMENT
                           --------------------------

     This REVOLVING CREDIT AGREEMENT (the "Loan Agreement") is entered into as of this 15th day of September, 1999 by and among SUMMER ACQUISITION COMPANY, a Texas corporation (herein called "Company"), each Bank which from time to time becomes a party hereto, LEHMAN BROTHERS INC., as Arranger (herein the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as Administrative Agent for Banks (herein the "Administrative Agent"), CHASE BANK OF TEXAS, N.A. as Syndication Agent for Banks (herein the "Syndication Agent"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent for Banks (herein the "Documentation Agent") and BANK OF AMERICA, WELLS FARGO BANK (TEXAS), N.A., PARIBAS and THE BANK OF NOVA SCOTIA, as Co-Agents for the Banks (herein the "Co-Agents").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Company has requested that Agents and Banks make available to Company a $140,000,000 principal amount senior secured revolving credit facility (as more particularly described herein, the "Facility") to finance, in part, Company's acquisition of the outstanding Capital Stock of Arkoma Holding Corporation, a Delaware Corporation ("Arkoma") pursuant to the Ocean PSA (defined herein) and to develop oil and gas reserves owned by Arkoma;

     WHEREAS, Agents and Banks are willing to make the Facility available on the terms and conditions contained herein;

     WHEREAS, Company has agreed to secure its obligations to Agents and Banks hereunder with, inter alia, a first priority perfected lien and security interest in all tangible and intangible assets of Arkoma and Company, including the oil and gas assets of Arkoma, and Company shall cause Arkoma to execute a guaranty in favor of Agents and Banks on terms acceptable to Agents; and

     WHEREAS, Lehman Brothers Inc. has acted in the capacity of a sole Arranger for Company and Banks in connection with the facility and consummation of the transactions contemplated by this Loan Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:


                                   ARTICLE 1
                                   ---------

                              DEFINITION OF TERMS
                              -------------------


     For the purposes of this Loan Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article 1 or in the section or recital referred to below:

     "Additional Properties":  Section 5.03(b).
      ---------------------

     "Adjusted CD Rate" shall mean on any day thereof the quotient of (a) the CD
      ----------------
Quoted Rate divided by (b) the remainder of 1.00 minus the CD Reserve
            ----------                           -----
Requirement in effect on such day.

     "Adjusted InterBank Rate" shall, with respect to each Interest Period, mean
      -----------------------
on any day thereof the quotient of (a) the InterBank Offered Rate with respect to such Interest Period, divided by (b) the remainder of 1.00 minus the
                         ----------                           -----
Eurodollar Reserve Requirement in effect on such day.

     "Administrative Agent":  The preamble, and as otherwise provided in
      --------------------
Article 11.

     "Advance":  Section 2.01.
      -------

     "Affiliate" of any Person shall mean any Person which, directly or
      ---------
indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the beneficial or record ownership of a majority of the outstanding voting securities or equity interests or by contract or otherwise.

     "Agent" or "Agents":  Administrative Agent, Syndication Agent and
      -----      ------
Documentation Agent, and as otherwise provided in Article 11, but not including any Co-Agents.

     "Applicable Margin" shall mean, (i) with respect to a Floating Base
      -----------------
Borrowing, one and one-half percent (1.50%) and (ii) with respect to a Eurodollar Borrowing, two and one-half percent (2.50%)

     "Arkoma" shall mean Arkoma Holding Corporation, a Delaware corporation, all
      ------
issued and outstanding Capital Stock of which shall be owned by Company upon consummation of the Ocean PSA.

     "Arranger": Lehman Brothers Inc. in its capacity as Advisor, Sole Lead
      --------
Arranger and Sole Book Manager.

     "Assignee":  Section 13.15.
      --------

     "Bank" or "Banks":  The Banks identified on the signature pages hereof, and
      ----      -----
each Assignee which becomes a Bank pursuant to Section 13.15 and their respective successors.

     "Beneficial Owner" shall be determined in accordance with Rules 13d-3 and
      ----------------
13d-5 promulgated by the Security and Exchange Commission under the Securities Exchange Act of 1934 as it may be amended from time to time, or any successor provision thereto, except that a

Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Borrowing":  Section 2.01.
      ---------

     "Borrowing Base":  Section 5.01.
      --------------

     "Borrowing Base Deficiency":  Section 5.06.
      -------------------------

     "Business Day" shall mean any day except a Saturday, Sunday or other day on
      ------------
which commercial banks in New York City or Fort Worth, Texas are authorized by law to close.

     "Capital Lease" shall mean, as of any date, any lease of property, real or
      -------------
personal, which would be capitalized on a balance sheet of the lessee prepared as of such date, in accordance with Generally Accepted Accounting Principles, together with any other lease by such lessee which is in substance a financing lease, including without limitation, any lease under which (i) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into or (ii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

     "Capital Stock" shall mean any and all shares, interests, participations,
      -------------
or equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "CD Quoted Rate" shall mean, the rate of interest determined by
      --------------
Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from Reference Bank of its certificates of deposit in an amount comparable to the then Total Outstandings and having a maturity of three months.

     "CD Reserve Requirement" shall, on any day, mean that percentage (expressed
      ----------------------
as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity of three months and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any changes in the CD Reserve Requirement.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation,
      ------
and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended.

     "Change in Control" shall mean an occurrence where (a) any Person, or any
      -----------------
Persons acting together in a manner which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934 as it may be amended from time to time, or any successor provision thereto, together with any Affiliates thereof, (i) become the Beneficial Owners of Capital Stock of any of the Credit Parties through a purchase, merger or other acquisition transaction, entitling such Person or Persons and its or their Affiliates to exercise more than 50% of the total voting power of all classes of any of the Credit Parties' Capital Stock entitled to vote generally in the election of directors or managers or (ii) shall succeed in having sufficient of its or their nominees who are not supported by a majority of the then current board of directors or managers of any of the Credit Parties elected to the board of directors or managers of any of the Credit Parties such that such nominees, when added to any existing directors or managers remaining on the board of directors or managers of any of the Credit Parties after such election who are Affiliates of or acting in concert with any such Persons, shall constitute a majority of the board of directors or managers of any of the Credit Parties, (b) a plan is adopted relating to the liquidation or dissolution of any of the Credit Parties,
(c) any of the Credit Parties shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person other than a Subsidiary, or any other Person shall consolidate with or merge into any of the Credit Parties (other than, in the case of this clause (c), pursuant to any consolidation or merger where Persons who are Beneficial Owners of any of the Credit Parties' Capital Stock entitled to vote generally in the election of directors or managers immediately prior thereto become the Beneficial Owners of shares of Capital Stock of the surviving corporation entitling such Persons to exercise more than 50% of the total voting power of all classes of such surviving corporation's capital stock entitled to vote generally in the election of directors or persons holding similar positions), (d) LB I Group Inc. or an Affiliate of Lehman Brothers Inc. shall cease to be the Beneficial Owner of at least 50% of the Capital Stock of Company or Parent other than pursuant to a sale, assignment or other disposition of such Capital Stock of Company or Parent to Cross Timbers Trading Company, Cross Timbers Oil Company or an Affiliate thereof or (e) Cross Timbers Trading Company, Cross Timbers Oil Company or an Affiliate thereof shall cease to be the Beneficial Owner of at least 50% of the Capital Stock of Company or Parent.

     "Closing Date" shall mean the date of this Loan Agreement as set forth in
      ------------
the preamble hereof.

     "Co-Agents": The preamble and as otherwise provided herein.
      ---------

     "Collateral Documents":  Section 3.01(e).
      --------------------

     "Commitment" shall mean at any time Banks' commitment to make the Loan and
      ----------
any Borrowing thereunder available to Company in an aggregate amount at any time not to exceed the lesser of (i) the Borrowing Base then in effect or (ii) the Facility Amount. With respect to each Bank, its Commitment shall never exceed its Percentage of the lesser of (i) the Borrowing Base then in effect or (ii) the Facility Amount. The amount of each Bank's Commitment may be terminated or reduced from time to time in accordance with the provisions hereof. The initial Commitment is $140,000,000.

     "Company":  The preamble.
      -------

     "Consequential Loss" shall, with respect to Company's payment of all or any
      ------------------
portion of the then-outstanding principal amount of a Bank's Eurodollar Advance on a day other than the last day of the Interest Period related thereto, mean any loss, cost or expense incurred by such Bank as a result of the timing of such payment or in redepositing such principal amount, including the sum of (i) the interest which, but for such payment, such Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if such Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by such Bank as a result of so redepositing such principal amount plus (ii) any expense or penalty incurred by such Bank on redepositing
       ----
such principal amount.

     "Consolidated Current Assets" shall mean, as of any date, the current
      ---------------------------
assets which would be reflected on a consolidated balance sheet of Company and the Subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, but excluding (i) all accounts receivable in respect of products, goods and/or services which were delivered or performed by Company or any Subsidiary at least 90 days prior to such date (or, with respect to receivables attributable to proceeds of production from the Mineral Properties, periods longer than 90 days if such receivables are otherwise payable in the ordinary course of business at periods longer than 90 days) and any notes receivable due from any Subsidiary, (ii) Intangible Assets, and (iii) assets held primarily for resale other than hydrocarbons severed from the Mineral Properties in the ordinary course of business and gas and other hydrocarbons (including by-products thereof) that are held by Company or Arkoma for resale; provided, further, Company's Consolidated Current Assets shall include an amount equal to the difference, if any, between the Borrowing Base then in effect and the Total Outstandings.

     "Consolidated Current Liabilities" shall mean, as of any date, the current
      --------------------------------
liabilities which would be reflected on a consolidated balance sheet of Company and the Subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, but excluding current maturities of funded Indebtedness of Company and Subsidiaries.

     "Consolidated Interest Expense" shall mean with respect to Company and
      -----------------------------
Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense (including all cash and accrued interest expense) of Company and Subsidiaries for that period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Interest Swap Agreements and Hedge Agreements) payable in connection with the occurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Leases allocable to interest expense, but excluding all interest expense (including all cash and accrued interest expense) of Company and Subsidiaries paid or payable to Parent or any Affiliate of Parent for that period, and (b) capitalized interest of Company and Subsidiaries on a consolidated basis, in each case determined according to Generally Accepted Accounting Principles.

     "Consolidated Net Income" shall mean, with respect to any period, the
      -----------------------
consolidated net earnings (after income taxes) of Company and the Subsidiaries for such period, determined in accordance with Generally Accepted Accounting Principles.

     "Consolidated Net Worth" shall mean, as of any date, the excess of all
      ----------------------
assets of Company and the Subsidiaries, exclusive of Intangible Assets, over the aggregate of the Indebtedness of Company and the Subsidiaries.

     "Controlled Group" shall mean (i) the controlled group of corporations as
      ----------------
defined in Section 1563 of the United States Internal Revenue Code of 1954, as amended, or (ii) the group of trades or businesses under common control as defined in Section 414(c) of the United States Internal Revenue Code of 1986, as amended, of which Company is a part or may become a part.

     "Conversion Date":  Section 2.02(c).
      ---------------

     "Credit Parties" shall mean, collectively, Company, Arkoma and Parent.
      --------------

     "Determination Date" shall mean each April 15 and October 15 (but excluding
      ------------------
October 15, 1999).

     "Dividends", in respective of any corporation, shall mean:
      ---------

          (1) Cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class; and

          (2) Any and all funds, cash or other payments in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

     "Documentation Agent":  The preamble, and as otherwise provided in
      -------------------
Article 11.

     "Dollars" and the sign "$" shall mean lawful currency of the United States
      -------                -
of America.

     "EBITDA"  shall mean, for any period, Consolidated Net Income for that
      ------
period, plus, without duplication and to the extent deducted from revenues in
        ----
determining Consolidated Net Income for that period, (a) the aggregate amount of Consolidated Interest Expense for that period, (b) the aggregate amount of income tax expense (either paid or deferred) for that period, (c) all amounts attributable to depreciation, depletion and amortization for that period and (d) all non-cash, extraordinary expenses during that period and minus, without
                                                            -----
duplication and to the extent added to revenues in determining Consolidated Net Income for that period, all non-cash, extraordinary income during that period, in each case determined according to Generally Accepted Accounting Principles.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended, together with all regulations issued pursuant thereto.

     "Environmental Laws" shall mean CERCLA, RCRA and any other applicable laws,
      ------------------
statutes, regulations, judicial interpretations, ordinances, rules, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other government restriction of the United States or any state where the Mineral Properties are located or any other Governmental Authority having jurisdiction over Company or the Subsidiaries or any of their respective properties or assets, pertaining to health or the environment, as they now exist or are hereafter enacted and/or amended, including, without limitation, those matters relating to the emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

     "Eurodollar Advance" shall mean any principal amount under a Note with
      ------------------
respect to which the interest rate is calculated by reference to the Adjusted Interbank Rate for a particular Interest Period.

     "Eurodollar Borrowing" shall mean any Borrowing composed of Eurodollar
      --------------------
Advances.

     "Eurodollar Business Day" shall mean a Business Day on which dealings in
      -----------------------
Dollars are carried out in the London interbank market.

     "Eurodollar Reserve Percentage" shall mean, for any day, that percentage
      -----------------------------
(expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "Event of Default":  Article 10.
      ----------------

     "Excess Interest Amount":  Section 4.03(b).
      ----------------------

     "Facility Amount" shall mean, on any date, $140,000,000.
      ---------------

     "FDIC Percentage" shall mean for any Interest Period the net annual
      ---------------
assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) actually incurred by Morgan Guaranty Trust Company of New York to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of Morgan Guaranty Trust Company of New York in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the
                     --------
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by Administrative Agent.

     "Floating Base Advance" shall mean any principal amount under a Note with
      ---------------------
respect to which the interest rate is calculated by reference to the Floating Base Rate.

     "Floating Base Borrowing" shall mean any Borrowing composed of Floating
      -----------------------
Base Advances.

     "Floating Base Rate" shall mean, for any day, a rate per annum equal to the
      ------------------
higher of (i) the Prime Rate for such day, (ii) the sum of (a) the Adjusted CD Rate in effect for such day plus (b) the FDIC Percentage in effect on such day plus (c) one-percent (1.0%) or (iii) the sum of 1/2 of one percent (0.5%) plus the Federal Funds Rate for such day.

     "G&A Expenses" shall mean, for any period, all costs and expenses incurred
      ------------
by Company, Arkoma or any Subsidiary during such period that are considered or determined to be "general and administrative" expenses according to Generally Accepted Accounting Principles, including without limitation (i) bookkeeping, entertainment, office rent and other office expenses, salaries and other compensation expenses of employees, officers and directors and other administrative and similar expenses, secretarial, telephone, travel, utilities, but only to the extent that any of such items of expense are typically not included in a Reserve Report as "Direct Charges" under the Accounting Procedure Recommended by the Council of Petroleum Accountant Societies applicable to any of the Mineral Properties and (ii) management fees and reimbursements of costs and expenses that are paid to Cross Timbers Oil Company or its Affiliate pursuant to the management agreement referred to in Section 9.06.

     "Generally Accepted Accounting Principles" shall mean those generally
      ----------------------------------------
accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Company and the Subsidiaries, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may so be changed on or as of the date such change is adopted.

     "Governmental Authority" shall mean any government (or any political
      ----------------------
subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Company or any Subsidiary or any of its or their business, operations or properties.

     "Guaranty" of any Person shall mean any contract, agreement or
      --------
understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation agreements:

     (1) to purchase such Indebtedness or any property constituting security therefor;

     (2) to advance or supply funds (a) for the purchase or payment of such Indebtedness, or (b) to maintain working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness;

     (3) to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness; or

     (4) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof; except that "Guaranty" shall not
                                         ------ ----
include the endorsement by Company or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

     "Hedge Agreement" shall mean any commodity pricing agreement, forward sale,
      ---------------
"price swap" agreement or commodity rate-shifting agreement or similar agreement or contractual relationship between Company or any Subsidiary and any Person (including any Bank) pursuant to which Company, with the intent to reduce or eliminate the risk of fluctuations in the price of crude oil, natural gas or other hydrocarbons, holds a position in the price of any quantity of crude oil, natural gas or other hydrocarbons to be produced from the Mineral Properties such that the price derived from the first sale of any quantity of oil, gas or other hydrocarbons produced from the Mineral Properties is established prior to the actual production of such oil, gas or other hydrocarbons; provided, however, that a Hedge Agreement shall not include any monthly spot sales of Company's gas production from the Mineral Properties that occur in the ordinary course of its business. A Hedge Agreement shall also include the option of Company or any Subsidiary to buy or sell a Hedge Agreement.

     "Indebtedness" with respect to any Person shall mean as of any date, all
      ------------
liabilities and contingent liabilities which would be reflected on a balance sheet and related notes thereto of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, including without limitation: (i) all obligations for money borrowed; (ii) all obligations under conditional sale or other title retention agreements and all obligations issued or assumed as full or partial payment for property, whether or not any such obligations represent obligations for borrowed money; (iii) all indebtedness secured by a lien existing on property owned or acquired by such Person subject to any such lien, whether or not the obligations secured thereby shall have been assumed; (iv) all obligations, direct or indirect, to any joint venture, partnership or other entity of which such Person is a member; (v) all obligations under any Guaranty, note purchase agreement and other document having similar effect; (vi) all obligations for accounts payable or trade credit; (vii) indebtedness of any joint venture, partnership or other Person for which such Person is directly or indirectly liable; (viii) all obligations under any Capital Lease, operating lease or any other leases only to the extent such leases would be treated as indebtedness in accordance with Generally Accepted Accounting Principles;
(ix) all obligations under an Interest Swap Agreement; and (x) all obligations under a Hedge Agreement.

     "Intangible Assets" of any Person shall mean those assets of such Person
      -----------------
which are (i) deferred assets, other than prepaid insurance and prepaid taxes;
(ii) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with Generally Accepted Accounting Principles; (iii) unamortized debt discount and expense; and (iv) assets located, and notes and receivables due from obligors domiciled, outside of the United States of America.

     "Interbank Offered Rate" shall mean, with respect to each Interest Period,
      ----------------------
the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to the Reference Bank in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Advance of the Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "Interest Period" shall mean, with respect to a Eurodollar Advance, a
      ---------------
period commencing:

          (i) on the borrowing date of such Eurodollar Advance made pursuant to Section 2.01 of this Loan Agreement; or

          (ii) on the Conversion Date pertaining to such Eurodollar Advance, if such Eurodollar Advance is made pursuant to a conversion as described in Section 2.02(c) hereof; or

          (iii) on the date of borrowing specified in the Request for Borrowing in the case of a rollover to a successive Interest Period,

and ending one, two, three or six months thereafter (in the case of a Eurodollar Advance) as Company shall elect in accordance with Section 2.02(c) of this Loan Agreement; provided, that:

          (A) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month in which
- ------
case such Interest Period shall end on the next preceding Eurodollar Business
Day;

          (B) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month or at the end of such Interest Period) shall, subject to clause (A) above, end on the last Eurodollar Business Day of a calendar month;

          (C) if the Interest Period for any Eurodollar Advance would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date; and

     "Interest Swap Agreement" shall mean an agreement between Company and any
      -----------------------
Person (including any Bank) pursuant to which, with the intent to protect against fluctuations in interest rates or the exchange of notional interest obligations, either generally or under certain circumstances, such Persons agree to exchange a series of cash flows or revenues measured by different interest rates, and includes agreements providing for the exchange of a fixed rate of interest for a floating rate of interest and vice versa, one floating rate of interest for another floating rate of interest or fixed rate of interest in one currency for a floating rate of interest in another currency.

     "Investment" in any Person shall mean any investment, whether by means of
      ----------
share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

     "Letters-in-Lieu":  Section 3.02.
      ---------------

     "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge,
      ----
encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

     "Loan" and "Loans":  Section 2.01(a).
      ----       -----

     "Loan Agreement":  The preamble.
      --------------

     "Loan Papers" shall mean this Loan Agreement, the Notes (including any
      -----------
renewals, extensions and refundings thereof), the Guaranty of Arkoma, the Collateral Documents, that certain Commitment Letter dated August 12, 1999 among Arranger, Agents, Lehman Brothers Inc., Cross Timbers Oil Company and Redwine Holdings LLC and that certain Fee Letter dated August 12, 1999 among Arranger, Agents, Lehman Brothers Inc., Cross Timbers Oil Company and Redwine Holdings LLC and any agreements, certificates or documents (and with respect to this Loan Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement.

     "Majority Banks" shall mean, at any time, Banks holding Notes representing
      --------------
at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Loan, or if no Loans are at the time outstanding, Banks having at least sixty-six and two-thirds percent (66-2/3%) of the Commitment.

     "Material Adverse Effect" means any circumstance, development or event
      -----------------------
which (i) could reasonably be expected to have or has had any adverse effect whatsoever upon the validity or enforceability of any Loan Papers or the rights or remedies of Administrative Agent, any Agent or Banks hereunder, (ii) is or could reasonably be expected to be material and adverse to the financial condition or business operations of any of the Credit Parties, taken as a whole,
(iii) has impaired or could reasonably be expected to impair the ability of any of the Credit Parties to perform any of its material obligations or substantially all of its obligations under the Loan Papers, (iv) causes an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default or (v) has or could reasonably be expected to have a material adverse affect on the transaction contemplated by or to be consummated under the Ocean PSA.

     "Maturity Date: shall mean September 15, 2001.
      -------------

     "Maximum Rate" shall mean, on any day, the highest nonusurious rate of
      ------------
interest (if any) permitted by applicable law on such day. Banks hereby notify Company that, and disclose to Company that, for purposes of Chapter 303 of the Texas Finance Code, as supplemented by Texas Credit Title, as it may from time to time be amended, the applicable ceiling shall be the "weekly ceiling" from time to time in effect as specified in such Chapter 303; provided, however, that to the extent permitted by applicable law, Banks reserve the right to change the applicable ceiling from time to time by further notice and disclosure to Company; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Loan Agreement and the Notes shall not be limited to the applicable ceiling under the Texas Finance Code, as supplemented by Texas Credit Title, if federal laws or other state laws now or hereafter in effect and applicable to this Loan Agreement, and the Notes (and the interest contracted for, charged and collected hereunder or thereunder) shall permit a higher rate of interest.

     "Mineral Properties" shall mean, as of any date, Company's and Arkoma's
      ------------------
interest in and to (i) oil, gas and/or mineral leases, royalty and overriding royalty interests, production payments, net profits interests and mineral fee interests, (ii) unitization, communitization and pooling arrangements (and all properties covered and units created thereby), whether arising by contract or operation of law, which include all or any part of the foregoing, (iii) lands subject to any of the foregoing, (iv) equipment, fixtures, rights-of-way, easements, goods, chattels, accounts, accounts receivable, contract rights, chattel paper, general intangibles, and other items of personal property related to, located on or used in connection with the foregoing; and (v) processing facilities, pipelines, salt water disposal wells and facilities, transportation rights and facilities, and other equipment, machinery, rights or facilities related to or used in connection with the marketing, transporting, producing, processing, or gathering of oil, gas or hydrocarbons.

     "Mortgaged Properties" shall mean the Mineral Properties now or hereafter
      --------------------
mortgaged by Arkoma under the Collateral Documents, as such oil and gas properties and mineral interests are described in the Collateral Documents and in any instruments and documents amending and supplementing Collateral Documents and in the respective exhibits to each thereof.

     "New Collateral Properties":  Section 5.06.
      -------------------------

     "Notes" shall mean the Notes executed by Company and delivered to Banks
      -----
pursuant to the terms of this Loan Agreement, together with any renewals, extensions or modifications thereof. "Note" shall mean any of the Notes.

     "Obligation" shall mean all present and future indebtedness, obligations,
      ----------
and liabilities of Company to Banks or any of them, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Loan Agreement or represented by the Notes, and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Company evidenced or arising pursuant to any of the other Loan Papers, and all renewals and extensions thereof, or part thereof or any Interest Swap Agreement between Company and any Bank or Banks that involves the swap or exchange of interest rates under this Loan Agreement or any Hedge Agreement between Company and any Bank or Banks.

     "Ocean PSA" shall mean that certain Purchase and Sale Agreement dated
      ---------
July 30, 1999, by and between Seagull Energy E&P, Inc., as Seller, and Cross Timbers Oil Company, as Buyer, and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time, pursuant to which, among other things, (i) certain Mineral Properties will be conveyed and transferred to Arkoma and (ii) Company shall acquire all of the issued and outstanding Capital Stock of Arkoma.

     "Other Taxes":  Section 4.08.
      -----------

     "Parent" shall mean Whitewine Holding Company, a Texas corporation formed
      ------
pursuant to the Parent Ownership Documents (the Capital Stock in which will be owned 50% by LB I Group Inc. and 50% by Cross Timbers Trading Company), and which is the owner and holder of 100% of the Capital Stock of Company.

     "Parent Ownership Documents" shall mean collectively, (i) that certain
      --------------------------
Shareholders Agreement among Parent, LB I Group Inc. and Cross Timbers Trading Company (pursuant to which, among other things, Cross Timbers Trading Company and LB I Group Inc. shall have each acquired a 50% equity interest in Parent and LB I Group Inc. will fund as its initial capital contribution at least $100,000,000 and Cross Timbers Trading Company will fund as its initial capital contribution Capital Stock of Cross Timbers Oil Company and Capital Stock of publicly traded energy companies collectively having a fair market value determined in accordance with the Parent Ownership Documents of at least $100,000,000), (ii) the Put and Call Agreement between Cross Timbers Oil Company and LB I Group Inc. pursuant to which Cross Timbers Oil Company has the option to require LB I Group Inc. to sell to Cross Timbers Oil Company LB I Group Inc.'s Capital Stock in Parent and LB I Group Inc. has the option to require Cross Timbers

Oil Company to purchase from LB I Group Inc. LB I Group Inc.'s Capital Stock in Parent, (iii) that certain Assignment of Rights Under Purchase and Sale Agreement to Summer Acquisition Company pursuant to which Cross Timbers Oil Company has transferred its rights in, to and under the Ocean PSA to Company, and (iv) any other agreements between or among Cross Timbers Oil Company and Lehman Brothers Inc and any Affiliates thereof concerning the ownership, formation, capitalization and/or shareholders' investment in Parent.

     "Participant":  Section 13.15.
      -----------

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any
      ----
successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

     "Percentage" shall mean, with respect to any Bank, such Bank's
      ----------
proportionate share of the Commitment in effect from time to time, as set forth in Schedule I hereto.

     "Permitted Liens" shall mean, as of any date: (i) pledges or deposits made
      ---------------
to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation), unemployment insurance, pensions or social security programs; (ii) contractual liens for the benefit of operators of the Mineral Properties, but only to the extent that such operators are not asserting a claim or right to exercise their rights under such contractual liens, except for such claims and rights of operators which Company contests in good faith and for which adequate reserves are maintained according to Generally Accepted Accounting Principles; (iii) liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's and other like liens arising in the ordinary course of business; (iv) liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (v) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties as other similar charges; (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of real property for the uses intended, and none of which is violated in any material respect by existing or proposed structures or land use; (vii) the terms and provisions of the leases, assignments, unit agreements and other instruments of conveyance or transfer applicable to or affecting the Mineral Properties; (viii) the terms and provisions of the assignments and other title transfer documents under which Arkoma or Company acquired the Mineral Properties including any right retained by a predecessor in title of Arkoma or Company to purchase hydrocarbons produced therefrom; (ix) any inconsequential, insignificant or immaterial liens or encumbrances against any Mineral Property which does not interfere with or impair Arkoma's or Company's ownership of, or right or ability to receive proceeds of production from, such property, and which, singularly or collectively with other inconsequential, insignificant or immaterial liens or encumbrances, do not result in a Material Adverse Effect on Arkoma, Company or any Subsidiary, (x) Liens on gas compressors that (a) are granted under gas compressor leases in effect as of the Closing Date in which Company,

Arkoma or a Subsidiary is a lessee and any substitutions of or replacements to such compressor leases and (b) are granted under such additional gas compressor leases in which Company, Arkoma or a Subsidiary is a lessee in which the total funding amount thereunder does not exceed $5,000,000 per calendar year (with the term "funding amount" meaning the lessor's cost of the gas compressors that are subject to the applicable lease agreement as set forth in such agreement); provided, however, that the lease and rental payments respecting the compressor lease agreements permitted under this sub-clause (x) shall be included in the operating expenses reflected in the Reserve Reports, (xi) the Collateral Documents, and (xii) any other liens or encumbrances to which Majority Banks agree in writing.

     "Person" shall include an individual, a corporation, a joint venture, a
      ------
partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     "Plan" shall mean an employee benefit plan or other plan maintained by
      ----
Company for employees of Company and/or its Subsidiaries and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1954, as amended.

     "Prime Rate" means the rate of interest publicly announced by Morgan
      ----------
Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "Quarterly Period" shall mean each three-month period(s) commencing on the
      ----------------
first day of January, April, July and October, and ending on the last day of each March, June, September and December, respectively.

     "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as
      ----
amended by the Used Oil Recycling Act of 1980, the Hazardous and Solid Waste Disposal Act Amendments of 1984 and the Hazardous and Solid Waste Amendments of 1984.

     "Reference Bank" shall mean Morgan Guaranty Trust Company of New York and
      --------------
with respect to a Eurodollar Borrowing, Reference Bank shall refer to the principal London office, if any, of the Reference Bank or its Affiliates.

     "Register":  Section 4.01(b).
      --------

     "Regulation D" shall mean Regulation D of the Board of Governors of the
      ------------
Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" shall mean Regulation U promulgated by the Board of
      ------------
Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

     "Regulation X" shall mean Regulation X promulgated by the Board of
      ------------
Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

     "Reportable Event" shall have the meaning assigned to that term in Title IV
      ----------------
of ERISA.

     "Request for Borrowing":  Section 2.02(a).
      ---------------------

     "Reserve Report" means an engineering analysis of the Mineral Properties
      --------------
delivered by Company pursuant to Section 5.02, Section 5.03, Section 5.06 or
Section 8.01(c), in each case prepared in accordance with customary practices of the petroleum engineering industry and as otherwise provided in Section 5.07.

     "Rollover Notice":  Section 2.02(c).
      ---------------

     "Speculative Trading" shall mean the holding by Arkoma, Company or any
      -------------------
Subsidiary of a position in, or forward sale respecting, any derivative or commodity transaction, excluding any transaction respecting the physical sale, storage, transportation or marketing of oil, gas or other hydrocarbons produced from the Mineral Properties, the hedging of Arkoma's or Company's position in oil, gas or other hydrocarbons produced from the Mineral Properties or any portion thereof pursuant to a Hedge Agreement, but only to the extent that such Hedge Agreement is permitted under Section 9.18 hereof. Speculative Trading shall also include any Interest Swap Agreement that is entered into for speculative purposes and not for the purpose of protecting against fluctuations in interest rates or the exchange of notional obligations, either generally or under specific circumstances.

     "Subsidiary" or "Subsidiaries" shall mean Arkoma and any and all other
      ----------      ------------
corporations, partnerships, joint ventures, business trusts or other legal entities in which Company, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of a majority of the outstanding voting securities or equity interests therein.

     "Syndication Agent":  The preamble, and as otherwise provided in
      -----------------
Article 11.

     "Taxes":  Section 4.08.
      -----

     "Temporary Cash Investment" shall mean any Investment in (i) direct
      -------------------------
obligations of the United States of America or any agency thereof, or obligations fully guaranteed by the United States of America or any agency thereof, provided that such obligations mature within 360 days of the date of acquisition thereof, (ii) commercial paper rated in the highest grade by two or more national credit rating agencies and maturing not more than 270 days from the date of creation thereof, and (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any United States bank having capital surplus and undivided profits aggregating at least $1,000,000,000.

     "Total Outstandings" shall mean, at any date, the aggregate of the
      ------------------
principal amount of, and accrued interest which is overdue and unpaid in respect of, the Loan.

     Other Definitional Provisions.
     -----------------------------

          (a) All terms defined in this Loan Agreement shall have the above-defined meanings when used in the Notes or any Loan Papers, certificate, report or other document made or delivered pursuant to this Loan Agreement, unless the context therein shall otherwise require.

          (b) Defined terms used herein in the singular shall import the plural and vice versa.

          (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.


                                   ARTICLE 2
                                   ---------

                           THE REVOLVING CREDIT LOANS
                           --------------------------

     2.01.  Revolving Loan Commitments.
            --------------------------

            (a) Revolving Loan Commitments.  Subject to the terms and conditions
                --------------------------
of this Loan Agreement, each Bank severally agrees to extend to Company, from the date hereof through the term of this Loan Agreement, a revolving line of credit which shall not exceed at any one time outstanding such Bank's Percentage of the lesser of: (i) the Borrowing Base in effect and as redetermined from time to time, or (ii) the Facility Amount. No Bank shall be obligated to make any Loan if, after giving effect thereto, the Total Outstandings exceed the lesser of (i) the Borrowing Base then in effect or (ii) the Facility Amount.

     The Commitment shall never exceed the Borrowing Base then in effect. Provided, however, if, upon the redetermination of the Borrowing Base, the Borrowing Base exceeds the Commitment then in effect, the Commitment may be increased to an amount (that shall not exceed the Borrowing Base as redetermined) which all Banks shall, in their sole discretion, approve in writing, following a request from Company for such increase, but the Commitment shall never exceed the Facility Amount. Banks shall have no obligation to increase the Commitment. The initial Commitment is $140,000,000 until redetermined according to Section 5.02, 5.03 or 5.04 hereof. The Loan may from time to time be (i) Floating Base Borrowings or (ii) Eurodollar Borrowings as selected by Company and notified to Administrative Agent according to Section
2.02 hereof.

     Within the limits of this Section 2.01, Company may borrow, prepay pursuant to Section 4.02 hereof and reborrow under this Section 2.01. Each Borrowing pursuant to this Section 2.01 shall be funded ratably by Banks in proportion to their respective Percentages. Each Advance made by a Bank hereunder is herein called an "Advance"; all Advances made by a Bank hereunder are herein collectively called a "Loan;" the aggregate unpaid principal balance of all Advances made by Banks hereunder are herein collectively called the "Loans;" and the combined Advances made by Banks on any given day are herein collectively called a "Borrowing."

            (b) Reduction of Commitment.  Company shall have the right, upon
                -----------------------
three (3) Business Days' prior written notice to Administrative Agent, to terminate or to permanently reduce the unborrowed portion of the Commitment, in whole or in part (provided any partial reduction shall be in the minimum amount of $10,000,000 or any integral multiple of $1,000,000), effective on the first day of any Quarterly Period hereafter. Each partial reduction of the Commitment shall ratably reduce each Bank's Commitment. There shall be no termination or permanent reduction to any borrowed portion of the Commitment unless such termination or reduction is accompanied by a mandatory prepayment on the Loan in an amount that will cause the Total Outstandings to not exceed the Commitment as reduced.

            (c) Commitment Fee.  In addition to the payments provided for in
                --------------
Article 4 hereof, Company shall pay to Administrative Agent for the account of each Bank, on the first day of each Quarterly Period, a revolving credit loan commitment fee at the rate of one-half percent (0.5%) per annum on the average daily amount of such Bank's Commitment which was unused during the immediately preceding Quarterly Period. The commitment fees payable hereunder shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

            (d) Use of Proceeds.  The proceeds of the Loan shall be used (i) to
                ---------------
finance, in part, Company's acquisition of the Capital Stock of Arkoma pursuant to the terms of the Ocean PSA, provided, however, that the Loan proceeds used for such purpose shall not exceed $136,000,000 plus such other increases to the purchase price on account of closing or post-closing adjustments according to the Ocean PSA that are reasonably satisfactory to Agents, (ii) for the payment of capital expenditures, drilling costs and other expenses incurred by Arkoma in the further development of the Mineral Properties, (iii) to purchase additional Mineral Properties and (iv) for working capital and general corporate purposes of Company, Arkoma and its Subsidiaries, but only to the extent that the use of proceeds for such purposes would be permitted under the terms of this Loan Agreement.

     2.02.  Manner of Borrowing.
            -------------------

            (a) Request for Borrowing.  Each request by Company to
                ---------------------
Administrative Agent for a Borrowing under Section 2.01 hereof (a "Request for Borrowing") shall specify the aggregate amount of such requested Borrowing, the requested date of such Borrowing, and, when the request for Borrowing specifies a Eurodollar Borrowing, the Interest Period which shall be applicable thereto. Company shall furnish to Administrative Agent the Request for Borrowing at least three (3) Eurodollar Business Days prior to the requested Eurodollar Borrowing date (which must be a Eurodollar Business Day). A Floating Base Borrowing may be made the same date on which a Request for Borrowing is received by Administrative Agent. Any such Request for Borrowing shall: (i) in the case of a Floating Base Borrowing, be in the form attached hereto as Exhibit "B", and (ii) in the case of a Eurodollar Borrowing, be in the form attached hereto as Exhibit "C". Each Borrowing shall be in an aggregate principal amount of $5,000,000 or any integral multiple of $1,000,000. Any Request for Borrowing received by

Administrative Agent after 12:00 noon (New York City time) on any Business Day shall be deemed to have been received on the next succeeding Business Day.

          Prior to making a Request for Borrowing, Company may (without specifying whether the anticipated Borrowing shall be a Floating Base Borrowing or Eurodollar Borrowing) request that Administrative Agent provide Company with the most recent InterBank Offered Rate available to Reference Bank. Administrative Agent shall provide such quoted rates to Company on the date of such request.

          Each Request for Borrowing shall be irrevocable and binding on Company and, in respect of the Borrowing specified in such Request for Borrowing, Company shall indemnify each Bank against any cost, loss or expense incurred by such Bank as a result of any failure to fulfill, on or before the date specified for such Borrowing, the conditions to such Borrowing set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          After receiving a Request for Borrowing in the manner provided herein, Administrative Agent shall promptly notify each Bank by telephone (confirmed immediately by telex, telecopy or cable), telecopy, telex or cable of the amount of the Borrowing and such Bank's pro rata share of such Borrowing, the date on which the Borrowing is to be made, the interest option selected and, if applicable, the Interest Period selected.

          (b) Funding.  Each Bank shall, before 1:00 P.M. (New York City time)
              -------
on the date of such Borrowing specified in the notice received from Administrative Agent pursuant to Section 2.02(a), deposit such Bank's ratable portion of such Borrowing in immediately available funds to an account maintained by Administrative Agent as designated by Administrative Agent. Upon fulfillment of all applicable conditions set forth herein and after receipt by Administrative Agent of such funds, Administrative Agent shall pay or deliver such proceeds to or upon the order of Company at the principal office of Administrative Agent in immediately available funds. The failure of any Bank to make any Advance required to be made by it hereunder shall not relieve any other Bank of its obligation to make its Advance hereunder. If any Bank shall fail to provide its ratable portion of such funds and if all conditions to such Borrowing shall have apparently been satisfied, Administrative Agent will make available such funds as shall have been received by it from the other Banks, in accordance with this Section 2.02(b). Neither Administrative Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder. In the event of any failure by a Bank to make an Advance required hereunder, the other Banks may (but shall not be required to) purchase (on a pro rata basis, according to their respective Percentages) such Bank's Note. Upon the failure of a Bank to make an Advance required to be made by it hereunder, Administrative Agent may, in its sole discretion, attempt to obtain one or more banks, acceptable to Banks, to replace such Bank, but neither Administrative Agent nor any other Bank shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for such Bank.

          Unless Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to Administrative Agent such Bank's ratable portion of such Borrowing, Administrative Agent may assume that such Bank has made such portion available to Administrative Agent on the date of such Borrowing in accordance with Section 2.02(b) and Administrative Agent may, in reliance upon such assumption, make available to or on behalf of Company on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to Administrative Agent, such Bank and Company severally agree to repay to Administrative Agent forthwith on demand such corresponding amount together with interest at the Federal Funds Rate, for each day from the date such amount is made available to or on behalf of Company until the date such amount is repaid to Administrative Agent, at the rate per annum equal to the rate applicable to the Borrowing in question. If such Bank shall repay to Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Loan Agreement.

          (c) Selection of Interest Option.  Upon making a Request for Borrowing
              ----------------------------
under Section 2.02(a) hereof, Company shall advise Administrative Agent as to whether the Borrowing shall be (i) a Eurodollar Borrowing, in which case Company shall specify the applicable Interest Period therefor, or (ii) a Floating Base Borrowing. At least two (2) Eurodollar Business Days (which notice shall be delivered to Administrative Agent not later than 12:00 noon, New York City time) prior to the termination of each Interest Period with respect to a Eurodollar Borrowing (whether such termination occurs before or after the Maturity Date) Company shall give Administrative Agent written notice (the "Rollover Notice") of the interest option which shall be applicable to such Borrowing upon the expiration of such Interest Period. If Company shall specify that such Borrowing shall be a Eurodollar Borrowing, such Rollover Notice shall also specify the length of the succeeding Interest Period selected by Company with respect to such Advance. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Administrative Agent. If the required Rollover Notice shall not have been timely received by Administrative Agent prior to the expiration of the then-relevant Interest Period, then Company shall be deemed to have elected to have such Borrowing be a Floating Base Borrowing. With respect to any Floating Base Borrowing, Company shall have the right, on any Business Day or Eurodollar Business Day as the case may be (a "Conversion Date") to convert such Floating Base Borrowing to a Eurodollar Borrowing by giving Administrative Agent a Rollover Notice of such selection at least two (2) Business Days or Eurodollar Business Days (which notice shall be delivered to Administrative Agent not later than 12:00 noon, New York City time), as the case may be, prior to such Conversion Date.

          Notwithstanding anything to the contrary contained herein, Company shall have no right to request a Eurodollar Borrowing if the interest rate applicable thereto under Section 2.03 hereof would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Eurodollar Borrowing.

     2.03.  Interest Rate.
            -------------

            (a) Floating Base Advance.  The unpaid principal of each Floating
                ---------------------
Base Advance shall bear interest from the date of advance until paid at a rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate or (b) the sum of the Floating Base Rate in effect from day to day plus the Applicable Margin.

            (b) Eurodollar Advance.  The unpaid principal of each Eurodollar
                ------------------
Advance (inclusive of any rollover of or conversion to a Eurodollar Borrowing) shall bear interest from the date of advance until paid at a rate per annum which shall from day to day be equal to the lesser of (i) the Maximum Rate or
(ii) the sum of the Adjusted InterBank Rate for the Interest Period in effect plus the Applicable Margin.

            (c) Default Rate.  Any overdue principal of and, to the extent
                ------------
permitted by law, overdue interest on any Borrowing (after giving effect to all grace periods) shall bear interest payable on demand, for each day until paid at a rate per annum equal to the lesser of (i) the sum of the Floating Base Rate plus the Applicable Margin plus 2% or (ii) the Maximum Rate.

     2.04.  Borrowing Base Increase Fee.  Company shall pay to Administrative
            ---------------------------
Agent, for the account of all Banks, an additional fee upon each subsequent increase to the Borrowing Base that is agreed to by Banks according to Section 2.01(a) and Article 5 hereof in an amount that is agreed to between Company and Banks as a condition precedent to the increase to the Borrowing Base by Banks.

     2.05  Up-Front Fees.  At the Closing Date, Company shall pay to
           -------------
Administrative Agent the fee that is required to be paid by Company to Agents pursuant to that certain fee letter agreement dated August 12, 1999 among Company, Agents and Arranger.

     2.06  Maximum Number of Eurodollar Borrowings.  All Eurodollar Borrowings,
           ---------------------------------------
including rollovers of Eurodollar Borrowings and conversions to Eurodollar Borrowings, shall be made in such manner that, after giving effect thereto, there are no more than six (6) Interest Periods applicable to outstanding Eurodollar Borrowings in effect at any time; provided, however, that more than
                                             --------  -------
six (6) such Interest Periods applicable to outstanding Eurodollar Borrowings may be permitted to be in effect with the prior approval of Administrative Agent.


                                   ARTICLE 3
                                   ---------

                                    SECURITY
                                    --------


     3.01.  Liens and Security Interests.
            ----------------------------

            (a) Mineral Properties.  To secure performance by Company of the
                ------------------
payment of the Notes and the Obligation, Company shall cause Arkoma to grant to Administrative Agent (for the benefit of Banks) a first priority security interest in and only Lien (except for Permitted Liens) on such Mineral Properties of Arkoma that consist of not less than eighty percent (80%) of the Borrowing Base value assigned to all Mineral Properties of Arkoma and the oil, gas and mineral production therefrom or attributable thereto, and in all operating agreements and oil or gas purchase contracts (now existing or hereafter arising) relating to such Mineral Properties and in related personal properties, fixtures and other properties (such Mineral Properties that are pledged to secure the Obligation as provided in this Section 3.01(a) (and in Sections 3.03, 5.03,

5.06 and 8.20 herein) are sometimes referred to herein collectively as the "Mortgaged Properties.").

            (b) Other Properties.  To secure performance by Company of the
                ----------------
payment of the Notes and the Obligation, Company shall, and Company shall cause Arkoma to, grant to Administrative Agent (for the benefit of Banks) a first priority security interest and only Lien (except for Permitted Liens) on all other tangible and intangible assets and properties of Company and Arkoma (including without limitation, intellectual property, real property (other than Mineral Properties) and accounts receivable).

            (c) Pledge of Capital Stock of Arkoma. As additional security for
                ---------------------------------
the performance by Company of the payment of the Notes and the Obligation, Company shall grant to Administrative Agent (for the benefit of Banks) a first priority security interest in and only Lien (other than Permitted Liens) in all of the issued and outstanding Capital Stock of Arkoma, such pledge to include the delivery to Administrative Agent (for the benefit of Banks) the certificates representing the shares of Capital Stock of Arkoma pledged pursuant to the pledge agreement, together with an undated stock power for each such certificate executed in blank by Company.

            (d) Pledge of Capital Stock of Company.  As additional security for
                ----------------------------------
the performance by Company of the payment of the Notes and the Obligation, Company shall cause Parent to grant to Administrative Agent (for the benefit of Banks) a first priority security interest in and only Lien (other than Permitted Liens) in all of the issued and outstanding Capital Stock of Company, such pledge to include the delivery to Administrative Agent (for the benefit of Banks) the certificates representing the shares of Capital Stock of Company pledged pursuant to the pledge agreement, together with an undated stock power for each such certificate executed in blank by Parent.

            (e) Collateral Documents.  All Liens on the Mortgaged Properties,
                --------------------
the other assets and properties of Company and Arkoma and the Capital Stock of Arkoma and Company shall be granted pursuant to, and more fully described in, mortgages, deeds of trust, pledge agreements, deeds of trust, assignments of production, security agreements, financing statements, pledge agreement, collateral assignments, and other documents in form and substance acceptable to Administrative Agent (all of the forgoing, together with the Letters in Lieu, is herein collectively called the "Collateral Documents").

     3.02.  Assignment of Production; Letters in Lieu; and Power of Attorney. To
            ----------------------------------------------------------------
further secure the performance by Company of the payment of the Notes and Obligation, Arkoma shall execute certain forms, authorizations, documents and instruments (herein collectively referred to as "Letters in Lieu"), instructing that pipeline companies, operators and other purchasing (or acting as agents for, or making payments on behalf of, those purchasing) the oil, gas and other minerals produced or to be produced from, or relating to, the Mortgaged Properties, to deliver to a post office box number specified by Administrative Agent (for the benefit of Banks) all royalties, production payments, checks, cash, proceeds and monies now or hereafter payable on account of oil, gas or other minerals produced from or relating to such Mortgaged Properties or otherwise with respect to such Mortgaged Properties. Administrative Agent agrees to retain in its possession and not to submit same to any pipeline companies, operators or other purchasers of or distributors of production from the Mortgaged Properties unless and until there is an Event of Default hereunder.

     Upon an Event of Default hereunder, Administrative Agent is hereby authorized to submit the Letters in Lieu to the appropriate parties and to otherwise notify any or all parties obligated to Company with respect to the Mortgaged Properties to make all payments due or to become due thereon directly to Administrative Agent, or such other person or officer as Administrative Agent may require, whereupon the power and authority of Arkoma or Company to collect the same in the ordinary course of business shall be deemed to be immediately revoked and terminated. Upon an Event of Default hereunder, with or without the Letters in Lieu or such general notification, Administrative Agent may take or bring in Arkoma's or Company's name or that of Administrative Agent all steps, actions, suits or proceedings deemed by Administrative Agent necessary or desirable to effect possession or collection of payments, may complete any contract or agreement of Arkoma or Company in any way related to any of the Mortgaged Properties, may make allowances or adjustments related to the Mortgaged Properties, may compromise any claims related to the Mortgaged Properties, or may issue credit in its own name or the name of Arkoma or Company. Regardless of any provision hereof, Administrative Agent shall never be liable to Arkoma or Company for its failure to collect or for its failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Mortgaged Properties or sums due or paid thereon, nor shall it be under any obligation whatsoever to anyone by virtue of its security interests and liens relating to, in the proceeds of production from, or its interest in, the Mortgaged Properties.

     Issuance by Administrative Agent of a receipt to any Person obligated to pay any amounts to Company or any Subsidiary shall be a full and complete release, discharge and acquittance to such Person to the extent of any amount so paid to Administrative Agent. Administrative Agent is hereby authorized and empowered on behalf of Arkoma or Company to endorse the name of Arkoma or Company upon any check, draft, instrument, receipt, instruction or other document or items, including, but not limited to, all items evidencing payment upon any indebtedness of any Person to Arkoma or Company coming into Administrative Agent's possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. Administrative Agent is hereby granted an irrevocable Power of Attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of Arkoma or Company, either before or after demand of payment on the Notes, as shall be deemed by Administrative Agent to be necessary or advisable, in the sole discretion of Administrative Agent, to protect its security interests and liens in the Mortgaged Properties or the repayment of the Obligation, and Administrative Agent shall not incur any liability in connection with or arising from its exercise of such Power of Attorney. The application by Administrative Agent of such funds shall, unless Banks shall agree otherwise in writing, be in the same manner as set forth in
Section 4.05 hereof.

     3.03.  Agreement to Deliver Additional Collateral Documents.  Company
            ----------------------------------------------------
shall, and shall cause Arkoma to, deliver such deeds of trust, mortgages, security agreements, financing statements, assignments, amendments and other collateral documents (including title opinions and other title assurances) (all of which shall be deemed part of the "Collateral Documents"), in form and substance satisfactory to Administrative Agent, as Administrative Agent may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of Administrative Agent for the benefit of Banks, Liens on any of the Mortgaged Properties, together with other assurances of the enforceability and priority of such Liens and assurances of due recording and documentation of the Collateral Documents, as Administrative Agent may reasonably require to avoid material impairment of the Liens and security interests granted or purported to be granted pursuant to this Loan Agreement.

     3.04  Guaranties.  The Obligation shall be unconditionally guaranteed by
           ----------
Arkoma pursuant to the Guaranty Agreement in the form of Exhibit "D."

     3.05  Local Legal Opinions.  Administrative Agent will be permitted, at
           --------------------
Company's expense, to obtain opinions of counsel in each jurisdiction in which Mortgaged Properties are located, with respect to the validity, enforceability, and actions necessary to perfect the Liens and security interests created by the Collateral Documents covering the Mortgaged Properties and as to the other matters as Administrative Agent shall deem necessary with respect to the Collateral Documents.

     3.06  Title Opinions.  Company shall deliver to Administrative Agent title
           --------------
opinions or other title information acceptable to Administrative Agent covering Mineral Properties which are, or are to become, Mortgaged Properties and other information regarding title to such properties and the relative priority of the Liens in favor of Administrative Agent as Administrative Agent shall reasonably request, all in form and substance and from attorneys acceptable to Administrative Agent.

     3.07  Benefits of Collateral.  Administrative Agent shall hold the
           ----------------------
Mortgaged Properties and other collateral required to be pledged and deposited by the Loan Parties to Administrative Agent, along with all payments and proceeds arising therefrom, for the ratable benefit of Banks as security for the payment of the Notes and Obligations. Except as otherwise expressly provided for in this Article 3, Administrative Agent, in its own name or in the name of Arkoma or Company, may enforce any of the Collateral Documents or the security therefor by and mode provided under the Loan Documents or by the law of the state in which the Mortgaged Property or in which any real property subject to any of the Collateral Documents is located, and may collect and receive proceeds receivable on account of ownership of the Mortgaged Property.


                                   ARTICLE 4
                                   ---------

                      EVIDENCE OF INDEBTEDNESS AND PAYMENT
                      ------------------------------------

     4.01.  Evidence of Indebtedness.
            ------------------------

            (a) Notes.  The Advances made under Section 2.01(a) hereof by a Bank
                -----
shall be evidenced by the Revolving Promissory Notes executed by Company and delivered to each Bank pursuant to the terms of this Loan Agreement (each a "Note" and collectively, the "Notes") which Notes shall (i) be dated the date hereof, (ii) be in the amount of such Bank's Percentage of the Facility Amount,
(iii) be payable to the order of such Bank at the office of Administrative

Agent, (iv) bear interest in accordance with Section 2.03 hereof, and (v) be in the form of Exhibit "A" attached hereto with blanks appropriately completed in conformity herewith. Each Note shall mature on the Maturity Date, at which time all Obligations under such Note shall become immediately due and payable. Notwithstanding the principal amount of any Bank's Note as stated on the face thereof, (a) such Bank's Commitment shall never exceed its Percentage of the Commitment then in effect, and (b) the amount of principal actually owing on such Note at any given time shall be the aggregate of all Advances theretofore made to Company hereunder, less all payments of principal theretofore actually received hereunder, by such Bank. Each Bank is authorized, but is not required, to endorse on the schedule attached to its Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Company hereunder.

            (b) Register.  The Administrative Agent, on behalf of Company and
                --------
Banks, shall maintain, at its address referred to in Section 13.05, a register (the "Register") for the recordation of the names and addresses of each Bank and its Percentage of the Commitment, and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Advance made by such Bank hereunder, the nature of each Borrowing as a Floating Base Borrowing or a Eurodollar Borrowing and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Company to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from Company and each Bank's share thereof. The entries made in the Register and the accounts of each Bank maintained pursuant to this Section 4.01(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the
                   ----- -----
obligations of Company therein recorded; provided, however, that the failure of
                                         --------  -------
any Bank or Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of Company to repay (with applicable interest) that part of the Loan made to Company by such Bank in accordance with the terms of this Loan Agreement.

     4.02.  Prepayments.
            -----------

            (a) Optional Prepayments.  Company may, without premium or penalty,
                --------------------
upon one (1) Business Day's prior written notice to Administrative Agent (which notice shall be delivered to Administrative Agent not later than 12:00 noon, New York City time), prepay the principal of the Notes then outstanding, in whole or in part, at any time or from time to time; provided, however, that (i) each prepayment of less than the full outstanding principal balance of any Note shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000, (ii) if Company shall prepay the principal of any Eurodollar Borrowing on any date other than the last day of the Interest Period applicable thereto, Company shall also pay to Administrative Agent, for the account of Banks, the amounts specified in Section 12.05 (with respect to a Eurodollar Borrowing), and (iii) Company shall at all times maintain a sufficient portion of the Loans as a Floating Base Borrowing to allow Company to make regularly scheduled payments of principal without paying a Eurodollar Borrowing prior to the end of the applicable Interest Period. Upon receipt of such notice of intention to prepay, Administrative Agent shall promptly notify each Bank of the receipt of such notice and of the date and amount of the proposed prepayment.


            (b)  Mandatory Prepayments.
                 ---------------------

                 (i)   Total Outstandings Exceed Commitment.  If, at any time
                       ------------------------------------
prior to the Maturity Date and to the extent not as a result of a Borrowing Base Deficiency, the Total Outstandings exceed the Commitment then in effect, then Company shall immediately repay, without premium or penalty, an amount of Advances equal to such excess, along with accrued unpaid interest on the amount so repaid to the date of such repayment, together with any Consequential Loss.

                 (ii)  Borrowing Base Deficiency.  Unless Company or Arkoma
                       -------------------------
executes and delivers Collateral Documents covering New Collateral Properties as more particularly set forth in Section 5.04 hereof, Company shall make a mandatory prepayment of the Notes in an amount equal to any Borrowing Base Deficiency within thirty (30) days following Administrative Agent's notice of such Borrowing Base Deficiency.

                 (iii) Sale or Loss of Mineral Properties.  Company shall make
                       ----------------------------------
mandatory prepayments of the Notes as required under Section 8.13 and Section
9.07 hereof.

                 (iv)  Public Offerings and Debt Issuance.  If Company makes a
                       ----------------------------------
public offering of any of its Capital Stock or makes an issuance of Indebtedness (to the extent the incurrence of such Indebtedness is approved by Majority Banks, but excluding the incurrence of the Indebtedness permitted under Section
9.01 hereof), Company shall make a mandatory prepayment of the Notes in an amount equal to the net proceeds received by Company upon the closing of each such public offering or issuance of Indebtedness.

            (c)  Maturity Date.  On the Maturity Date, the Commitment shall
                 -------------
reduce to zero ($0.00) and Company shall pay the Obligation, including all amounts due under the Advances then outstanding, together with all interest, fees and other amounts due hereunder.

            (d)  General Prepayment Provisions.  Any prepayment of a Note
                 -----------------------------
hereunder shall be (i) made together with interest accrued (through the date of such prepayment) on the principal amount prepaid, and (ii) applied first to accrued interest and then to principal.

     4.03.  Payment of Interest on the Notes.
            --------------------------------

            (a)  Notes.  Interest on the unpaid principal amount of each
                 -----
Floating Base Advance under the Notes shall be payable quarterly as it accrues on the last Business Day of each Quarterly Period, commencing September 30, 1999, and at the Maturity Date. Interest on the unpaid principal amount of each Eurodollar Advance under the Notes shall be payable on the last day of each Interest Period applicable to such Advance or, if such Interest Period is longer than three months for any Eurodollar Advance, at intervals of three months after the first day thereof.

            (b)  Recapture Rate.  If, on any interest payment date,
                 --------------
Administrative Agent does not receive (for the account of any Bank) interest on such Bank's Note computed (as if no Maximum Rate limitations were applicable) at the applicable contract rate described herein, because the applicable contract rate exceeds or has exceeded the Maximum Rate, then Company shall, upon the written demand of Administrative Agent or such Bank, pay to such Bank, in addition to interest otherwise required hereunder, on each interest payment date thereafter, the Excess Interest Amount (hereinafter defined) calculated as of such later interest payment date; provided, however, that in no event shall Company be required to pay, for any appropriate computation period, interest at a rate exceeding the Maximum Rate effective during such period. The term "Excess Interest Amount" shall mean, on any date, with respect to the Note of any Bank, the amount by which (a) the amount of all interest which would have accrued prior to such date on the principal of such Note (had the applicable contract rate(s) described herein at all times been in effect, without limitation by the Maximum Rate) exceeds (b) the aggregate amount of interest
                                -------
actually paid to such Bank on such Note on or prior to such date.

     4.04.  Calculation of Interest Rates.  Interest on the unpaid principal of
            -----------------------------
each Eurodollar Borrowing shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days. Interest on the unpaid principal of each Floating Base Borrowing shall be calculated on the basis of the actual days elapsed in a year consisting of 365 or 366 days, as appropriate.

     4.05.  Manner and Application of Payments.  All payments of principal of,
            ----------------------------------
and interest on, any Note to or for the account of any Bank shall be made by Company to Administrative Agent before 2:00 p.m. (New York City time), in Federal or other immediately available funds at Administrative Agent's principal banking office in New York City. Should the principal of, or any installment of the principal or interest on, any Note, or any commitment fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. Each payment received by Administrative Agent hereunder for the account of a Bank shall be promptly distributed by Administrative Agent to such Bank. All payments made on any Note shall be credited, to the extent to the amount thereof, in the following manner:
(i) first to fees, costs and expenses which Company has agreed to pay under the Loan Papers for which Company has received an invoice no later than five (5) days prior to such payment, (ii) second, against the amount of interest accrued and unpaid on such Note as of the date of such payment; (iii) third, against all principal (if any) due and owing on such Note as of the date of such payment;
(iv) fourth, as a prepayment of outstanding Floating Base Advances under such Note; (v) fifth, as a prepayment of outstanding Eurodollar Advances under such Note; and (vi) sixth, as a prepayment of any remaining Obligation. Subject to the foregoing, payments and prepayments of principal of the Notes shall be applied to such outstanding Floating Base Borrowings and Eurodollar Borrowings under such Notes as Company shall select; provided, however, that Company shall select Floating Base Borrowings and Eurodollar Borrowings to be repaid in a manner designated to minimize the Consequential Loss, if any, resulting from such payments; and provided further that, if Company shall fail to select the Floating Base Borrowings and Eurodollar Borrowings to which such payments are to be applied, or if an Event of Default has occurred and is continuing at the time of such payment, then Administrative Agent shall be entitled to apply the payment to such Floating Base Borrowings and Eurodollar Borrowings in the manner it shall deem appropriate.

     4.06.  Pro Rata Treatment.  Each payment received by Administrative Agent
            ------------------
hereunder for account of Banks or any of them on the Notes shall be distributed to each Bank entitled to share in such payment, pro rata in proportion to the
                                                --- ----
then-unpaid principal balance of the Note of each Bank. Unless Administrative Agent shall have received notice from Company prior to the date on which any payment is due to Banks hereunder that Company will not make such payment in full, Administrative Agent may assume that Company has made such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Company shall not have so made such payment in full to Administrative Agent, each Bank shall repay to Administrative Agent forthwith on demand such amount distributed to such Bank together with interest at the Federal Funds Rate, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Administrative Agent, at the rate applicable to such portion of the Loan on its due date.

     4.07.  Lending Office.  Each Bank may (a) designate its principal office or
            --------------
a foreign branch, subsidiary or affiliate of such Bank as its lending office (and the office to whose accounts payments are to be credited) for any Eurodollar Advance, (b) designate its principal office or a domestic branch, subsidiary or affiliate as its lending office (and the office to whose accounts payments are to be credited) for any Floating Base Advance and (c) change its lending offices from time to time by notice to Administrative Agent and Company. In such event, such Bank shall continue to hold the Note evidencing its loans for the benefit and account of such foreign branch, subsidiary or affiliate. Each Bank shall be entitled to fund all or any portion of its Loan in any manner that it deems appropriate, but for the purposes of this Loan Agreement such Bank shall, regardless of such Bank's actual means of funding, be deemed to have funded its Loan in accordance with the interest option from time to time selected by Company for such Borrowing.

     4.08.  Taxes.
            -----

            (a) Any and all payments by Company hereunder or under the Notes shall be made, in accordance with Section 4.05, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (hereinafter referred to as "Taxes"), excluding, in the case of each Bank and Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it by the jurisdiction of such Bank's lending office or any political subdivision thereof. If Company shall be required by law to deduct any taxes (i.e., such taxes, liens, imposts,
                                     ----
deductions, charges, withholdings and liabilities for which Company is responsible under the preceding sentence) from or in respect of any sum payable hereunder or under any Note to any Bank or Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.08) such Bank or Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Company shall make such deductions and (iii) Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Papers or from the execution, delivery or registration of, or otherwise with respect to, this Loan Agreement or the other Loan Papers (hereinafter referred to as "Other Taxes").

            (c) Company will indemnify each Bank and Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 4.08) paid by such Bank or Administrative Agent (as the case may be) or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or Administrative Agent (as the case may be) makes written demand therefor, which demand shall contain an invoice itemizing the Taxes, Other Taxes or related liability which is subject to Company's indemnification according to this Section 4.08.

            (d) Within 30 days after the date of any payment of Taxes, Company will furnish to Administrative Agent, at its address referred to in Section 13.05, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement of Company hereunder, the agreements and obligations of Company contained in this
Section 4.08 shall survive the payment in full of principal and interest hereunder and under the other Loan Papers for the applicable period of limitations respecting any Taxes, Other Taxes or related liability of Company under this Section 4.08.

            (f) Each Bank agrees to use good faith efforts to carry out its obligations under this Loan Agreement in such a way as to reduce the amount of Taxes attributable to the Loan, including the use of a different lending office, as long as in the good faith opinion of such Bank such actions would not adversely affect it.

     4.09.  Sharing of Payments, etc.  If any Bank shall obtain any payment
            -------------------------
(whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by all Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if
                                                    --------  -------
all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment, to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount recovered. Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 4.09 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of Company in the amount of such participation. The foregoing provisions shall also apply to any payments received by any Bank from Arkoma respecting a payment under the Guaranty of such Person.


                                   ARTICLE 5
                                   ---------

                                 BORROWING BASE
                                 --------------



     5.01.  Components for Determination of Borrowing Base.  The term "Borrowing
            ----------------------------------------------
Base" shall mean the designated loan value established by Agents and approved by either Banks or Majority Banks (as provided below) in their sole discretion and assigned to the Mineral Properties, as redetermined from time to time pursuant to the terms hereof, and in each case based upon pertinent economic variables and parameters selected according to Section 5.07. Subject to the provisions of Sections, 5.02, 5.03 and 5.04 (concerning the manner in which the Borrowing Base is redetermined from time to time by approval of all Banks or Majority Banks), in each case of determining the Borrowing Base, each Bank shall use such combination of proved reserves attributable to the Mineral Properties as it deems proper at its sole discretion, and further using such methodology, assumptions and discount rates as such Bank then customarily uses in assigning collateral value to oil and gas properties for loans similar to the lending transactions set forth in this Loan Agreement and such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Arkoma, Company and Parent) as such Bank then customarily considers in evaluating oil and gas credits similar to the lending transactions set forth in this Loan Agreement. To the extent that any Permitted Lien affects any of the Mineral Properties, each Bank, in its sole discretion, may take into account such Permitted Lien for the purpose of determining the Borrowing Base value of the affected Mineral Property. The Borrowing Base as of the Closing Date is $140,000,000.

     5.02.  Mandatory Redeterminations of Borrowing Base.  Company's Borrowing
            --------------------------------------------
Base shall be redetermined as of each Determination Date during the term of this Loan Agreement (beginning April 15, 2000). On or before each Determination Date, Company shall provide to each Bank the Reserve Report required to be delivered to Banks according to Section 5.07, together with a certificate setting forth Company's recommended Borrowing Base to be in effect as of the ensuing Determination Date. Not later than fifteen (15) Business Days after receipt of each such Reserve Report, (i) Agents shall agree among themselves with respect to the Borrowing Base that Agents recommend to be effective commencing as of such Determination Date, provided, however, that in no event shall the Borrowing Base recommended by Agents exceed the Borrowing Base recommended by Company, and (ii) Administrative Agent shall notify each Bank of the amount of such recommended Borrowing Base. The Borrowing Base recommended by Agents shall become effective (i) upon approval of all Banks for the Borrowing Base to be effective as of April 15, 2000 and each Borrowing Base that represents an increase to the Borrowing Base then in effect or (ii) upon approval of Majority Banks for all Borrowing Base redeterminations after April 15, 2000 that represent a decrease to or reaffirmation of the Borrowing Base then in effect. If all Banks (with respect to each Borrowing Base determination that requires approval of all Banks) or Majority Banks (with respect to each Borrowing Base determination that requires approval of Majority Banks), as the case may be, fail to approve the Borrowing Base recommended by Agents within ten (10) Business Days following receipt of Agents' recommendation, Agents shall propose one or more alternative Borrowing Bases and shall consult with Banks regarding the proposed Borrowing Base until such time as the Borrowing Base is approved by all Banks or Majority Banks, as the case may be. If at the end of such ten (10) Business Day period following receipt of Agents' recommendation of the Borrowing Base, a Bank has not communicated to Administrative Agent its approval or disapproval of the Borrowing Base recommended by Agents, such silence shall be deemed an approval by such Bank of the Borrowing Base recommended by Agents. Promptly upon approval by all Banks (in the case of each Borrowing Base that requires approval by all Banks) or Majority Banks (in the case of each Borrowing Base that requires approval by Majority Banks) of the Borrowing Base to become effective on the Determination Date, Administrative Agent shall provide written notice of the amount of such Borrowing Base which shall become effective on the date specified in such notice (which shall be no sooner than the date such notice is sent). The Borrowing Base then in effect shall remain in effect until the redetermined Borrowing Base is approved by all Banks or Majority Banks, as the case may be, according to this
Section 5.02.

     5.03.  Special Determinations of Borrowing Base.
            ----------------------------------------

            (a) By Company.  In addition to the mandatory determinations of the
                ----------
Borrowing Base required pursuant to Section 5.02 hereof, special determinations thereof may be made for any reason not more than twice during any twelve month period during the term of this Loan Agreement at the option of Company. With each request for a special redetermination of the Borrowing Base requested by Company, Company shall deliver to Banks a Reserve Report prepared within sixty
(60) days prior to the date of such request. If Company proposes to include in the Borrowing Base as redetermined additional Mineral Properties not included in the Borrowing Base then in effect (such additional Mineral Properties being "Additional Properties"), Company shall also provide to Administrative Agent title opinions, title reports and other title information satisfactory to Administrative Agent indicating that Arkoma, Company or the applicable Subsidiary has good and defensible title to the Additional Properties, subject only to the Permitted Liens. The redetermined Borrowing Base shall be requested by Company, agreed to by Agents and approved by Banks or Majority Banks, as the case may be, in the same manner as provided in Section 5.02. Administrative Bank shall use every reasonable effort to notify Company within thirty (30) Business Days after the receipt of the applicable Reserve Report (and title information relating to Additional Properties, if applicable) the Borrowing Base as redetermined according to this Section 5.03, and if such redetermination results in an increase to the Borrowing Base, whether Banks will increase the Commitment, and if so, the amount of the Commitment as increased. If the Commitment is increased, the Borrowing Base shall be redetermined to the amount equal to the Commitment, as increased. Banks are under no obligation to increase the Commitment unless Banks elect to do so, and any increase shall be at the sole and absolute discretion of Banks. If Banks elect to increase the Commitment, the increase to the Commitment shall be effective as of the date upon which Arkoma, Company or the applicable Subsidiary executes and delivers to Administrative Agent appropriate documents reflecting an appropriate amendment to this Loan Agreement and Collateral Documents which will grant to Banks a valid, enforceable and first priority Lien (subject to Permitted Liens) against the Additional Properties as security for the Notes and Obligation.

            (b)  By Banks.  In addition to the determinations of the Borrowing
                 --------
Base required pursuant to Section 5.02 and 5.03(a) hereof, special determinations thereof may be made for any reason not more than once during any twelve month period during the Loan at the option of (i) either Agent or (ii) Majority Banks. In order to request a special determination of the Borrowing Base, the Person requesting such determination shall provide Agents and Company with a written request of such determination. Prior to any special determination of the Borrowing Base under this Section 5.03(b), if requested by Administrative Agent, Company shall submit to Banks (a) a current Reserve Report which shall
(i) evaluate the Mineral Properties subject to such redetermination and (ii) be dated within sixty (60) days of such requested redetermination, and (b) title opinions or other title information, acceptable to Administrative Agent to evidence that Arkoma or Company holds indefeasible title to those Mineral Properties which are to be considered within the Borrowing Base. The redetermined Borrowing Base shall be recommended by Agents and approved by all Banks or Majority Banks, as the case may be, in the same manner as provided in
Section 5.02.

     5.04.  Interim Sales of Mineral Properties.  After a Borrowing Base has
            -----------------------------------
been determined, upon the sale of any Mineral Properties (other than the sale of hydrocarbons after severance in the ordinary course of business), the Borrowing Base shall be reduced, effective on the date of consummation of such sale, by an amount which Agents recommend and (i) all Banks approve for sales of Mineral Properties occurring on or prior to April 15, 2000, or (ii) Majority Banks approve for sales of Mineral Properties occurring after April 15, 2000, is the Borrowing Base value last assigned to such Mineral Properties according to the most recent Reserve Report delivered to Banks; provided, however, that no such reduction to the Borrowing Base shall be required with respect to aggregate net sales proceeds of up to $3,000,000 during any calendar year during the term of the Loan, and provided further, that all such sales shall be subject to the provisions of Section 4.02(b)(iii) and Section 9.07.

     5.05.  Reduction of Commitment.  If, as of any Determination Date, or after
            -----------------------
a special redetermination of the Borrowing Base according to Section 5.03, after redetermination upon the sale of any Mineral Properties according to Section 5.04, the Borrowing Base (as redetermined) is less than the Commitment then in effect, then the Commitment then in effect shall be reduced to an amount equal to the redetermined Borrowing Base.

     5.06.  Borrowing Base Deficiency.  If, as of any Determination Date (or as
            -------------------------
soon thereafter as there has been a redetermination of the Borrowing Base as provided in Section 5.02), or after a special redetermination of the Borrowing Base according to Section 5.03, the Borrowing Base (as redetermined) is less than the Total Outstandings as of the date of such Borrowing Base redetermination (the amount by which the Total Outstandings exceed the redetermined Borrowing Base is herein called a "Borrowing Base Deficiency"), then Administrative Agent shall provide Company with written notice of such Borrowing Base Deficiency, which notice shall set forth the amount of the Borrowing Base Deficiency. Within thirty (30) days following Company's receipt of such notice, Company shall remedy the Borrowing Base Deficiency by either (i) paying to Administrative Agent (for the account of all

Banks) as a mandatory prepayment on the Notes under Section 4.02(b) hereof an amount equal to the Borrowing Base Deficiency, or (ii) executing and delivering to Administrative Agent such Collateral Documents which will grant to Banks a valid, enforceable and first priority Lien (subject to Permitted Liens) in such additional Mineral Properties (not then included in the Borrowing Base) of Arkoma, Company or any Subsidiary (herein called "New Collateral Properties") which have a present value of proved reserves attributable to such New Collateral Properties (as determined by Agents and approved by Majority Banks in their sole discretion) which is not less than 1.75 times the amount of the Borrowing Base Deficiency, (iii) providing combination of subclauses (i) and
(ii) above which in their aggregate equal the Borrowing Base Deficiency, or (iv) taking such other action as Agents and Majority Banks shall deem appropriate in their sole discretion to eliminate such Borrowing Base Deficiency. In the event that Company elects (in whole or in part) to remedy the Borrowing Base Deficiency by providing Administrative Agent with Collateral Documents granting a Lien against the New Collateral Properties, Company shall also deliver along with such Collateral Documents (i) a Reserve Report covering the New Collateral Properties reflecting that the present value of the proved reserves attributable to such New Collateral Properties is not less than 1.75 times the Borrowing Base Deficiency (less the amount of principal payment made, if any, on account of such Borrowing Base Deficiency), (ii) title opinions, title reports and other title information satisfactory to Bank indicating that Arkoma, Company or the applicable Subsidiary has good and defensible title to the New Collateral Properties, subject to Permitted Liens, and (iii) if required by Agents, a Phase I environmental assessment of the New Collateral Properties prepared by a firm of independent environmental consultants acceptable to Banks. An Event of Default shall exist if Company fails to remedy the Borrowing Base Deficiency within thirty (30) days of its receipt of notice thereof in such manner as provided above.

     5.07.  Reserve Report Matters.  Each Reserve Report required to be
            ----------------------
delivered by Company to Banks pursuant to Sections 5.02 and 5.03 shall utilize in its calculation of the proved reserves attributable to the Mineral Properties the economic variables (including, without limitation, the prevailing price for oil, gas and other hydrocarbons produced from the mineral properties and the projected adjustments of such prices) assumptions, computations and other parameters respecting the evaluation of the Mineral Properties agreed to by Company and Agents, or if Company and Agents cannot agree to such economic variables by the dates specified below, then such economic variables shall be designated by Agents, based upon Agents' determination of the economic variables and parameters then being utilized by Agents to evaluate proved reserves attributable to oil and gas properties for lending transactions similar to the Loan. As to each Reserve Report required under Section 5.02, Company shall provide Agents its proposed economic variables for the Reserve Report (i) on or before February 15 of each year for the Reserve Report to be delivered on April 15 of such year and (ii) on or before September 15 of each year for the Reserve Report to be delivered on October 15 of each year. If Agents agree with such proposed economic variables and parameters, such economic variables and parameters shall be utilized in preparing the Reserve Report. If Agents do not agree with such proposed economic variables and parameters, Agents shall consult with Company in an effort to agree to the proposed economic variables and parameters; provided, however, if Agents and Company cannot agree to such proposed economic variables and parameters, such proposed economic variables and parameters shall be determined by Agents in their sole discretion. As to the Reserve Reports required under Section 5.03, Company and Agents shall agree to such economic variables and parameters within ten (10) Business Days following the delivery to Company of the notice of the special determination of the Borrowing Base under Section 5.03; provided, however, if Company and Agents cannot agree to such economic variables and parameters within such 10-day period, such variables and parameters shall be determined by Agents in their sole discretion. If the ultimate price received by Company or Arkoma for the sale of any oil, gas or other hydrocarbons produced from the Mineral Properties is established or determined by or subject to a Hedge Agreement, then Banks, in their sole discretion, may take into account such Hedge Agreements and the affect thereof on the price utilized for the affected Mineral Properties as set forth in the Reserve Report for the purpose of determining the Borrowing Base value to be assigned to the affected Mineral Properties. The Reserve Report required to be delivered on April 15 of each year shall evaluate the Mineral Properties included in the Borrowing Base as of December 31 of the preceding year and the Reserve Report required to be delivered on October 15 of each year shall evaluate the Mineral Properties included in the Borrowing Base as of the previous June 30 of such year. The Reserve Report required to be delivered on April 15 of each year shall be prepared by Miller and Lents or such other firm or firms of independent petroleum engineers acceptable to Agents, and all other Reserve Reports required to be delivered to Banks hereunder shall be prepared, at Company's option, by Company's in-house petroleum engineers or a firm of independent petroleum engineers.


                                   ARTICLE 6
                                   ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------


     To induce Banks to make the Loan hereunder, Company represents and warrants to Banks that:

     6.01.  Organization and Good Standing.  Each Credit Party is a corporation
            ------------------------------
duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power and authority required to own its properties and assets, and to transact the business in which it is engaged and that which it proposes to conduct. Each Credit Party is qualified or licensed to do business in those states wherein it owns or leases property or in which the conduct of its business requires it so to qualify.

     6.02.  Authorization and Power.  Company has the corporate power and
            -----------------------
requisite authority to execute, deliver and perform this Loan Agreement, the Notes and the other Loan Papers to be executed by Company; Company is duly authorized to, and has taken all corporate action necessary to authorize Company to, execute, deliver and perform this Loan Agreement, the Notes and such other Loan Papers and will continue to be duly authorized to perform this Loan Agreement, the Notes and such other Loan Papers. Arkoma and Parent have the corporate power and requisite authority to execute, deliver and perform the Collateral Documents, the Guaranty and the other Loan Papers to be executed by Arkoma and Parent; Arkoma and Parent are duly authorized to, and have taken all corporate action necessary to authorize Arkoma and Parent to, execute, deliver and perform the Collateral Documents, the Guaranty and such other Loan Papers and will continue to be duly authorized to perform the Collateral Documents, the Guaranty and such other Loan Papers executed by Arkoma and Parent.

     6.03.  No Conflicts or Consents.  Neither the execution and delivery of
            ------------------------
this Loan Agreement, the Notes or the other Loan Papers, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which any of the Credit Parties is subject or any judgment, license, order or permit applicable to any of the Credit Parties, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which any of the Credit Parties is a party or by which any of the Credit Parties may be bound, or to which any of the Credit Parties may be subject, or violate any provision of the charter or bylaws of any of the Credit Parties. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any of the Credit Parties of the Loan Papers or to consummate the transactions contemplated hereby or thereby.

     6.04.  Enforceable Obligations.  This Loan Agreement, the Notes and the
            -----------------------
other Loan Papers are the legal and binding obligations of Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights. The Collateral Documents, the Guaranty and the other Loan Papers executed by Arkoma and Parent are the legal and binding obligations of Arkoma and Parent, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

     6.05.  No Liens.  Except for Permitted Liens, all of the properties and
            --------
assets of the Credit Parties are free and clear of all mortgages, liens, encumbrances and other adverse claims of any nature.

     6.06.  Organizational Structure.  From and after the Closing Date, Cross
            ------------------------
Timbers Trading Company and LB I Group Inc. or an Affiliate thereof (or Cross Timbers Trading Company, Cross Timbers Oil Company or an Affiliate thereof as the assignee of LB I Group Inc. or its Affiliate) shall be the record owners and Beneficial Owners of 100% of the Capital Stock of Parent, Parent shall be the record owner and Beneficial Owner of 100% of the Capital Stock of Company and Company shall be the record owner and Beneficial Owner of 100% of the Capital Stock of Arkoma.

     6.07.  Full Disclosure.  There is no material fact that Company has not
            ---------------
disclosed to Banks which could have a Material Adverse Effect on the properties, business, prospects or condition (financial or otherwise) of any of the Credit Parties. Neither the financial statements referred in Section 7.01(p) hereof, nor any certificate or statement delivered herewith or heretofore by Company to Administrative Agent or any Bank in connection with negotiations of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

     6.08.  No Default.  No event has occurred and is continuing which
            ----------
constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

     6.09.  Material Agreements.  Neither of the Credit Parties is in default in
            -------------------
any material respect of any loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound.

     6.10.  No Litigation.  There are no actions, suits or legal, equitable,
            -------------
arbitration or administrative proceedings pending, or to the knowledge of Company threatened, against any of the Credit Parties that would, if adversely determined, have a Material Adverse Effect.

     6.11.  Burdensome Contracts.  Neither of the Credit Parties is a party to,
            --------------------
or bound by, any contract which is a burdensome contract having a Material Adverse Effect on the business, operations or financial condition of such Credit Party.

     6.12.  Estimated Oil and Gas Reserves.  Company has heretofore delivered to
            ------------------------------
Banks copies of all reports requested by Banks (prepared by independent consulting engineers), which have been obtained by Company and concern the estimated proved reserves and future net revenues attributable to the Mineral Properties. The statements of fact contained in said reports with respect to the character and ownership of the Mineral Properties (including, without limitation, the respective revenue interest and working interest of Arkoma in the Mineral Properties as stated therein) and the other factual data furnished by Company as a basis for the estimates set forth therein are true and correct in all material respects and do not omit any material fact necessary to make said statements not misleading.

     6.13.  Use of Proceeds; Margin Stock.  The proceeds of the Loan will be
            -----------------------------
used by Company solely for the purposes specified in the Section 2.01(d) hereof. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or Regulation G, if, as a result of purchasing or carrying any "margin stock", the proceeds of the Loan would be used, directly or indirectly, for a purpose, whether immediate, incidental or ultimate, which violates or which would be inconsistent with Regulation U or Regulation G or would cause the Loan to be a credit regulated or governed by Regulation U or Regulation G. Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Company, any Subsidiary nor any Person acting on behalf of Company has taken or will take any action which might cause the Notes or any of the other Loan Papers, including this Loan Agreement, to violate Regulations U or Regulation G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

     6.14.  Taxes.  All tax returns required to be filed by the Credit Parties
            -----
in any jurisdiction have been filed, except for such tax returns for which the failure to timely file will not result in a Material Adverse Effect, and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon the Credit Parties or upon any of its or their properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon, except for such taxes, for which the failure to timely pay will not result in a Material Adverse Effect. There is no proposed tax assessment against any of the Credit Parties and there is no basis for such assessment.

     6.15.  Principal Office, Etc.  The principal office, chief executive office
            ---------------------
and principal place of business of the Credit Parties is at 810 Houston Street, Suite 200, Fort Worth, Texas 76102. The Credit Parties maintain their principal records and books at such address.

     6.16.  ERISA.  (a) No Reportable Event has occurred and is continuing with
            -----
respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither Credit Party nor any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under
Section 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA); and (d) each Plan of each Credit Party has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA applicable thereto.

     6.17.  Compliance with Law.  The Credit Parties are in compliance with all
            -------------------
laws, rules, regulations, orders and decrees which are applicable to the Credit Parties, or its or their properties for which the failure to comply would have a Material Adverse Effect.

     6.18.  Government Regulation.  Neither of the Credit Parties is subject to
            ---------------------
regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by the Credit Parties of indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

     6.19.  Insider.  Neither Credit Party is, and no Person having "control"
            -------
(as that term is defined in 12 U.S.C. (S)375(b)(5) or in regulations promulgated pursuant thereto) of a Credit Party is, an "executive officer", "director", or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities" (as those terms are defined in 12 U.S.C. (S)375(b) or in regulations promulgated pursuant thereto) of any Bank, of a bank holding company of which any Bank is a subsidiary, or of any subsidiary of a bank holding company of which any Bank is a subsidiary, or, to the best of Company's knowledge, of any bank at which Bank maintains a correspondent account, or of any bank which maintains a correspondent account with any Bank.

     6.20.  No Subsidiaries.  Except for Arkoma, Company has not formed or
            ---------------
acquired any Subsidiary.

     6.21.  Environmental Matters.  Company and Arkoma, and any properties or
            ---------------------
assets owned by Company or Arkoma or predecessors of Company or Arkoma are not in violation of, in any material respect, any Environmental Laws, nor is there existing, pending or, to the best of Company's knowledge, threatened any investigation or inquiry (other than those the outcome of which would not involve substantial fees, penalties, or liability to Company or Arkoma, or any predecessors thereto) by any Governmental Authority pursuant to any Environmental Laws, nor is there existing or pending any remedial obligations under any Environmental Laws (other than remedial obligations that may be customary with respect to the operations or business of Company, Arkoma or any predecessor thereto, or that do not involve substantial fines, penalties or liability on the part of Company, Arkoma or any predecessor thereto), and this representation will continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to all assets of Company, Arkoma and predecessors thereto. In the ordinary course of its business, Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of Company and Arkoma, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, Company has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect on Company and Arkoma considered as a whole. Company's breach of any representation or warranty set forth in this Section 6.21 shall not automatically cause an Event of Default under Section 10.01(b) hereof. Instead, upon becoming aware that Company has breached any representation or warranty set forth in this Section 6.21, Agents or Majority Banks may cause to be made a special determination of the Borrowing Base according to Section 5.03(b) hereof (which determination shall be in addition to any other determinations of the Borrowing Base permitted by Section 5.03(b)), in which case that portion of the Mineral Properties as to which the representation and warranties of this Section 6.21 have been breached shall be excluded from the Mineral Properties evaluated for the special determination of the Borrowing Base; provided, however, an Event of Default shall occur if, upon redetermination of the Borrowing Base, the Borrowing Base as so redetermined has been reduced by more than ten percent (10%) from the Borrowing Base in effect immediately prior to such redetermination.

     6.22.  Title to Properties.  Subject only to the Permitted Liens: (a) each
            -------------------
of Company and Arkoma has good and indefeasible title to the Mineral Properties and has marketable title to all of its other assets and properties; (b) all material oil, gas and mineral leases which constitute a portion of the Mineral Properties are in full force and effect, and (c) each of Company and Arkoma has not defaulted on any of its obligations thereunder so as to materially impair the value of such leases in the aggregate. Company's breach of any representation or warranty set forth in this Section 6.22 shall not automatically cause an Event of Default under Section 10.01(b) hereof. Instead, upon becoming aware that Company has breached any representation or warranty set forth in this Section 6.22, Agents or Majority Banks may cause to be made a special determination of the Borrowing Base according to Section 5.03(b) hereof (which determination shall be in addition to any other determinations of the Borrowing Base permitted by Section 5.03(b)), in which case that portion of the Mineral Properties as to which the representation and warranties of this Section
6.22 have been breached shall be excluded from the

Mineral Properties evaluated for the special determination of the Borrowing Base; provided, however, an Event of Default shall occur if, upon redetermination of the Borrowing Base, the Borrowing Base as so redetermined has been reduced by more than ten percent (10%) from the Borrowing Base in effect immediately prior to such redetermination.

     6.23   Year 2000.  Company acknowledges its awareness of the issues and
            ---------
problems facing Company in connection with the effect of the year 2000 on computer hardware, software and other automated systems, and makes the following representations, warranties and covenants:

            (a) Each hardware, software or firmware product presently in use by Company and Arkoma, or contemplated to be used by Company and Arkoma in the future is presently, or shall be before the occurrence of the year 2000, able to accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the 20th and 21st centuries, and the years 1999 and 2000 and leap year calculations.

            (b) Prior to year 2000, each of Company and Arkoma will have reviewed potential year 2000 problem areas with its suppliers and customers and such suppliers and customers have performed the necessary due diligence that will allow each of Company and Arkoma to continue to maintain these relationships through the turn of the century without interruption.

            (c) Prior to year 2000, each of Company and Arkoma shall have established a budget for the year 2000 compliance effort and such budget shall be sufficient to manage all financial needs in connection with the year 2000 issues.

            (d) Prior to year 2000, each of Company and Arkoma shall have contingency plans in place for (i) the occurrence of a failure or partial failure of a critical system, or (ii) the inability of Company and Arkoma to complete a year 2000 testing and compliance program.

     6.24.  Representations and Warranties.  Each Request for Borrowing
            ------------------------------
shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Company that no Event of Default exists and that all representations and warranties contained in this Article 6 or in any other Loan Paper are true and correct at and as of the date the Borrowing is to be made.

     6.25.  Survival of Representations, Etc.  All representations and
            --------------------------------
warranties by Company herein shall survive delivery of the Notes and the making of the Loan, and any investigation at any time made by or on behalf of Banks shall not diminish Banks' right to rely thereon.

                                   ARTICLE 7
                                   ---------

                              CONDITIONS PRECEDENT
                              --------------------

     7.01.  Commitment.  The obligation of each Bank to make its Advances under
            ----------
its Commitment is subject to the condition precedent that, on or before the Closing Date, Administrative Agent shall have received for each Bank the following, each dated as of the date of such Advance, in form and substance satisfactory to Administrative Agent and such Bank:

            (a)  Notes.  A duly executed Note of each Bank, in the form of
                 -----
Exhibit "A" attached hereto with appropriate insertions.

            (b)  Guaranty.  The unconditional Guaranty of the Loan executed by
                 --------
Arkoma.

            (c)  Opinion of Company's Counsel.  A favorable opinion of Messrs.
                 ----------------------------
Kelly, Hart & Hallman, P.C. counsel for the Credit Parties, as to the matters covered in Exhibit "E" hereto.

            (d)  Officers' Certificate.  A certificate signed by a duly
                 ---------------------
authorized officer of Company stating that (to the best knowledge and belief of such officer, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in Article 6 hereof, and the other Loan Papers are true and correct as of the Closing Date; (ii) no event has occurred and is continuing which constitutes an Event of Default or which, with the lapse of time or the giving of notice or both, would constitute an Event of Default, and (iii) all conditions set forth in this Section 7.01 and 7.02 have been satisfied.

            (e)  Corporate General Certificates.  Corporate General Certificates
                 ------------------------------
for the Credit Parties, each in the form attached hereto as Exhibits "F-1", "F-2" and "F-3" hereto with the appropriate blanks completed, each dated as of the Closing Date.

            (f)  Consummation of Ocean PSA.  Company shall provide satisfactory
                 -------------------------
evidence that the transactions contemplated by the Ocean PSA have been consummated, including (i) evidence that title to the Mineral Properties have been conveyed to and are held by Arkoma, (ii) Company has acquired 100% of the issued and outstanding Capital Stock of Arkoma and (iii) the aggregate purchase price to consummate the Ocean PSA does not exceed $236,000,000, or $240,000,000 if the increase in the purchase price from $236,000,000 to $240,000,000 is financed by capital contributions by the shareholders of Parent or their Affiliates, plus such other increases to the purchase price on account of closing or post-closing adjustments according to the Ocean PSA that are reasonably satisfactory to Banks.

            (g)  Capital Contribution.  Company shall provide satisfactory
                 --------------------
evidence that LB I Group Inc. or its Affiliate has contributed at least $100,000,000 cash and Cross Timbers Trading Company or its Affiliate has contributed Capital Stock of Cross Timbers Oil Company and other publicly traded energy companies collectively having a fair market value as determined according to the Partner Ownership Documents of at least $100,000,000 as capital contributions to Parent for the issuance of 100% of the Capital Stock of Company to Parent.

            (h)  Collateral Documents.  The Collateral Documents, duly executed
                 --------------------
 by Company, Arkoma and Parent (as the case may be).

            (i)  Parent Ownership Documents and Management Agreement.  A true,
                 ---------------------------------------------------
correct and complete copy of the fully executed (i) Parent Ownership Documents and Agents shall be satisfied that the Parent Ownership Documents evidence that all of the Capital Stock of Parent is owned and held by Cross Timbers Trading Company and LB I Group Inc. and (ii) the management agreement between Company and Cross Timbers Oil Company or its Affiliate.

            (j)  Title and Due Diligence.  The legal opinions and title opinions
                 -----------------------
required under Sections 3.05 and 3.06 and such other information satisfactory to Agents under which Agents shall be satisfied with the scope of all results of their due diligence with respect to the Credit Parties, including the capital structure of the Credit Parties.

            (k)  Lien Searches.  Agents shall have received the results of a
                 -------------
recent lien search in each of the jurisdictions where the Mineral Properties to be acquired under the Ocean PSA are located, and such search shall reveal no Liens on such Mineral Properties except for Permitted Liens.

            (l)  Letters-in Lieu.  The Letters-in-Lieu.
                 ---------------

            (m)  Environmental Assessment.  A Phase I environmental assessment
                 ------------------------
prepared by an independent environmental consultant approved by Agents covering the Mineral Properties to be acquired by Arkoma under the Ocean PSA, evidencing that there are no violations of any Environmental Laws respecting such Mineral Properties that are likely to have a Material Adverse Effect on Company or Arkoma considered as a whole.

            (n)  Reserve Report.  A Reserve Report prepared by Miller and Lents
                 --------------
dated within 90 days prior to the Closing Date and evaluating the Mineral Properties to be acquired by Arkoma under the Ocean PSA.

            (o)  Environmental Certificate.  A certificate signed by a duly
                 -------------------------
authorized officer of Company, stating that Company has reviewed the effect of Environmental Laws on the Mineral Properties, and associated liabilities and costs, and on the basis of such review, neither Company nor Arkoma is, in any material respect, in violation of any Environmental Laws, and Company reasonably believes that Environmental Laws then in effect are unlikely to have a Material Adverse Effect on Company or Arkoma considered as a whole.

            (p)  Financial Statements.  Pro-forma financial statements and
                 --------------------
information of the Credit Parties in form and substance satisfactory to Banks dated as of the Closing Date and giving effect to the consummation of the Ocean PSA and the initial Advance hereunder, accompanied by a certificate executed by the authorized officer of Company, certifying that the attached financial statements fairly present the financial condition of the Credit Parties as of such date.

            (q)  Insurance.  Certificates of insurance or other evidence
                 ---------
satisfactory to Agents that Company maintains the insurance covering required by
Section 8.13 hereof.

            (r)  Up-Front Fees and Closing Costs.  Company shall have paid to
                 -------------------------------
Administrative Agent the fees required to be paid by Company pursuant to that certain fee letter agreement dated August 12, 1999 among Company, Agents and Arranger, and if then invoiced, all costs and expenses due and payable pursuant to Section 13.04.

            (s)  Regulatory Approvals.  The Credit Parties shall have obtained
                 --------------------
all authorizations and approvals and taken all other actions required by, and notices to, each governmental authority, regulatory body or other Person required, and all waiting periods, if any, shall have expired for the execution, delivery and performance of this Loan Agreement and the consummation of the Ocean PSA.

            (t)  Additional Information.  Such other information and documents
                 ----------------------
as may reasonably be required by Administrative Agent, either Agent, Banks or their counsel.

     7.02.  All Advances.  The obligation of each Bank to make any Advance under
            ------------
this Loan Agreement (including the initial Advance) shall be subject to the following conditions precedent:

            (a)  No Defaults or Borrowing Base Deficiency.  As of the date of
                 ----------------------------------------
the making of such Advance, (i) there exists no Event of Default or event which with notice or lapse of time or both would constitute an Event of Default and/or
(ii) there exists no Borrowing Base Deficiency.

            (b)  Compliance with Loan Agreement.  Company shall have performed
                 ------------------------------
and complied with all agreements and conditions contained herein which are required to be performed or complied with by Company before or at the date of such Advance.

            (c)  No Material Adverse Change.  As of the date of making such
                 --------------------------
Advance, no change has occurred in the business or financial condition of any of the Credit Parties that has caused a Material Adverse Effect.

            (d)  Borrowing Base Availability.  The making of such Advance shall
                 ---------------------------
not cause the Total Outstandings to exceed the Borrowing Base then in effect.

            (e)  Request for Borrowing.  In the case of any Borrowing,
                 ---------------------
Administrative Agent shall have received from Company a Request for Borrowing in the form of either Exhibit "B" or "C" attached hereto, dated as of the date of such Borrowing and signed by an authorized officer of Company, all of the statements of which shall be true and correct, certifying that, as of the date thereof, (i) all of the representations and warranties of Company contained in this Loan Agreement and each of the Loan Papers executed by Company are true and correct, (ii) no event has occurred and is continuing, or would result from the Borrowing, which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default, and
(iii) such other facts as any Bank may reasonably request.

            (f)  Representations and Warranties.  The representations and
                 ------------------------------
warranties contained in Article 6 hereof shall be true in all respects on the date of making of such Advance, with the same force and effect as though made on and as of that date.

            (g)  Bankruptcy Proceedings.  No proceeding or case under the United
                 ----------------------
States Bankruptcy Code shall have been commenced by or against any of the Credit Parties.

                                   ARTICLE 8
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------


     So long as Banks have any commitment to make Advances hereunder, and until payment in full of the Notes and the performance of the Obligation, Company agrees that (unless Majority Banks shall otherwise consent in writing):

     8.01.  Financial Statements, Reports and Documents.  Company shall deliver
            -------------------------------------------
to Banks each of the following:

            (a)  Quarterly Statements.  As soon as available, and in any event
                 --------------------
within sixty (60) days after the end of each Quarterly Period (except the Quarterly Period ending September 30, 1999 and the last Quarterly Period of each fiscal year) copies of the consolidated and consolidating balance sheet of each of the Credit Parties as of the end of such Quarterly Period, and statements of income and retained earnings and changes in cash flow of each of the Credit Parties for that Quarterly Period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and certified by the chief financial officer of Company as being true and correct and as having been prepared in accordance with Generally Accepted Accounting Principles, subject to year-end audit and adjustments;

            (b)  Annual Statements.  As soon as available and in any event
                 -----------------
within 105 days after the close of each fiscal year of Company, copies of the consolidated and consolidating balance sheet of each of the Credit Parties as of the close of such fiscal year and statements of income and retained earnings and changes in cash flow of each of the Credit Parties for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified) of a firm of independent public accountants of recognized national standing selected by Company and satisfactory to Majority Banks, to the effect that such financial statements have been prepared in accordance with Generally Accepted Accounting Principles consistently maintained and applied (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (c)  Reserve Reports.  Each Reserve Report required to be delivered
                 ---------------
by Company to Banks pursuant to Sections 5.02 and 5.03, and within the time period prescribed in Section 5.07 (as the case may be) for the delivery of each such Reserve Report, and, in the case of the Reserve Report to be delivered on April 15 of each year, prepared by the petroleum engineering firm of Miller and Lents or such other firm of independent petroleum engineers approved by Agents, evaluating the Mineral Properties and, in each case, prepared in accordance with the customary standards and procedures of the petroleum industry;

            (d)  Audit Reports.  Promptly upon receipt thereof, one copy of each
                 -------------
written report submitted to Company, Arkoma or Parent by independent accountants in any annual, quarterly or special audit made, it being understood and agreed that all audit reports which are furnished to Banks pursuant to this Article shall be treated as confidential, but nothing herein contained shall limit or impair Banks right to disclose such reports to any appropriate Governmental Authority or to use such information to the extent pertinent to an evaluation of the Obligation or to enforce compliance with the terms and conditions of this Loan Agreement, or to take any lawful action which Banks deem necessary to protect their interests under this Loan Agreement;

            (e)  Other Reports.  Promptly upon their becoming available, one
                 -------------
copy of each financial statement, report, notice or proxy statement sent by Company or Parent to its shareholders generally and of each regular or periodic report;

            (f)  Quarterly Hedging Reports.  Within sixty (60) days after the
                 -------------------------
end of each Quarterly Period (except the Quarterly Period ending September 31,
1999), a statement prepared by Company and certified as being true and correct by the chief financial officer of Company, setting forth in reasonable detail all Hedge Agreements to which any production of oil, gas or other hydrocarbons from the Mineral Properties is then subject, together with a statement of Company's position with respect to each such Hedge Agreement, provided, however, if the price of any of the oil, gas or other hydrocarbons produced from the Mineral Properties is subject to a Hedge Agreement, then Company shall promptly notify Banks if such Hedge Agreement is terminated, modified, amended or altered prior to the end of its contractual term, or if there is an amendment, adjustment or modification of the price of any of the oil, gas or other hydrocarbons produced from the Mineral Properties that is subject to or established by a Hedge Agreement.

            (g)  Schedule of Purchasers of Production.  Within thirty (30) days
                 ------------------------------------
after the Closing Date and thereafter within ninety (90) days after the end of each calendar year, a schedule of all purchasers of production from the Mortgaged Properties, separately identified for each Mortgaged Property.

            (h)  Other Information.  All information concerning the business,
                 -----------------
properties or financial condition of any of the Credit Parties, as Administrative Agent or any Bank shall reasonably request.

     8.02.  Payment of Taxes and Other Indebtedness.  Company will, and will
            ---------------------------------------
cause Arkoma to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property and
(iii) all of its other Indebtedness, except as prohibited hereunder; provided, however, that Company and Arkoma shall not be required to pay any such tax, assessment, charge, levy or claims for labor, materials and supplies if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with Generally Accepted Accounting Principles.

     8.03.  Maintenance of Existence and Rights; Conduct of Business.  Company
            --------------------------------------------------------
will, and will cause Arkoma and Parent to, preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority.

     8.04.  Notice of Default.  Company will furnish to Banks, immediately upon
            -----------------
becoming aware of the existence of any condition or event which constitutes an Event of Default or which, with the lapse of time or giving of notice, or both, would become an Event of Default, a written notice specifying the nature and period of existence thereof and the action which Company is taking or proposes to take with respect thereto.

     8.05.  Other Notices.  Company will, and will cause the other Credit
            -------------
Parties to, promptly notify Banks of (a) any material adverse change in its financial condition or its business which is unique to any of the Credit Parties specifically, but not the oil and gas industry generally (unless such change, though not unique to any of the Credit Parties, has a Material Adverse Effect on any of the Credit Parties), (b) any default under any other material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any other Indebtedness owing by any of the Credit Parties in an amount in excess of $100,000, (c) any material adverse claim against or affecting any of the Credit Parties or any of its or their properties in an amount in excess of $500,000, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting any of the Credit Parties which, if determined in a manner contrary or adverse to any of such Persons, would have a Material Adverse Effect on any of such Persons.

     8.06.  Compliance with Loan Papers.  Company will promptly comply with any
            ---------------------------
and all covenants and provisions of this Loan Agreement, the Notes and all other of the Loan Papers, and will cause Arkoma and Parent to promptly comply with any and all covenants and provisions of the Collateral Documents, the Guaranty and all other Loan Papers executed by Arkoma and Parent.

     8.07.  Compliance with Material Agreements.  Company will, and will cause
            -----------------------------------
Arkoma and Parent to, comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

     8.08.  Operations and Properties.  Company will, and will cause Arkoma and
            -------------------------
Parent to, act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments; Company will and will cause Arkoma and Parent to, keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business; provided Company shall never be deemed obligated to rework, recomplete, redrill or otherwise maintain any well or production facility when, in Company's judgment, it would be imprudent or uneconomic to do so.

     8.09.  Books and Records; Access.  Company will, upon request by any Agent,
            -------------------------
give any representative of each Bank access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of any of the Credit Parties and relating to its affairs, and to inspect any of the properties of the Credit Parties. Company will, and will cause the other Credit Parties to, maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

     8.10.  Compliance with Law.  Company will, and will cause Arkoma and Parent
            -------------------
to, comply with all applicable laws, rules, regulations, and all orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could have a Material Adverse Effect on Company, Arkoma or Parent.

     8.11.  Leases.  Company will, and will cause Arkoma, to the extent failure
            ------
to do any of the matters set forth below would have a Material Adverse Effect: pay and discharge promptly, or cause to be paid and discharged promptly, all rentals, delay rentals, royalties, overriding royalties, payments out of production and other indebtedness or obligations accruing under, and perform or cause to be performed each and every act, matter or thing required by each and all of, the oil and gas leases and all other agreements and contracts constituting or affecting the Mineral Properties, and do all other things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated such properties in a diligent, careful and efficient manner and in compliance with all applicable proration and conservation laws and all applicable rules and regulations of every Governmental Authority, whether state, federal, municipal or other jurisdiction, from time to time constituted to regulate the development and operations of oil and gas properties and the production and sale of oil, gas and other hydrocarbons therefrom.

     8.12.  Development and Maintenance.  Company will maintain, and will cause
            ---------------------------
Arkoma to maintain, the oil and gas leases, wells, units and acreage to which the Mineral Properties pertain in a prudent manner consistent with good oilfield practices.

     8.13.  Insurance.  Company will, and will cause Arkoma to, maintain
            ---------
workmen's compensation insurance (but only to the extent any of such Persons has any employees), liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar business. In case of any fire, accident or other casualty causing loss or damage to any properties of Company or Arkoma, the proceeds of any such insurance policies that are not utilized by Company or Arkoma to repair or replace damaged or destroyed properties or assets which in the aggregate exceed $1,000,000 in any calendar year shall be paid to Administrative Agent, for the account of Banks, and applied as a mandatory prepayment on the Loan, as the case may be, and, if such loss or damage relates to any Mineral Property, the Borrowing Base shall be reduced by an amount that Agents and Majority Banks determine is the Borrowing Base value last assigned to such property according to the most recent Reserve Report, of the proposed value assigned to such properties by Company.

     8.14.  Authorization and Approvals.  Company will, and will cause Arkoma
            ---------------------------
and Parent to, promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Papers.

     8.15.  Experienced Management.  Company will, and will cause Arkoma and
            ----------------------
Parent to, at all times retain management and supervisory personnel adequate for the proper management, supervision and conduct of its properties, business and operation.

     8.16.  ERISA Compliance.  Company shall and will cause Arkoma and Parent to
            ----------------
(a) at all times, make prompt payment of all contributions required under all Plans and required to meet the minimum funding standard set forth in ERISA with respect to its Plans; (b) notify Administrative Agent immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Administrative Agent, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (c) furnish to Administrative Agent, upon its request, such additional information concerning any of its Plans as may be reasonably requested.

     8.17.  Further Assurances.  Company will, and will cause the other Credit
            ------------------
Parties to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, additional agreements, undertakings, or other assurances, and take any and all such other action, as Majority Banks may, from time to time, deem reasonably necessary or proper in connection with the Loan Agreement or any of the other Loan Papers, or the obligations of any of the Credit Parties hereunder or thereunder.

     8.18.  Environmental.  Company will provide to Agents copies of all notices
            -------------
received from or required to be made to (when sent) any Governmental Authority (other than notices routinely received or submitted in the ordinary course of business) relating to the release or threatened release of Hazardous Substances by Company or Arkoma in connection with any of the assets or properties of Company or Arkoma that is reportable under CERCLA or any other Environmental Law now or hereafter in effect (other than those reportable releases that do not and will not involve substantial fines, penalties on part of Company, any Subsidiary or any predecessors thereto). COMPANY AGREES TO INDEMNIFY AND HOLD BANKS HARMLESS, FROM AND AGAINST ANY AND ALL FINES, PENALTIES, CLEANUP COSTS AND ASSESSMENTS LEVIED BY ANY GOVERNMENTAL AUTHORITY, TOGETHER WITH ALL CLAIMS, LIABILITIES, CAUSES OF ACTION, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS BUT EXCLUDING CLAIMS, LIABILITIES, ETC. ARISING OUT OF THE GROSS

NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY BANK), NOW EXISTING OR HEREAFTER ARISING, ASSERTED AGAINST OR INCURRED BY BANKS ARISING OUT OF OR IN CONNECTION WITH THE PRESENCE, STORAGE, DISCHARGE, USE, DISPOSAL, TRANSPORTATION OR REMEDIATION OF ANY HAZARDOUS SUBSTANCES (AS DEFINED IN CERCLA) ON OR ABOUT ANY OF THE ASSETS OR PROPERTIES OF COMPANY AND THE SUBSIDIARIES IN VIOLATION OF ANY ENVIRONMENTAL LAWS AFFECTING ANY OF THE ASSETS OR PROPERTIES OF COMPANY OR THE SUBSIDIARIES. THIS INDEMNITY SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATION. Prior to acquiring any property or asset (including the purchase of any assets permitted under Section 9.07 hereof), Company shall review the effect of Environmental Laws on the property or asset to be acquired, and based upon such review, Company shall not acquire such property or asset if Company would become liable for any then existing breach or violation, in any material respect, of any Environmental Laws affecting such property or asset.

      8.19  Maintenance and Granting of Liens, Mortgages and Security Interests.
            -------------------------------------------------------------------
Company will, and will cause Arkoma and Parent to, execute and deliver to Administrative Agent for the benefit of the Bank, all security agreements, pledge agreements, assignments, financing statements, documents and instruments, and do such other things as are required by Article 3, Article 5 or Section 8.20, or as Administrative Agent shall reasonable request in order to maintain (subject, in the case of the Collateral Documents, to Permitted Liens) as valid, enforceable, perfected and first priority Liens, all Liens granted to Administrative Agent for the benefit of Banks pursuant to the Loan Documents.

     8.20.  Mortgaged Properties.  The Borrowing Base value that is allocated to
            --------------------
the Mortgaged Properties shall at all times comprise at least eighty percent (80%) of the Borrowing Base value that is allocable to all of the Mineral Properties. If Administrative Agent determines that the Borrowing Base value that is allocated to the Mortgaged Properties comprises less than eighty percent (80%) of the Borrowing Base value that is allocable to all of the Mineral Properties, then within thirty (30) days after receipt of notice from Administrative Agent, Company shall (or shall cause Arkoma to) execute and deliver to Administrative Agent Collateral Documents in form satisfactory to Administrative Agent that cover such unencumbered Mineral Properties (upon which such Mineral Properties shall be deemed to be Mortgaged Properties) that will cause the Borrowing Base value that is allocated to the Mortgaged Properties to comprise at least eighty percent (80%) of the Borrowing Base value that is allocable to all of the Mineral Properties.


                                   ARTICLE 9
                                   ---------

                               NEGATIVE COVENANTS
                               ------------------


     So long as Banks have any commitment to make Advances hereunder, and until payment in full of the Notes and the performance of the Obligation, Company agrees that (unless Majority Banks shall otherwise consent in writing):

     9.01.  Limitation on Indebtedness.  Company will not, and will not permit
            --------------------------
Arkoma or Parent to, incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of, any Indebtedness, except (i) Indebtedness arising out of this Loan Agreement, (ii) Indebtedness secured by the Permitted Liens, (iii) current liabilities for taxes and assessments incurred in the ordinary course of business and other liabilities incurred in the ordinary course of business which are currently being contested in good faith and adequate reserves therefor are being maintained according to Generally Accepted Accounting Principles, (iv) current amounts payable or accrued of other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business provided that all such liabilities, accounts and claims shall be promptly paid
- --------
and discharged when due or in conformity with customary trade terms, unless such liabilities are currently being contested in good faith and adequate reserves therefor are being maintained according to Generally Accepted Accounting Principles, (v) Indebtedness of Company to Arkoma and Indebtedness of Arkoma to Company, (vi) Indebtedness under any Hedge Agreements that are permitted according to Section 9.21 hereof, (vii) Indebtedness evidenced by any Interest Swap Agreement, provided such agreement is entered into for business purposes respecting any then existing Indebtedness of Company, and (viii) such other Indebtedness of Company and Arkoma (in the aggregate) not exceeding $1,000,000 at any one time outstanding.

     9.02.  Negative Pledge.  Company will not, and will not permit Arkoma or
            ---------------
Parent to, create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance or other Lien (whether such interest is based on common law, statute, other law or contract) upon any of its property or assets, now owned or hereafter acquired, except for Permitted Liens.

     9.03.  Dividends and Distributions.  Company will not directly or
            ---------------------------
indirectly declare of make, or incur any liability to make, any Dividend or other distribution to any of its or their shareholders.

     9.04.  Limitation on Investments.  Company will not, and will not permit
            -------------------------
Arkoma to, make or have outstanding any Investments in any Person, except for
(i) Company's Capital Stock in Arkoma, (ii) Temporary Cash Investments, and
(iii) such other "cash equivalent" investments as Majority Banks may from time to time approve; provided, further, that Company will not, and will not permit Arkoma to, make any Investments if (i) an Event of Default exists hereunder or, with the lapse of time and the giving of notice or both, an Event of Default would exist hereunder, (ii) the making of such Investment would cause an Event of Default hereunder, or (iii) a Borrowing Base Deficiency exists hereunder.

     9.05.  Alteration of Material Agreements.  Company will not, and will not
            ---------------------------------
permit any of the other Credit Parties to, consent to or permit any alterations, amendments, modifications, releases, waivers or terminations of any material agreement to which it is a party which would result in a Material Adverse Effect on any of the Credit Parties.

     9.06.  Certain Transactions.  Company will not, and will not permit Arkoma
            --------------------
or Parent to, enter into any transaction with, or pay any management fees to, any Affiliate; provided, however, that subject to Section 9.12 hereof, (i) Company and Arkoma may enter into a management agreement with Cross Timbers Oil Company or its Affiliate and pay to Cross Timbers Oil Company or such Affiliate such management fees and reimbursements provided for therein and (ii) Company and Arkoma may enter into transactions with Affiliates upon terms not less favorable to Company or Arkoma than would be obtainable at the time in comparable transactions of Company or Arkoma in arms-length dealings with Persons other than Affiliates.

     9.07.  Limitation on Sale of Properties.  Company will not, and will not
            --------------------------------
permit Arkoma to, (a) sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, or assets, whether now owned or hereafter acquired, except for sales of severed hydrocarbons or used, obsolete or worn-out equipment which are made in the ordinary course of its business and for a fair consideration; provided, however, that Company or any Subsidiary may, for fair
               --------  -------
consideration, sell, assign, convey, exchange, lease or otherwise dispose of (i) properties, rights, assets or business which are not included for purpose of determining the Borrowing Base, and (ii) provided no Event of Default exists hereunder or no event exists that with the lapse of time, the giving of notice or both could constitute an Event of Default hereunder or no Borrowing Base Deficiency exists hereunder, Mineral Properties which are included for the purpose of determining the Borrowing Base if the net aggregate proceeds (cash or otherwise) received by Company and its Subsidiaries from all such sale or sales of such Mineral Properties do not exceed $5,000,000 during any calendar year or
(b) sell, assign or discount, except for fair consideration, any accounts receivable. As to such permitted sales of Mineral Properties, the Borrowing Base shall be reduced by excluding the Mineral Properties that are subject to such sales according to Section 5.04 and Company shall pay to Banks as a mandatory principal payment on the Loan the net proceeds received by Company upon the sale of such Mineral Properties.

     9.08.  Name, Fiscal Year and Accounting Method.  From and after the Closing
            ---------------------------------------
Date, Company will not, and will not permit Arkoma or Parent to, change its name, fiscal year or method of accounting.

     9.09.  Current Ratio.  Company will not permit the ratio of its
            -------------
Consolidated Current Assets to its Consolidated Current Liabilities, as of any date, to be less than 1.00 to 1.00.

     9.10   Consolidated Net Worth.  At the end of any period, Company shall not
            ----------------------
permit its Consolidated Net Worth to be less than the sum of (i) $85,000,000,

plus (ii) the aggregate amount of all capital contributions made by the
- ----
shareholders of Company (or their Affiliates) to fund that portion of the purchase price payable under the Ocean PSA that is in excess of $236,000,000 and plus (iii) fifty percent (50%) of the Consolidated Net Income earned by Company
- ----
since the Closing Date (without deduction for losses since such date).

     9.11  EBITDA to Consolidated Interest Expense.  For any Quarterly Period,
           ---------------------------------------
Company shall not permit the ratio of its EBITDA to Consolidated Interest Expense for such applicable Quarterly Period to be less than (i) 2.25 to 1.0 for any Quarterly Period ending on or before March 31, 2000 and (ii) 2.50 to 1.0 for any Quarterly Period thereafter.

     9.12. Limitation on G&A Expenses.  Company will not permit cash
           --------------------------
expenditures for the aggregate of all G&A Expenses of Company and Arkoma during any calendar year to exceed

(i) the sum of $1,000,000 plus the aggregate amount of revenue received by Company, Arkoma and any Subsidiary during such calendar year on account of "Overhead" charges received under the Accounting Procedure recommended by the Council of Petroleum Accountant Societies that is applicable to the Mineral Properties operated by Company, Arkoma or a Subsidiary or (ii) if an Event of Default exists hereunder or, with the lapse of time, the giving of notice or both, an Event of Default would exist hereunder, or a Borrowing Base Deficiency exists hereunder, the lesser of (a) $2,000,000 or (b) the sum of $1,000,000 plus the aggregate amount of revenue received by Company, Arkoma and any Subsidiary during such calendar year on account of "Overhead" charges received under the Accounting Procedure recommended by the Council of Petroleum Accountant Societies that is applicable to the Mineral Properties operated by Company, Arkoma or a Subsidiary.

     9.13.  Liquidation, Mergers, Consolidations and Dispositions of Substantial
            --------------------------------------------------------------------
Assets.  Company will not, and will not permit Arkoma or Parent to, dissolve or
- ------
liquidate, or become a party to any merger or consolidation if Company is not the surviving corporate entity, or sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets or business, provided, however, that the foregoing shall not operate to prevent the merger or consolidation of Arkoma or Parent into Company or a sale, transfer or lease of assets by Arkoma or Parent to Company or the dissolution of Arkoma or Parent if the assets of Arkoma are transferred to Company or another wholly-owned Subsidiary.

     9.14.  Lines of Business.  Company will not, and will not permit Arkoma to,
            -----------------
directly or indirectly, engage in any business other than the acquisition, exploration, development, operation, management or resale of oil and gas properties and the processing, marketing and transportation of production therefrom.

     9.15.  No Amendments.  Company will not, and will not permit any of the
            -------------
other Credit Parties to, amend its articles of incorporation or, in the case of Parent, amend any of the Parent Ownership Documents, if such amendment would result in a Material Adverse Effect on any of the Credit Parties.

     9.16.  Purchase of Substantial Assets.  Company will not, and will not
            ------------------------------
permit Arkoma or Parent to, purchase, lease or otherwise acquire all or substantially all of the assets of any other Person.

     9.17.  Guaranties.  Company will not, and will not permit Arkoma or Parent
            ----------
to, become or be liable in respect of any Guaranty, except for (i) the Guaranty of Arkoma of the Obligation of Company under this Loan Agreement; (ii) the Guaranty by Company of the trade payables of Arkoma which are incurred in the ordinary course of Arkoma's business, provided however, that such Guaranty shall not exceed $1,000,000 in the aggregate at any one time outstanding, (iii) the Guaranty of Company of letters of credit of Arkoma and its Subsidiaries up to an aggregate face amount of $1,000,000 for all such letters of credit and (iv) the Guaranty of Company of gas compressor lease agreements in which Arkoma or a Subsidiary is the lessee.

     9.18.  Leases; Sale and Leaseback.  Company will not, and will not permit
            --------------------------
Arkoma to, enter into any arrangement with any Person (including, without limitation, any insurance company, bank or trustee) pursuant to which it will lease, as lessee, any property which it owned as of the date hereof and which it sold, transferred or otherwise disposed of to such other Person.

     9.19.  Restriction on Loans.  Without the prior written consent of Majority
            --------------------
Banks, which consent shall not be unreasonably withheld, neither Company nor Arkoma shall make any loans or advances to any Person, including any Subsidiary or Affiliate of any of the Credit Parties, which are not in the ordinary course of Company's business.

     9.20.  Speculative Trading.  Company shall not, and will not permit Arkoma
            -------------------
or Parent to, enter into or become bound by any transaction respecting Speculative Trading or make any payment on account of any Speculative Trading.

     9.21.  Hedging Agreements.  Company shall not, and will not permit Arkoma
            ------------------
or Parent to, enter into or become bound by any Hedge Agreement that covers (i) more than 80% of the projected production from the proved developed producing gas reserves attributable to the Mineral Properties during the 18-month period ensuing after the date such Hedge Agreement is entered into or (ii) more than 80% of the projected production from the proved developed producing oil reserves attributable to the Mineral Properties during the 18-month period ensuing after the date such Hedge Agreement is entered into.

     9.22.  Strict Compliance.  If any action or failure to act by Company
            -----------------
violates any covenant or obligation of Company contained herein, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant (or exception to any covenant) other than the covenant violated.

                                   ARTICLE 10
                                   ----------

                               EVENTS OF DEFAULT
                               -----------------


     10.01. Events of Default.  An "Event of Default" shall exist if any one
            -----------------
or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

            (a) Company shall fail to pay when due any principal of any Note and such failure to pay principal shall continue for a period of one (1) day or Company shall fail to pay when due any interest on any Note or any fee, expense or other payment required hereunder and such failure to pay such interest, fee, expense or other payment (excluding principal on any Note) shall continue for a period of five (5) days;

            (b) any representation or warranty made under this Loan Agreement (except Section 6.21 or 6.22), or any of the other Loan Papers, or in any certificate or statement furnished or made to Banks pursuant hereto or in connection herewith or with the Loans hereunder, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

            (c) (i) default shall occur in the performance of any of the covenants or agreements of Company, Arkoma or Parent contained herein or in any of the other Loan Papers and such default shall continue unremedied for a period of thirty (30) days or, if such default relates to any of the covenants set forth in Section 9.09, 9.10,
9.11 or 9.12 hereof, for a period of ten (10) days following Company's actual knowledge of the existence of such default or Company's receipt of a financial statement which evidences that such default exists, whichever is the first to occur;

            (d) default shall occur in the payment of any Indebtedness of any of the Credit Parties in excess of $1,000,000 in the aggregate or default shall occur in respect of any material obligation under any note, loan agreement or credit agreement relating to any such Indebtedness and such default shall continue for more than the period of grace, if any, specified therein; or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended; or any event or occurrence shall exist which may cause such Indebtedness to become due prior to its stated maturity date even if such maturity date is not accelerated by the holder of such Indebtedness;

            (e) any of the Loan Papers shall cease to be legal, valid, binding agreements enforceable against Company in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers or privileges, if any, intended to be created thereby;

            (f) Any of the Credit Parties shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of any of such Person's assets, (ii) file a voluntary petition in bankruptcy or admit in writing that any of such Persons is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against any of such Persons in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate or partnership action for the purpose of effecting any of the foregoing;

            (g) an involuntary petition or complaint shall be filed against any of the Credit Parties seeking bankruptcy or reorganization of any of the Credit Parties or the appointment of a receiver, custodian, trustee, intervenor or liquidator of any of the Credit Parties, or all or substantially all of any of such Person's assets, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of any of the Credit Parties or appointing a receiver, custodian, trustee, intervenor or liquidator of any of the Credit Parties, or of all or substantially all of any of such Person's assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days;

            (h) any final judgment(s) for the payment of money in excess of the sum of $1,000,000 in the aggregate shall be rendered against any of the Credit Parties and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

            (i) both the following events shall occur: (i) either (x) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 3(37) of ERISA) by Company, any Subsidiary, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, or (y) a Reportable Event, the occurrence of which would cause the imposition of a lien under Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 3(37) of ERISA) and be continuing for a period of sixty
(60) days; and (ii) the sum of the estimated liability to PBGC under Section 4062 of ERISA and the currently payable obligations of Company or any Subsidiary to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of Section 412 of the Code) under the Plan or Plans subject to such event shall exceed ten percent (10%) of Consolidated Tangible Net Worth at such time;

            (j) any or all of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA) to which any of the Credit Parties contributes or contributed on behalf of its employees: (i) any of the Credit Parties incurs a withdrawal liability under Section 4201 of ERISA; or (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA, and Majority Banks determine in good faith that the aggregate liability likely to be incurred by any of the Credit Parties, as a result of all or any of the events specified in Subsections (i),
(ii) and (iii) above occurring, shall have a Material Adverse Effect;

            (k) a Borrowing Base Deficiency has occurred and Company has failed to remedy it within thirty (30) days of its receipt of notice as specified in
Section 5.06 hereof, or

            (l)  a Change of Control shall occur; or

            (m) any Event of Default specified in Section 6.21 or 6.22 shall occur.

    10.02.  Remedies Upon Event of Default.  If an Event of Default shall
            ------------------------------
have occurred and be continuing, then Administrative Agent shall, at the request of Majority Banks, and may, with the consent of Majority Banks, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Papers, as Majority Banks in their sole discretion, may deem necessary or appropriate: (i) terminate Banks' Commitment to lend hereunder, whereupon the same shall immediately terminate, (ii) declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Company hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (iii) reduce any claim to judgment, and/or (iv) without notice of default or demand, pursue and enforce any of Banks' rights and remedies under the Loan Papers, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 10.01(f) and (g) shall occur, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith, and Banks' obligations to lend shall immediately terminate hereunder, without any further action by Administrative Agent or any Bank and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Company hereby expressly waives.

    10.03.  Performance by Banks.  Should Company fail to perform any
            --------------------
covenant, duty or agreement contained herein or in any of the Loan Papers, Administrative Agent, either Agent or Banks may, at their option, perform or attempt to perform such covenant, duty or agreement on behalf of Company. In such event, Company shall, at the request of Administrative Agent or Banks, promptly pay any amount expended by Administrative Agent or Banks in such performance or attempted performance to Administrative Agent at its principal office in New York, New York, together with interest thereon at the highest lawful rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither Banks nor Administrative Agent assume any liability or responsibility for the performance of any duties of Company hereunder or under any of the Loan Papers or other control over the management and affairs of Company.

                                   ARTICLE 11
                                   ----------

                               AGENCY PROVISIONS
                               -----------------


     11.01  Appointment.  Each Bank hereby irrevocably designates and appoints
            -----------
Agents as the agents of such Bank under this Loan Agreement and the other Loan Papers, and each such Bank irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Loan Agreement and the other Loan Papers and to exercise such powers and perform such duties as are expressly delegated to the such Agent by the terms of this Loan Agreement and the other Loan Papers, together with such other powers as are reasonably
incidental thereto.   Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Loan Papers or otherwise exist against any Agent. Notwithstanding anything set forth herein to the contrary, Co-Agents shall have no rights powers, obligations, liabilities, responsibilities, or duties under this Loan Agreement or the other Loan Papers other than those applicable to all Banks as such.

     11.02  Delegation of Duties.  Each Agent may execute any of its duties
            --------------------
under this Loan Agreement and the other Loan Papers by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     11.03  Exculpatory Provisions.  Neither any Agent nor any of their
            ----------------------
respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Loan Agreement or any other Loan Papers (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of Banks for any recitals, statements, representations or warranties made by Company or any officer thereof contained in this Loan Agreement or any other Loan Papers or in any certificate, report, statement or other document referred to or provided for in, or received by Agents under or in connection with, this Loan Agreement or any other Loan Papers or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Loan Papers or for any failure of any of the Credit Parties to perform its obligations hereunder or thereunder. Agents shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Loan Papers, or to inspect the properties, books or records of any of the Credit Parties.

     11.04  Reliance by Agents.  Each Agent shall be entitled to rely, and shall
            ------------------
be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Agent or any of the Credit Parties), independent accountants and other experts selected by such Agent. Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Loan Papers unless it shall first receive such advice or concurrence of the Majority Banks (or, if so specified by this Loan Agreement, all Banks) as it deems appropriate or it shall first be indemnified to its satisfaction by Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Loan Papers in accordance with a request of the Majority Banks (or, if so specified by this Loan Agreement, all Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all Banks and all future holders of the Loan.

     11.05  Notice of Default.  No Agent shall be deemed to have knowledge or
            -----------------
notice of the occurrence of any Event of Default hereunder or any event with the lapse of time, giving of notice or both, an Event of Default could exist hereunder unless such Agent has received notice from a Bank or Company referring to this Loan Agreement, describing such Event of Default or event which with notice or lapse of time or both could constitute an Event of Default and stating that such notice is a "notice of default". In the event that Administrative Agent receives such a notice, Administrative Agent shall give notice thereof to Banks. Administrative Agent shall take such action with respect to such
Event of Default or event which with notice or lapse of time or both could constitute an Event of Default as shall be reasonably directed by the Majority Banks (or, if so specified by this Loan Agreement, all Banks); provided that
                                                               --------
unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such

Event of Default or event which with notice or lapse of time or both could constitute an Event of Default as it shall deem advisable in the best interests of Banks.

     11.06  Non-Reliance on Agents and Other Banks.  Each Bank expressly
            --------------------------------------
acknowledges that neither Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of any of the Credit Parties or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent to any Bank. Each Bank represents to Agents that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Credit Party and their Affiliates and made its own decision to make its loans hereunder and enter into this Loan Agreement. Each Bank also represents that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Loan Papers, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Credit Party and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to Banks by Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any of the Credit Parties or any Affiliate thereof that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     11.07  INDEMNIFICATION.  BANKS AGREE TO INDEMNIFY EACH AGENT AND CO-AGENT
            ---------------
IN ITS CAPACITY AS SUCH (TO THE EXTENT NOT REIMBURSED BY ANY OF THE CREDIT PARTIES AND WITHOUT LIMITING THE OBLIGATION OF ANY OF THE CREDIT PARTIES TO DO
SO), RATABLY ACCORDING TO THEIR RESPECTIVE PERCENTAGE IN EFFECT ON THE DATE ON WHICH INDEMNIFICATION IS SOUGHT UNDER THIS SECTION (OR, IF INDEMNIFICATION IS SOUGHT AFTER THE DATE UPON WHICH THE COMMITMENT SHALL HAVE TERMINATED AND THE LOANS SHALL HAVE BEEN PAID IN FULL, RATABLY IN ACCORDANCE WITH SUCH PERCENTAGE IMMEDIATELY PRIOR TO SUCH DATE), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND WHATSOEVER THAT MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, AT ANY TIME FOLLOWING THE PAYMENT OF THE LOAN) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SUCH AGENT OR CO-AGENT IN ANY WAY RELATING TO OR ARISING OUT OF, THE COMMITMENT, THIS LOAN AGREEMENT, ANY OF THE OTHER LOAN PAPERS OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY ACTION TAKEN OR OMITTED BY SUCH AGENT OR CO-AGENT UNDER OR IN

CONNECTION WITH ANY OF THE FOREGOING; PROVIDED THAT NO BANK SHALL BE LIABLE FOR
                                      --------
THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS THAT ARE FOUND BY A FINAL AND NONAPPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH AGENT'S OR CO-AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGREEMENTS IN THIS SECTION 11.07 SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER.

     11.08  Agent in Its Individual Capacity.  Each Agent and its
            --------------------------------
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Credit Parties as though such Agent was not an Agent. With respect to its Percentage of the Loan made or renewed by it, each Agent shall have the same rights and powers under this Loan Agreement and the other Loan Papers as any Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" shall include each Agent in its individual capacity.

     11.09  Successor Agents.  Administrative Agent may resign as Administrative
            ----------------
Agent upon 10 days' notice to Banks and Company. If Administrative Agent shall resign as Administrative Agent under this Loan Agreement and the other Loan Papers, then Majority Banks shall appoint from among Banks a successor agent for Banks, which successor agent shall (unless an Event of Default under Section 10.01(a), Section 10.01(f) or Section 10.01(g) shall have occurred and be continuing) be subject to approval by Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Loan Agreement or any holders of the Loan. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and Banks shall assume and perform all of the duties of Administrative Agent hereunder until such time, if any, as Majority Banks appoint a successor agent as provided for above. Each of the Syndication Agent and Documentation Agent may, at any time, by notice to Banks and Administrative Agent, resign as Syndication Agent or Documentation Agent (as the case may be) hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent or Documentation Agent (as the case may be) hereunder shall automatically be assumed by, and inure to the benefit of, Administrative Agent, without any further act by the Syndication Agent or Documentation Agent (as the case may be), Administrative Agent or any Bank. After any retiring Agent's resignation as Agent, the provisions of this Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement and the other Loan Papers.

     11.10  Authorization to Release Liens. Administrative Agent is hereby
            ------------------------------
irrevocably authorized by each of Banks to release any Lien covering any property of Company, Arkoma or any of its Subsidiaries which is permitted by this Loan Agreement or which has been consented to in accordance with Section 13.01.

     11.11  The Arranger.  The Arranger, in its capacity as such, shall have no
            ------------
duties or responsibilities, and shall incur no liability, under this Loan Agreement and the other Loan Papers.

     11.12  Benefit of Article 11.  The agreements contained in this Article 11
            ---------------------
are solely for the benefit of Agents, Banks and Arranger and are not for the benefit of, or to be relied upon by, Company, or any third party.


                                   ARTICLE 12
                                   ----------

           SPECIAL PROVISIONS FOR EURODOLLAR LOANS; YIELD PROTECTION
           ---------------------------------------------------------


    12.01.  Inadequacy of Pricing.  If
            ---------------------

    (A) with respect to an Interest Period for any Eurodollar Borrowing:

            (i) Administrative Agent determines that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to Reference Bank in the interbank eurodollar market for such Interest Period, or

           (ii) Majority Banks advise Administrative Agent that the InterBank Offered Rate as determined by Administrative Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding the Eurodollar Borrowing for such Interest Period; or then Administrative Agent shall forthwith give notice thereof to Company and Banks, whereupon until Administrative Agent notifies Company that the circumstances giving rise to such suspension no longer exist, (a) the obligation of Banks to make the Eurodollar Borrowings shall be suspended and (b) Company shall either (i) repay in full the then-outstanding principal amount of the Eurodollar Borrowings, together with accrued interest thereon on the last day of the then-current Interest Period applicable to such Eurodollar Borrowings, or (ii) convert such Eurodollar Borrowings to Floating Base Borrowings or any other Borrowing that is not an Affected Borrowing in accordance with Section 2.02(c) of this Loan Agreement on the last day of the then-current Interest Period applicable to each such Affected Borrowing.

     12.02. Illegality.  If, after the date of this Loan Agreement, the
            ----------
adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its Eurodollar Advances, and such Bank shall so notify Administrative Agent, Administrative Agent shall forthwith give notice thereof to Banks and Company. Before giving any notice pursuant to this Section 12.02 that affects Eurodollar Advances, such Bank shall designate a different Eurodollar lending office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to any non-trivial extent to such Bank (as determined in good faith by such Bank). Upon receipt of such notice, Company shall either (i) repay in full the then outstanding principal amount of the Eurodollar Borrowings of such Bank, together with accrued interest thereon, or (ii) convert such Eurodollar Borrowings to or any other Borrowing that is not an Affected Borrowing, on either (a) the last day of the then current Interest Period applicable to such Eurodollar Borrowings if such Bank may lawfully continue to maintain and fund such Eurodollar Borrowings to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Borrowings to such day.

    12.03.  Increased Costs for Loans.  If any Governmental Authority,
            -------------------------
central bank or other comparable authority, shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the Eurodollar Reserve Requirement of such Bank), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank, or shall impose on any Bank (or its Eurodollar lending office) or the interbank eurodollar market any other condition affecting its Eurodollar Advances, the Note or its obligation to make Eurodollar Advances; and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining its Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Bank under this Loan Agreement, or under the Note, by an amount deemed by such Bank to be material, then, within five (5) days after demand by such Bank (with a copy to Administrative Agent) Company shall pay to Administrative Agent, for the account of such Bank, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Company and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. If any Bank demands compensation under this Section, then Company may at any time, upon at least five (5) Business Days' prior notice to such Bank through Administrative Agent, either (i) repay in full the then outstanding Eurodollar Borrowings of such Bank, together with accrued interest thereon to the date of prepayment or (ii) convert such Eurodollar Borrowings to or any other Borrowing that is not an Affected Borrowing in accordance with the provisions of this Loan Agreement; provided, however, that Company shall be liable for any Consequential Loss arising pursuant to such actions.

    12.04.  Effect on Other Loans.  If notice has been given pursuant to
            ---------------------
Section 5.02 or Section 5.03 requiring the Eurodollar Borrowings of any Bank to be repaid or converted, then unless and until such Bank notifies Company that the circumstances giving rise to such repayment no longer apply, all Advances or any other Borrowing that are not Eurodollar Borrowings shall be Advances. If such Bank notifies Company that the circumstances giving rise to such repayment no longer apply, Company may thereafter select Advances to be Borrowings that were formerly Eurodollar Borrowings in accordance with Section 2.02(c) of this Loan Agreement.

    12.05.  Payments Not At End of Interest Period.  If Company makes any
            --------------------------------------
payment of principal with respect to any Eurodollar Borrowing on any day other than the last day of an Interest Period applicable to such Eurodollar Borrowing, then Company shall reimburse each Bank on demand the Consequential Loss incurred by it as a result of the timing of such payment. A certificate of each Bank setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to Company through Administrative Agent and shall, in the absence of manifest error, be conclusive and binding. Any conversion of a Eurodollar Borrowing to Floating Base Borrowing on any day other than the last day of the Interest Period for such Eurodollar Borrowing shall be deemed a payment for purposes of this Section.

    12.06.  Capital Adequacy.  If, after the date hereof, any Bank shall
            ----------------
determine that either (i) the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by such Bank (or any lending office of such Bank) with any request or directive applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Bank's capital or the capital of such Bank's holding company as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Company shall pay to such Bank such additional amount or amounts as will adequately compensate such Bank for such reduction. Each Bank will promptly notify Company and Administrative Agent of any event of which it has actual knowledge, occurring after the date thereof, which will entitle such Bank to compensation pursuant to this Section 12.06. A certificate of such Bank claiming compensation under this Section 12.06 and setting forth the additional amount of amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                                   ARTICLE 13
                                   ----------

                                 MISCELLANEOUS
                                 -------------


     13.01.    Amendments, Modifications and Waivers.  Neither this Loan
               -------------------------------------
Agreement or any other Loan Papers, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 13.01. Majority Banks and each of Credit Party that is party to the relevant Loan Papers may, or (with the written consent of the Majority Banks) Agents and each Credit Party that is party to the relevant Loan Papers may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Papers (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Loan Agreement or the other Loan Papers or changing in any manner the rights of Banks or any of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Loan Agreement or the other Loan Papers or any Event of Default (or event with the lapse of time, giving of notice or both could constitute an Event of Default) and its consequences; provided, however, that no such waiver and no
                               --------  -------
such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Borrowing or extend the Maturity Date, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Bank, or amend, modify or waive Company's obligation to make a mandatory prepayment of principal as provided in Sections 4.02(b)(i) and (ii) hereunder, in each case without the consent of each Bank directly affected thereby; (ii) amend, modify or waive any provision of this Section 13.01 or reduce any percentage specified in the definition of Majority Banks, consent to the assignment or transfer by Company of any of its rights and obligations under this Loan Agreement and the other Loan Papers, release all or substantially all of the collateral or release Arkoma from its Guaranty of the Loan and Obligation, in each case without the consent of all Banks; (iii) amend, modify or waive any condition precedent to any extension of credit set forth in Section 7.01 or Section 7.02 (including, without limitation, the waiver of an existing Event of Default required to be waived in order for such extension of credit to be made) without the consent of Majority Banks, (iv) increase the amount of the Borrowing Base then in effect without the written consent of all Banks; (v) amend, modify or waive any provision of Article 9 without the consent of any Agent directly affected thereby; or (vi) amend, modify or waive any provision of Section 2.02(b),
Section 4.06 and Section 4.09 without the consent of each Bank directly affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each Bank and shall be binding upon each Credit Party, Banks, Administrative Agent and all future holders of the Loan. In the case of any waiver, each Credit Party, Banks and Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Papers, and any Event of Default or event that with the lapse of time, giving of notice or both could constitute an Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default or event that with the lapse of time, giving of notice or both could constitute an Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section 13.01; provided, that delivery of an
                                            --------
executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. For the avoidance of doubt, this Loan Agreement may be amended (or amended and restated) with the written consent of Majority Banks, Administrative Agent and each Credit Party that is a party to each of the relevant Loan Papers (x) to add one or more additional credit facilities to this Loan Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Loan Agreement and the other Loan Papers and the accrued interest and fees in respect thereof and (y) to include appropriately Banks holding such credit facilities in any determination of the Majority Banks; provided, however, that no such amendment shall permit the
                --------  -------
Additional Extensions of Credit to share ratably with or with preference to the Loan in the application of mandatory prepayments without the consent of the Majority Banks or otherwise to share ratably with or with preference to the Loans without the consent of Majority Banks.

    13.02.  Accounting Terms and Reports.  All accounting terms not
            ----------------------------
specifically defined in this Loan Agreement shall be construed in accordance with Generally Accepted Accounting Principles consistently applied on the basis used by Company in prior years. All financial reports furnished by Company to Banks pursuant to this Loan Agreement shall be prepared in such form and such detail as shall be satisfactory to Banks, shall be prepared on the same basis as those prepared by Company in prior years and shall be the same financial reports as those furnished to Company's officers and directors. All financial projections furnished by Company to Banks pursuant to this Loan Agreement shall be prepared in such form and such detail as shall be satisfactory to Banks and shall be prepared on the same basis as the financial reports furnished by Company to Banks.

    13.03.  Waiver.  No failure to exercise, and no delay in exercising, on
            ------
the part of any Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Banks hereunder and under the Loan Papers shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Loan Agreement, the Notes or any Loan papers, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

    13.04.  Payment of Expenses; Documentary Taxes; Indemnification.
            -------------------------------------------------------

            (a) Company agrees to pay (i) all out-of-pocket costs and expenses of Administrative Agent and each Agent (including without limitation the reasonable fees, expenses and disbursements of legal counsel retained by Agents) in connection with the syndication of the Loan (other than fees payable to syndicate members) and the negotiation, preparation, execution and delivery of this Loan Agreement and the other Loan Papers, (ii) all out-of-pocket costs and expenses incurred by Administrative Agent and each Agent (including without limitation the reasonable fees, expenses and disbursements of legal counsel retained by Agents), in connection with the administration of this Loan Agreement, the Notes, the other Loan Papers and any and all amendments, modifications and supplements thereof or thereto and the preservation and enforcement of Banks' rights under this Loan Agreement, the Notes and/or the other Loan Papers, (iii) if an Event of Default occurs and is continuing, all out-of-pocket costs and expenses incurred by Administrative Agent, each Agent and Co-Agent and each Bank (including without limitation the reasonable fees, expenses and disbursements of legal counsel for Administrative Agent, each Agent and each Bank) in connection with such Event of Default and any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. Company shall pay, indemnify, and hold each Bank, Agent and Co-Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the other Loan Papers and any such other documents.

       (b) COMPANY AGREES TO INDEMNIFY EACH BANK AND HOLD EACH BANK HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL, WHICH MAY BE INCURRED BY ANY BANK (OR BY ADMINISTRATIVE AGENT OR ANY AGENT OR CO-AGENT IN CONNECTION WITH THEIR ACTIONS AS ADMINISTRATIVE AGENT OR AN AGENT OR CO-AGENT HEREUNDER) IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING (WHETHER OR NOT SUCH BANK SHALL BE DESIGNATED A PARTY THERETO) RELATING TO OR ARISING OUT OF THIS LOAN AGREEMENT OR ANY ACTUAL OR PROPOSED USE OF PROCEEDS OF LOANS HEREUNDER; PROVIDED THAT NO BANK
                                                           --------
SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED,
                                                                       --------
FURTHER, THAT COMPANY'S INDEMNIFICATION OF ADMINISTRATIVE AGENT, EACH AGENT AND
- -------
EACH BANK SHALL INCLUDE ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES ARISING OUT OF OR CONNECTED WITH ANY CLAIM ASSERTED BY OR CAUSE OF ACTION BROUGHT BY ANY SHAREHOLDER OF COMPANY OR ANY OTHER PERSON WHICH ALLEGES OR ASSERTS THAT THE TRANSACTIONS CONTEMPLATED BY OR CONSUMMATED UNDER OR PURSUANT TO THE INDENTURE OR REGISTRATION STATEMENT OR THE ISSUANCE OF THE SUBORDINATED INDEBTEDNESS VIOLATE OR CONTRAVENE ANY STATE OR FEDERAL SECURITIES LAW, RULE OR REGULATION.

    13.05.  Notices.  Except for telephonic notices permitted herein, any
            -------
notices or other communications required or permitted to be given by this Loan Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by telecopy or facsimile delivered or transmitted, to the party to whom such notice or communication is directed and if between any Bank or Administrative Agent or any Agent and Company, confirmed by a hard copy sent by overnight delivery service for delivery the following day, to the address of such party as follows:

(a)  Company:                            (b)  Any Agent or any Bank

     Summer Acquisition Company               At its address shown below
     810 Houston Street, Suite 200            its name on the signature
     Fort Worth, Texas  76102                 pages hereof.
     (Attention: John O'Rear)
     Telecopy No. (817) 882-7268


     With copy to:

     Cross Timbers Oil Company
     810 Houston Street, Suite 2000
     Fort Worth, Texas 76102
     (Attention: General Counsel)
     Telecopy No. (817) 882-7278

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telecopy, on the day that such notice is transmitted as aforesaid; provided, however, that any telephonic or other notice received by Administrative Agent or any Agent or any Bank after 12:00 noon New York time on any day from Company pursuant to Section 2.02 (with respect to a Request for Borrowing) shall be deemed for the purposes of such Section to have been given by Company on the next succeeding Business Day. Any party may change its address for purposes of this Loan Agreement by giving notice of such change to the other parties pursuant to this Section 13.05.

    13.06.  GOVERNING LAW.  THIS LOAN AGREEMENT HAS BEEN PREPARED, IS BEING
            -------------
EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS LOAN AGREEMENT AND ALL OF THE OTHER LOAN PAPERS, UNLESS OTHERWISE SPECIFIED THEREIN OR UNLESS THE LAWS GOVERNING NATIONAL BANKS SHALL HAVE APPLICATION. NOTHING IN THIS SECTION 13.06 OR ANY OTHER PROVISION OF THIS LOAN AGREEMENT OR ANY NOTE IS INTENDED TO SUBJECT TO A LIMITATION IMPOSED BY TEXAS LAW THE MAXIMUM NON-USURIOUS RATE OF INTEREST OTHERWISE PERMITTED TO BE CHARGED BY ANY BANK UNDER THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA AND THE LAWS OF THE STATE IN WHICH SUCH BANK IS LOCATED.

    13.07.  Choice of Forum; Consent to Service of Process and Jurisdiction;
            ----------------------------------------------------------------
Waiver of Rights to Jury Trial.  Any suit, action or proceeding against Company
- ------------------------------
with respect to this Loan Agreement, the Notes or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States courts located in the State of New York as Majority Banks in their sole discretion may elect and Company hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Company hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be brought upon any president, vice president or chief financial officer of Company as process agent, and Company hereby irrevocably appoints such officer of Company as its process agent, as its true and lawful attorney-in-fact in the name, place and stead of Company to accept such service of any and all such writs, process and summonses, and agrees that the failure of such process agent to give any notice of such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Company hereby further irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by Administrative Agent by registered or certified mail, postage prepaid, to its address set forth in Section 13.05 hereof. Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Loan Agreement or any Note brought in the courts located in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. COMPANY AND EACH BANK HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS LOAN AGREEMENT OR ANY OTHER LOAN PAPERS OR THE ACTS OR OMISSIONS OF BANKS IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS LOAN AGREEMENT OR ANY OTHER LOAN PAPERS OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR BANKS ENTERING INTO THIS LOAN AGREEMENT.

    13.08.  Invalid Provisions.  If any provision of any Loan Paper is held
            ------------------
to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Paper shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Paper; and the remaining provisions of such Loan Paper shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Paper. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Paper a provision mutually agreeable to Company, Administrative Agent and Majority Banks as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Company, Administrative Agent, and Majority Banks are unable to agree upon a provision to be added to the Loan Paper within a period of ten (10) Business Days after a provision of the Loan Paper is held to be illegal, invalid or unenforceable, then a provision acceptable to Administrative Agent and Majority Banks as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Paper. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

     13.09.    Maximum Interest Rate.  Regardless of any provision contained in
               ---------------------
any of the Loan Papers, Banks shall never be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and, in the event that any Bank ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Company and Banks shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and

(iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Notes so that the interest rate is uniform throughout the entire term; provided that, if the Notes are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Banks shall refund to Company the amount of such excess or credit the amount of such excess against the principal amount of the Notes and, in such event, Banks shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

    13.10.  Offset.  Company hereby grants to Administrative Agent and each
            ------
Bank the right of offset, to secure repayment of the Notes, upon any and all moneys, securities or other property of Company and the proceeds therefrom, now or hereafter held or received by or in transit to Administrative Agent or Banks, or any of them, or any of their agents, from or for the account of Company, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Company, and any and all claims of Company against Administrative Agent or Banks (or any of them) at any time existing.

    13.11.  Chapter 346.  Company, Administrative Agent and Banks hereby
            -----------
agree that the provisions of Chapter 346 of the Texas Finance Code (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to the Loan Papers.

    13.12.  Entirety.  The Loan Papers embody the entire agreement between
            --------
the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

    13.13.  Headings.  Section headings are for convenience of reference only
            --------
and shall in no way affect the interpretation of this Loan Agreement.

    13.14.  Survival.  All representations and warranties made by Company
            --------
herein shall survive delivery of the Notes and the making of the Loans.

    13.15.  Successors and Assigns.
            ----------------------

            (a) The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Company may not assign or otherwise transfer any of its rights under this Loan Agreement without the prior written consent of all Banks.

            (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to Company, Administrative Agent and Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and Company, Administrative Agent and Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Loan Agreement. The rights and entitlements of any Bank under Article 12 shall be determined for purposes of this Loan Agreement on the basis of what such

Bank would be entitled to receive under this Loan Agreement had it not granted any participating interest to any Participant, whether or not such Bank has in fact done so, and any election, determination or approval to be made by Majority Banks pursuant to Section 12.06 shall be made solely and exclusively by Banks who are signatories hereto which constitute Majority Banks, with no recognition being given to any Participant of any such Bank. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Loan Agreement; provided that such participation agreement may provide that such Bank will not
- --------
agree to any modification, amendment or waiver of any provision of this Loan Agreement which has the effect of (i) adjusting the Participant's or any Bank's Commitment, (ii) reducing or increasing the amount of principal or accrued interest otherwise due on any Note or any fee payable by Company hereunder,
(iii) postponing, extending, forbearing or waiving the date on which any payment of principal, interest or fee is due hereunder or extending the Maturity Date,
(iv) increasing the amount of the Borrowing Base then in effect, or (v) modifying the definition of Majority Banks hereof without the consent of the Participant and may contain any other provisions, or such participation may take place on such other terms, as such Bank deems appropriate. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Loan Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

       (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all or a portion of its rights and obligations under this Loan Agreement and the Loan Papers, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and such transferor Bank, with (and subject to) notice to, and the consent of, Company (which consent shall not be unreasonably withheld), Administrative Agent and Agents; provided that if an Assignee is an affiliate of such transferor
            --------
Bank, such notice shall be given but no such consent shall be required; and

provided, further, that no assignment representing less than $5,000,000 in
- --------  -------
Commitments shall be permitted without the prior consent of Administrative Agent, Agents and Company, which consent may be withheld for any reason. Upon execution and delivery of such an instrument any payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Loan Agreement and shall have all the rights and obligations of a Bank with Commitment(s) as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, Administrative Agent and Company shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Company and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes on such form of certificate which is satisfactory to Administrative Agent. Any Bank may at any time assign all or any portion of its rights under this Loan Agreement and its Note to a

Federal Reserve Bank, provided that no such assignment shall release the transferor Bank from its obligations hereunder.

       (d) The Administrative Agent shall, on behalf of Company, maintain at its address referred to in Section 13.05 a copy of each instrument transferring a participation interest to a Participant and assigning an interest to an Assignee delivered to it and shall record each such transfer and assignment in the Register, including a recordation of the names and addresses of each Participant and Assignee and its Percentage of the Commitment, and principal amount of the Loan owing to each Participant and Assignee (and the other Banks) from time to time (and together with all such other information to be recorded in the Register according to Section 4.01(b)). The entries in the Register shall be conclusive, in the absence of manifest error, and Company, Administrative Agent and Banks shall treat each Person whose name is recorded in the Register as the owner of its respective Percentage of the Loan and any Notes evidencing such Percentage of the Loan recorded therein for all purposes of this Loan Agreement. Any assignment of any portion of the Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of the Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such part of the Loan, accompanied by a duly executed instrument evidencing such assignment or transfer; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Participant or Assignee, and the old Notes shall be returned by Administrative Agent to Company marked "canceled". The Register shall be available for inspection by the Company or any Bank (with respect to any entry relating to such Bank's part of the Loan and its Percentage of the Commitment) at any reasonable time and from time to time upon reasonable prior notice.

       (e) No Assignee or other transferee of any Bank's rights shall be entitled to receive any greater payment under Article 12 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Company's prior written consent or by reason of the provisions of Article 12 requiring such Bank to designate a different lending office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     13.16  Foreign Banks, Participants, and Assignees.  Each Bank, Participant
            ------------------------------------------
(by accepting a participation interest under this Loan Agreement), and Assignee (by executing an assignment and assumption agreement in a form acceptable to Agents) that is not organized under the laws of the United States of America or one of its states (a) represents to Administrative Agent and Company that (i) no Taxes assessed by any Governmental Authority in the United States are required to be withheld by Administrative Agent or Company with respect to any payments to be made to it in respect of the Obligations and (ii) it has furnished to Administrative Agent and Company two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1006, Form W-8, or other form acceptable to Administrative Agent that entitles it to exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers, and (b) covenants to (i) provide Administrative Agent and Company a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable laws and regulations, duly executed and completed by it, and (ii) comply from time to time with all applicable laws and regulations with regard to the withholding tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Company and Administrative Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers any United States federal income tax at the minimum rate under the Internal Revenue Code of 1986, as amended, without reimbursement pursuant to Section 4.08.

    13.17.  No Third Party Beneficiary.  The parties do not intend the benefits
            --------------------------
of this Loan Agreement to inure to any third party, nor shall this Loan Agreement be construed to make or render Administrative Agent, any Agent or Co-Agent or Banks liable to any materialmen, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Company, or for debts or claims accruing to any such persons against Company. Notwithstanding anything contained herein or in the Notes, or in any other Loan Paper, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Loan Agreement or any of the other Loan Papers, neither this Loan Agreement nor any other Loan Paper shall be construed as creating any right, claim or cause of action against Administrative Agent, any Agent or Co-Agent or Banks, or any of their officers, directors, agents or employees, in favor of any materialmen, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Company, nor to any other person or entity other than Company.

     13.18  Acknowledgements.  Company hereby acknowledges that:
            ----------------

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement and the other Loan Papers;

            (b) neither Administrative Agent, any Agent or Co-Agent nor any Bank has any fiduciary relationship with or duty to Company arising out of or in connection with this Loan Agreement or any of the other Loan Papers, and the relationship between Administrative Agent, any Agent or Co-Agent and Banks, on one hand, and Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Papers or otherwise exists by virtue of the transactions contemplated hereby among Banks or among Company and Banks.

     13.19  Confidentiality.  Each Agent and Banks agrees to keep confidential
            ---------------
all non-public information provided to it by a Credit Party or Parent pursuant to this Loan Agreement that is designated by such Person as confidential; provided that nothing herein shall prevent any Agent or Co-Agent or any Bank from disclosing any such information (a) to Arranger, any Agent or Co-Agent, any other Bank or any Affiliate of any thereof (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section 13.19, (c) to any of its Affiliates employees, officers, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in Hedge Agreement or Interest Swap Agreement or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this

Section 13.19), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any applicable law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section 13.19, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank's investment portfolio in connection with ratings issued with respect to such Bank or (j) in connection with the exercise of any remedy hereunder or under any other Loan Papers.

     13.20  Release of Collateral and Guaranty Obligations.
            ----------------------------------------------

            (a) Notwithstanding anything to the contrary contained herein or in any other Loan Papers, upon request of Company in connection with any sale or transfer of Company's or Arkoma's Mineral Properties or other assets or properties as permitted by Section 9.07 hereof, Administrative Agent shall (without notice to or vote or consent of any Bank) take such actions as shall be required to release its security interest in any Mineral Properties or other assets or properties being transferred or sold.

            (b) Notwithstanding anything to the contrary contained herein or any other Loan Papers, when the Obligation has been paid in full, the Commitment has terminated or expired, upon request of Company, Administrative Agent shall (without notice to or vote or consent of any Bank) take such actions as shall be required to release its security interest in all Mineral Properties and other assets or properties that serve as collateral for the Loan, and to release the Guaranty of Arkoma.

    13.21.  Multiple Counterparts.  This Loan Agreement may be executed in
            ---------------------
any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

    13.22.  Notice and Acknowledgment of No Oral Agreements.  In consideration
            -----------------------------------------------
of the making of the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Company and Banks, Company and Banks (i) agree that Company and Banks' execution of this Loan Agreement constitutes acknowledgment that each Bank and Company have read and understand this Loan Agreement; and (ii) acknowledge receipt of the following Notice:

     NOTICE:  THIS LOAN AGREEMENT AND ALL OTHER LOAN PAPERS RELATING TO THIS
     ------
LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENT THE FINAL AGREEMENT BETWEEN COMPANY AND BANKS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF COMPANY AND BANKS.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN COMPANY AND BANKS RELATING TO THIS LOAN.

     IN WITNESS WHEREOF, the undersigned have executed this Loan Agreement as of the day and year first above written.

                              COMPANY:
                              -------

                              SUMMER ACQUISITION COMPANY,
                              a Texas corporation


                              By:   /s/ JOHN O'REAR
                                    ---------------
                                    John O'Rear, Treasurer

                              ARRANGER:
                              ---------

                              LEHMAN BROTHERS INC.


                              By:    /s/ WILLIAM H. GATES
                                     --------------------
                              Name:  William H. Gates
                                     ----------------
                              Title: Managing Director
                                     -----------------

                              Address for Notice:
                              ------------------
                              Lehman Commercial Paper Inc.
                              3 World Financial Center
                              New York, NY  10285
                              Telecopy: (212) 526-9236

                              ADMINISTRATIVE AGENT:
                              ---------------------

                              LEHMAN COMMERCIAL PAPER INC.


                              By:    /s/ WILLIAM J. GALLAGHER
                                     ------------------------
                              Name:  William J. Gallagher
                                     --------------------
                              Title: Authorized Signatory
                                     --------------------

                              Address for Notice:
                              ------------------
                              Lehman Commercial Paper, Inc.
                              3 World Financial Center
                              New York, NY  10285
                              Telecopy: (212) 526-9236

                              SYNDICATION AGENT:
                              -----------------

                              CHASE BANK OF TEXAS, N.A.


                              By:    /s/ DALE S. HURD
                                     ----------------
                              Name:  Dale S. Hurd
                                     ------------
                              Title: Managing Director
                                     -----------------

                              Address for Notice:
                              ------------------
                              Chase Bank of Texas, N.A.
                              Global Oil and Gas
                              2200 Ross Avenue
                              Dallas, Texas  75201
                              Telecopy: (214) 965-2389

                              DOCUMENTATION AGENT:
                              --------------------


                              MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK


                              By:    /s/ JOHN KOWALCZUK
                                     ------------------
                              Name:  John Kowalczuk
                                     --------------
                              Title: Vice President
                                     --------------


                              Address for Notice:
                              ------------------
                              Morgan Guaranty Trust Company
                                of New York
                              60 Wall Street
                              New York, NY  10260
                              Telecopy: (212) 648-5416

                              BANKS:
                              -----

                              LEHMAN COMMERCIAL PAPER INC.


                              By:    /s/ WILLIAM J. GALLAGHER
                                     ------------------------
                              Name:  William J. Gallagher
                                     --------------------
                              Title: Authorized Signatory
                                     --------------------

                              Address for Notice:
                              ------------------
                              Lehman Commercial Paper, Inc.
                              3 World Financial Center
                              New York, NY  10285
                              Attn: Michael O'Brien
                              Telecopy: (212) 526-9236

                              CHASE BANK OF TEXAS, N.A.


                              By:    /s/ DALE S. HURD
                                     ----------------
                              Name:  Dale S. Hurd
                                     ------------
                              Title: Managing Director
                                     -----------------

                              Address for Notice:
                              ------------------
                              Chase Bank of Texas, N.A.
                              Global Oil and Gas
                              2200 Ross Avenue
                              Dallas, Texas  75201
                              Telecopy: (214) 965-2389

                              MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK


                              By:    /s/ JOHN KOWALCZUK
                                     ------------------
                              Name:  John Kowalczuk
                                     --------------
                              Title: Vice President
                                     --------------

                              Address for Notice:
                              ------------------
                              Morgan Guaranty Trust Company
                                of New York
                              60 Wall Street
                              New York, NY  10260
                              Telecopy: (212) 648-5416

                              BANK OF AMERICA, N.A.


                              By:  /s/ J. SCOTT FOWLER
                                   -------------------
                                   J. Scott Fowler, Managing Director

                              Address for Notice:
                              ------------------
                              Bank of America, N.A.
                              901 Main Street, The Plaza, 64th Floor
                              Dallas, Texas  75202
                              Attention: Energy Finance Division
                              Telecopy Number: (214) 209-1285

                              THE BANK OF NOVA SCOTIA


                              By:    /s/ F.C.H. ASHBY
                                     ----------------
                              Name:  F.C. H. Ashby
                                     -------------
                              Title: Senior Manager Loan Operations
                                     ------------------------------

                              Address for Notice:
                              ------------------
                              The Bank of Nova Scotia
                              1100 Louisiana, Suite 3000
                              Houston, Texas  77002
                              Attention: Mark Ammerman
                              Telecopy Number:  (713)752-2425
                                    and
                              The Bank of Nova Scotia
                              600 Peachtree St. N.E., Suite 2700
                              Atlanta, Georgia  30308
                              Attention: Mr. F. C. H. Ashby
                              Telecopy Number:  (404)888-8998

                    PARIBAS

                    By:    /s/ MARIAN LIVINGSTON
                           ---------------------
                    Name:  Marian Livingston
                           -----------------
                    Title: Vice President
                           --------------


                    By:    /s/ BETSY JOCHER
                           ----------------
                    Name:  Betsy Jocher
                           ------------
                    Title: Vice President
                           --------------

                    Address for Notice:
                    ------------------
                    Paribas
                    1200 Smith, Suite 3100
                    Houston, Texas  77002
                    Attention: A. David Dodd
                    Telecopy Number: (713) 659-6915

                    WELLS FARGO BANK (TEXAS), N.A.


                    By:  /s/ CHARLES D. KIRKHAM
                         ----------------------
                         Charles D. Kirkham, Vice President

                    Address for Notice:
                    ------------------
                    Wells Fargo Bank (Texas), N.A.
                    1445 Ross Avenue, Suite 400
                    Dallas, Texas  75202-2812
                    Telecopy Number: (214) 303-1839

                    ABN-AMRO BANK N.V., HOUSTON AGENCY


                    By:    /s/ JAMIE A. CONN
                           -----------------
                    Name:  Jamie A. Conn
                           -------------
                    Title: Vice President
                           --------------


                    By:    /s/ STUART MURRAY
                           -----------------
                    Name:  Stuart Murray
                           -------------
                    Title: Vice President
                           --------------

                    Address for Notice:
                    ------------------
                    ABN-AMRO Bank N.V., Houston Agency
                    Three Riverway, Suite 1700
                    Houston, Texas  77056
                    Telecopy Number: (713) 629-7533

                    THE BANK OF NEW YORK


                    By:    /s/ IAN K. STEWART
                           ------------------
                    Name:  Ian K. Stewart
                           --------------
                    Title: Senior Vice President
                           ---------------------

                    Address for Notice:
                    ------------------
                    Bank of New York
                    One Wall Street, 19th Floor
                    New York, NY  10286
                    Telecopy Number: (212) 635-7923

                    BANK OF SCOTLAND


                    By:    /s/ ANNIE GLYNN
                           ---------------
                    Name:  Annie Glynn
                           -----------
                    Title: Senior Vice President
                           ---------------------


                    Address for Credit Notice:
                    -------------------------
                    Bank of Scotland
                    1750 Two Allen Center
                    1200 Smith Street
                    Houston, Texas  77002-4312
                    Attention: Richard C. Butler
                    Telecopy Number: (713) 651-9714

                    Address for Administrative Notice:
                    Bank of Scotland
                    545 Fifth Avenue
                    New York, New York 10017
                    Attn: Karen Workman
                    Telecopy Number: (212) 687-4412

                    BANKBOSTON, N.A.


                    By:    /s/ TIMOTHY J. NORTON
                           ---------------------
                    Name:  Timothy J. Norton
                           -----------------
                    Title: Director
                           --------

                    Address for Notice:
                    ------------------
                    BankBoston, N.A.
                    100 Federal Street, M/S 0108-04
                    Boston, Massachusetts  02110
                    Telecopy Number: (617) 434-3652

                    COMERICA BANK-TEXAS


                    By:  /s/ DAVID L. MONTGOMERY
                         -----------------------
                         David L. Montgomery, Vice President

                    Address for Notice:
                    ------------------
                    1601 Elm St., 2nd Floor
                    Dallas, Texas  75201
                    Attention: David L. Montgomery
                    Telecopy Number: (214) 969-6561

                    FIRST UNION NATIONAL BANK


                    By:    /s/ DAVID HUMPHREYS
                           -------------------
                    Name:  David Humphreys
                           ---------------
                    Title: Vice President
                           --------------

                    Address for Notice:
                    ------------------
                    1001 Fannin Street
                    Suite 2255
                    Houston, Texas  77002-6709
                    Attention: Paul Riddle
                    Telecopy Number: (713) 650-6354

                    THE FROST NATIONAL BANK


                    By:  /s/ W. H. ADAMS
                         ----------------------
                         W.H. (Bill) Adams, III,
                           Senior Vice President

                    Address for Notice:
                    ------------------
                    The Frost National Bank
                    Continental Plaza, Suite 100
                    777 Main Street
                    Fort Worth, Texas  76102-5304
                    Telecopy Number: (817) 336-5615

                    SOCIETE GENERALE, SOUTHWEST AGENCY


                    By:    /s/ PAUL E. CORNELL
                           -------------------
                    Name:  Paul E. Cornell
                           ---------------
                    Title: Managing Director
                           -----------------

                    Address for Notice:
                    ------------------
                    Societe Generale, Southwest Agency
                    1111 Bagby Street
                    Houston, Texas 77002
                    Attention: Paul Cornell
                    Telecopy Number: (713) 650-0824

                    NATEXIS Banque, BFCE


                    By:  /s/ TIMOTHY L. POLVADO
                         ----------------------
                         Timothy L. Polvado,
                         Vice President & Group Manager


                    By:  /s/ ERIC DITGES
                         -----------------------
                         Eric Ditges, Vice President

                    Address for Notice:
                    ------------------
                    333 Clay St., Suite 4340
                    Houston, Texas  77002
                    Attention: Timothy L. Polvado
                    Telecopy Number: (713) 759-9908

                                    EXHIBITS
                                       TO
                           REVOLVING CREDIT AGREEMENT


"A"   -     Form of Revolving Promissory Note

"B"   -     Request for Floating Base Borrowing

"C"   -     Request for Eurodollar Borrowing

"D"   -     Form of Guaranty

"E"   -     Opinion of Counsel for the Credit Parties

"F-1" -     Form of Corporate General Certificate of Company

"F-2" -     Form of Corporate General Certificate of Arkoma

"F-3" -     Form of Corporate General Certificate of Parent


                                   SCHEDULES
                                       TO
                        REVOLVING CREDIT LOAN AGREEMENT

"Schedule I" List of Banks and Each Bank's Percentage and Share of the Initial Commitment

                                  EXHIBIT "A"

                           REVOLVING PROMISSORY NOTE
                               New York, New York

$___________                                                 September 15, 1999

     1. FOR VALUE RECEIVED, SUMMER ACQUISITION COMPANY, a Texas corporation ("Maker"), hereby unconditionally promises to pay to the order of ______________________ ("Payee") at the principal office of Lehman Commercial Paper Inc. in New York, New York the sum of _______________________________
($______________) (or, if less, so much thereof as may be advanced by Payee to Maker pursuant to Section 2.01 of the Loan Agreement), in lawful money of the United States of America. Capitalized terms not defined herein shall have the meaning assigned to such terms in the Loan Agreement.

     2. The unpaid principal amount of, an accrued unpaid interest on, this Note shall be payable in accordance with the Loan Agreement but not later than the Maturity Date.

     3. The unpaid principal amount of all Advances shall bear interest from the date of advance until maturity at a rate per annum which is provided in the Loan Agreement and which is selected by Maker pursuant to the Loan Agreement. The interest rate specified in this section shall be subject to adjustment under the circumstances described in the Loan Agreement. Interest shall be computed in the manner provided in the Loan Agreement.

     4. As more fully described in and subject to the qualifications expressed in the definition of "Maximum Rate" contained in the Loan Agreement, Payee hereby notifies Maker that, and discloses to Maker that, for purposes of Chapter 303 of the Texas Finance Code, as supplemented by Texas Credit Title, the applicable ceiling hereunder shall be the "weekly ceiling"; provided that, if any applicable law permits greater interest, the law permitting the greater interest shall apply.

     5. Regardless of any provision contained in this Note or any other document executed or delivered in connection herewith, Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event that Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

     6. This Note has been executed and delivered pursuant to that certain Revolving Credit Agreement (as same may be hereafter amended or modified, the "Loan Agreement") dated the date hereof, by and among Maker, Lehman Commercial Paper Inc., as Administrative Agent, Payee and other Banks that are lenders thereunder, and is one of the "Notes" referred to therein. As used in this Note, the term "Loan Agreement" means the Loan Agreement as same may be hereafter amended. The holder of this Note shall be entitled to the benefits provided in the Loan Agreement. This Note is secured by certain Collateral Documents. Reference is hereby made to the Loan Agreement for a statement of (i) the prepayment rights and obligations of Maker and (ii) the events upon which the maturity of this Note may be accelerated.

     7. Under the Loan Agreement, Maker may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the Total Outstandings (as defined in the Loan Agreement) shall not at any time exceed the Borrowing Base established from time to time according to the Loan Agreement. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the Revolving Loan Maturity Date, although the entire principal balance hereof may from time to time be paid in full. Maker may borrow, repay and reborrow hereunder according to the terms of the Loan Agreement. All regularly scheduled payments of the indebtedness evidenced by this Note and by any of the other Loan Documents and all non-regularly scheduled payments made by Maker shall be applied to such indebtedness in such order and manner as provided in the Loan Agreement. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds at the address of Lehman Commercial Paper Inc., as indicated in the Loan Agreement, or such other place as the holder of this Note shall designate in writing to Maker.

     8. Should the principal of, or any installment of interest on, this Note become due and payable on a day other than a Business Day, then the maturity thereof shall be extended to the next succeeding Business Day. If this Note, or any installment or payment due hereunder is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, Maker agrees to pay all costs of collection, including, but not limited to, attorneys' fees incurred by the holder hereof. All past due principal of, and interest on, this Note shall bear interest until paid at the lesser of (a) the Floating Base Rate from time to time in effect, plus two percent (2%), or (b) the Maximum Rate.

     9. Except for any notice to be given under the Loan Agreement, Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally, waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payment or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     10. All Advances made by Payee, the respective type of Borrowing thereof and Interest Periods thereof, and all repayments of the principal thereof shall be recorded by Payee, provided that the failure of Payee to make any such recordation or endorsement
- --------
shall not affect the Obligations of Maker hereunder or under the Loan Agreement. Each such recordation or endorsement shall constitute prima facie evidence of the information recorded or endorsed.

     11. THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

                              MAKER:
                              -----

                              SUMMER ACQUISITION COMPANY,
                              a Texas corporation


                              By:
                                  ---------------------------
                                  John O'Rear, Treasurer

                                  EXHIBIT "B"

                      REQUEST FOR FLOATING BASE BORROWING
                      -----------------------------------

          1. This Request for Floating Base Borrowing is executed and delivered by Summer Acquisition Company, a Texas corporation ("Borrower"), to Lehman Commercial Paper Inc., as "Administrative Agent", pursuant to Section 2.02 of that certain Revolving Credit Agreement dated as of September 15, 1999, among Borrower, Banks, Agents therein named and the Administrative Agent (the "Agreement"). Any terms used herein and not defined herein shall have the meaning assigned to them in the Agreement.

          2. Borrower hereby requests that Banks make a Floating Base Borrowing to Borrower pursuant to the Agreement as follows:

          (a) Amount of Floating Base Borrowing: $ _______________.

          (b) Date of Floating Base Borrowing: _________________, 199__.

          (c) Nature of Floating Base Borrowing (check one box only):

              |_|  Advance (new money).

              |_|  Conversion from prior Eurodollar Borrowing.

          3. Borrower hereby represents, warrants, and certifies to Banks that as of the date of the Floating Base Borrowing requested herein:

          (a) There exists no Event of Default or event which with notice or lapse of time or both could constitute an Event of Default.

          (b) Borrower has performed and complied with all agreement and conditions contained in the Agreement which are required to be performed or complied with by Borrower.

          (c) The representations and warranties contained in the Section 6 of the Agreement are true in all respects, with the same force and effect as though made on and as of the date of this Floating Base Borrowing.

          4. This Request for Floating Base Borrowing is executed on _______________, 19__, by an authorized officer of Summer Acquisition Company. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

                              SUMMER ACQUISITION COMPANY,
                              a __________________


                              By:    ____________________
                              Name:  ____________________
                              Title: ____________________

                                  EXHIBIT "C"

                        REQUEST FOR EURODOLLAR BORROWING
                        --------------------------------

          1. This Request for Eurodollar Borrowing is executed and delivered by Summer Acquisition Company, a Texas corporation ("Borrower"), to Lehman Commercial Paper Inc., as "Administrative Agent", pursuant to Section 2.02 of that certain Revolving Credit Agreement dated as of September 15, 1999, among Borrower, Banks and Agents therein named and the Administrative Agent (the "Agreement"). Any terms used herein and not defined herein shall have the meaning assigned to them in the Agreement.

          2. Borrower hereby requests that Banks make a Eurodollar Borrowing to Borrower pursuant to the Agreement as follows:

          (a) Amount of Eurodollar Borrowing:  $ _______________.

          (b) Date of Eurodollar Borrowing:    _________________, 199__.

          (c) Eurodollar Interest Period:      _________________-day.

          (d) Nature of Eurodollar Borrowing (check one box only):

              |_|  Advance (new money).

              |_|  Rollover of prior Eurodollar Borrowing.

              |_|  Conversion from prior Floating Base Borrowing.

          3. Borrower hereby represents, warrants, and certifies to Banks that as of the date of the Eurodollar Borrowing requested herein:

          (a) There exists no Event of Default or event which with notice or lapse of time or both could constitute an Event of Default.

          (b) Borrower has performed and complied with all agreement and conditions contained in the Agreement which are required to be performed or complied with by Borrower.

          (c) The representations and warranties contained in the Section 6 of the Agreement are true in all respects, with the same force and effect as though made on and as of the date of this Eurodollar Borrowing.

          4. This Request for Eurodollar Borrowing is executed on _______________, 19__, by an authorized officer of Summer Acquisition Company. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

                              SUMMER ACQUISITION COMPANY,
                              a Texascorporation


                              By:    _____________________
                              Name:  _____________________
                              Title: _____________________

                                  EXHIBIT "D"

                        UNCONDITIONAL GUARANTY AGREEMENT


          THIS UNCONDITIONAL GUARANTY AGREEMENT is executed as of September 15, 1999, by ARKOMA HOLDING CORPORATION, a Delaware corporation ("Guarantor"), for the benefit of LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions, including Administrative Agent (individually a "Lender" and collectively, the "Lenders"), from time to time parties to the Loan Agreement (defined below).

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, pursuant to a Revolving Credit Agreement of even date (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), among Summer Acquisition Company, a Texas corporation ("Borrower"), Lenders and Administrative Agent, Lenders have severally agreed to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, Subsidiary is a wholly-owned subsidiary of Borrower;

          WHEREAS, the proceeds of the extensions of credit from the Loan Agreement will be used in part to enable Borrower to make valuable transfers to Subsidiary in connection with the operation of its business;

          WHEREAS, Borrower and Subsidiary are engaged in related businesses, and Subsidiary will derive substantial direct and indirect benefit from the making of the extensions of credit under the Loan Agreement; and

          WHEREAS, it is a condition precedent to the obligation of Lenders to make their respective extensions of credit to Borrower under the Loan Agreement that Guarantor execute and deliver this Agreement to Administrative Agent for the ratable benefit of each Lender.

          NOW, THEREFORE, as an inducement to Lenders to enter into the Loan Agreement and to make loans to Borrower thereunder, and to extend such credit to Borrower as Lenders may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent, for the ratable benefit of Lenders, and their respective successors, endorsees, transferees, and assigns, the prompt and complete payment of the Guaranteed Debt (hereinafter defined) as more specifically described hereinbelow in Section 1.03 and hereby agrees as follows:

                                   ARTICLE I
                                   ---------

                          NATURE AND SCOPE OF GUARANTY
                          ----------------------------

          Section 1.01. Definition of Guaranteed Debt. As used herein, the term
          ------------  -----------------------------
"Guaranteed Debt" means:

               (a) All principal, interest, attorneys' fees, commitment fees, liabilities for costs and expenses and other indebtedness, obligations and liabilities of Borrower to Administrative Agent or any Lender at any time created or arising in connection with the Loan Agreement, or any amendment thereto or substitution therefor, including but not limited to the Obligation (as defined in the Loan Agreement), all indebtedness, obligations and liabilities arising under the Notes (as defined in the Loan Agreement), and under any renewals, modifications, increases and extensions of the Notes (collectively, the "Guaranteed Notes"), and under the Loan Papers (as defined in the Loan Agreement); and

               (b) All costs, expenses and fees, including but not limited to court costs and attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Borrower to Administrative Agent or any Lender described in item (a) of
                                                                      ---
     this Section 1.01.
          ------------

          Section 1.02. Guaranteed Debt Not Reduced by Offset.  The Guaranteed
          ------------  -------------------------------------
Notes, indebtedness, liabilities, obligations and other Guaranteed Debt guaranteed hereby, and the liabilities and obligations of Guarantor to Administrative Agent and each Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Administrative Agent or any Lender or against payment of the Guaranteed Debt, whether such offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise. Without limiting the foregoing or Guarantor's liability hereunder, to the extent that Administrative Agent or any Lender advances funds or extends credit to Borrower, and does not receive payments or benefits thereon in the amounts and at the times required or provided by applicable agreements or laws, Guarantor is absolutely liable to make such payments to (and confer such benefits on) Administrative Agent or any Lender, on a timely basis.

          Section 1.03. Guaranty of Obligation.  Guarantor hereby irrevocably
          ------------  ----------------------
and unconditionally guarantees to Administrative Agent and each Lender and their respective successors and assigns (i) the due and punctual payment of the Guaranteed Debt, and (ii) the timely performance of all other obligations now or hereafter owed by Borrower to Administrative Agent and each Lender under the Loan Agreement. Guarantor jointly and severally and hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Debt as primary obligor.

          Section 1.04. Nature of Guaranty.  This Guaranty Agreement is intended
          ------------  ------------------
to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection. The fact that at any time or from time to time the Guaranteed Debt may be increased, reduced or paid in full shall not release, discharge or reduce the obligation of Guarantor with respect to indebtedness or obligations of Borrower to Administrative Agent and each Lender thereafter incurred (or other Guaranteed Debt thereafter arising) under the Guaranteed Notes or otherwise. This Guaranty Agreement may be enforced by Administrative Agent and each Lender and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

          Section 1.05. Payment by Guarantor.  If all or any part of the
          ------------  --------------------
Guaranteed Debt shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, Guarantor shall, within one (1) day of demand by Administrative Agent, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Debt to Administrative Agent (for the account of all Lenders). Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Debt, and may be made from time to time with respect to the same or different items of Guaranteed Debt. Such demand shall be deemed made, given and received in accordance with Section 4.02 hereof.
                ------------

          Section 1.06. Payment of Expenses.  In the event that Guarantor should
          ------------  -------------------
breach or fail to timely perform any provisions of this Guaranty Agreement, Guarantor shall, immediately upon demand by Administrative Agent, pay Administrative Agent all costs and expenses (including court costs and reasonable attorneys' fees) incurred by Administrative Agent and any Lender in the enforcement hereof or the preservation of Administrative Agent's and each Lender's rights hereunder. The covenant contained in this Section 1.06 shall
                                                           ------------
survive the payment of the Guaranteed Debt.

          Section 1.07. No Duty to Pursue Others.  It shall not be necessary for
          ------------  ------------------------
Administrative Agent or any Lender (and Guarantor hereby waives any rights which Guarantor may have to require Administrative Agent or any Lender), in order to enforce such payment by Guarantor, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Guaranteed Debt or any other person, (ii) enforce Administrative Agent's or Lenders' rights against any security which shall ever have been given to secure the Guaranteed Debt, (iii) enforce Lender's rights against any other Guarantor of the Guaranteed Debt, (iv) join Borrower or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty Agreement, (v) exhaust any remedies available to Administrative Agent or Lenders against any security which shall ever have been given to secure the Guaranteed Debt, or (vi) resort to any other means of obtaining payment of the Guaranteed Debt. Lenders shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Debt. Further, Guarantor expressly waives each and every right to which it may be entitled by virtue of the suretyship law of the state of Texas, including without limitation, any rights pursuant to Rule 31 of the Texas Rules of Civil Procedure and Chapter 34 of the Texas Business and Commerce Code.

          Section 1.08. Waiver of Notices, etc.  Guarantor agrees to the
          ------------  ----------------------
provisions of the Guaranteed Notes and the Loan Agreement, and hereby waives notice of (i) any loans or advances made by Administrative Agent or any Lender to Borrower, (ii) acceptance of this Guaranty Agreement, (iii) any amendment or extension of the Guaranteed Notes or the Loan Agreement or of any other instrument or document pertaining to all or any part of the Guaranteed

Debt, (iv) the execution and delivery by Borrower and Administrative Agent or any Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents in connection therewith, (v) the occurrence of any breach by Borrower or Event of Default (as defined in the Loan Agreement), (vi) any Lender's transfer or disposition of the Guaranteed Debt, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt, (viii) protest, proof of nonpayment or default by Borrower, or (ix) any other action at any time taken or omitted by Administrative Agent or any Lender, and, generally, all demands and notices of every kind in connection with this Guaranty Agreement, the Loan Agreement, and any documents or agreements evidencing, securing or relating to any of the Guaranteed Debt and the obligations hereby guaranteed.

          Section 1.09. Effect of Bankruptcy, Other Matters.  In the event that,
          ------------  -----------------------------------
pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or for any other reason, (i) Administrative Agent or any Lender must rescind or restore any payment, or any part thereof, received by Administrative Agent or any Lender in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty Agreement given to Guarantor by Administrative Agent or any Lender shall be without effect, and this Guaranty Agreement shall remain in full force and effect, or (ii) Borrower shall cease to be liable to Administrative Agent or any Lender for any of the Guaranteed Debt (other than by reason of the indefeasible payment in full thereof by Borrower), the obligations of Guarantor under this Guaranty Agreement shall remain in full force and effect. It is the intention of Lenders and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance. Without limiting the generality of the foregoing, it is the intention of Administrative Agent, Lenders and Guarantor that the filing of any bankruptcy or similar proceeding by or against Borrower or any other person or party obligated on any portion of the Guaranteed Debt shall not affect the obligations of Guarantor under this Guaranty Agreement or the rights of Administrative Agent and Lenders under this Guaranty Agreement, including, without limitation, the right or ability of Administrative Agent and Lenders to pursue or institute suit against Guarantor for the entire Guaranteed Debt.

          Section 1.10. Limit of Liability.  The obligations of Guarantor
          ------------  ------------------
hereunder shall be limited to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of 1978, as amended, or any comparable provisions of applicable state law relating to the insolvency of debtors.


                                   ARTICLE II
                                   ----------

                ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING
                ------------------------------------------------
                     OR DISCHARGING GUARANTOR'S OBLIGATIONS
                     --------------------------------------

          Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor or any of them might otherwise have as a result of or in connection with any of the following:

          Section 2.01. Modifications, etc.  Any renewal, extension, increase,
          ------------  ------------------
modification, alteration or rearrangement of all or any part of the Guaranteed Debt, or of the Guaranteed Notes, or any loan agreement, security agreement, collateral document or other document, instrument, contract or understanding between Borrower and Administrative Agent or any Lender, or any other parties, pertaining to the Guaranteed Debt;

          Section 2.02. Adjustment, etc.  Any adjustment, indulgence,
          ------------  ---------------
forbearance or compromise that might be granted or given by Administrative Agent or any Lender to Borrower or Guarantor;

          Section 2.03. Condition, Composition or Structure of Borrower or
          ------------  --------------------------------------------------
Guarantor.  The insolvency, bankruptcy, arrangement, adjustment, composition,
- ---------
structure, liquidation, disability, dissolution or lack of power of Borrower or any other party at any time liable for the payment of all or part of the Guaranteed Debt; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in name, business, location, composition, structure or changes in the shareholders, partners or members (whether by accession, secession, cessation, death, dissolution, transfer of assets or other matter) of Borrower or Guarantor; or any reorganization of Borrower or Guarantor;

          Section 2.04. Invalidity of Guaranteed Debt.  The invalidity,
          ------------  -----------------------------
illegality or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Debt or any part thereof is ultra vires, (iii) the
                                                    -----------
officers or representatives executing the Guaranteed Notes or other documents or otherwise creating the Guaranteed Debt acted in excess of their authority, (iv) the Guaranteed Debt violates applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Debt (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed Debt) is illegal, uncollectible or unenforceable, or (vii) the Guaranteed Notes, Loan Agreement or other documents or instruments pertaining to the Guaranteed Debt have been forged or otherwise are irregular or not genuine or authentic.

          Section 2.05. Release of Obligors.  Any full or partial release of the
          ------------  -------------------
liability of Borrower on the Guaranteed Debt or any part thereof, or of Guarantor, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Debt or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Debt in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to perform the Guaranteed Debt, or that Administrative Agent or Lenders will look to other parties to perform the Guaranteed Debt;

notwithstanding the foregoing, Guarantor does not hereby waive or release (expressly or impliedly) any rights of subrogation, reimbursement or contribution which it may have, after payment in full of the Guaranteed Debt, against others liable on the Guaranteed Debt; Guarantor's rights of subrogation and reimbursement are, however, subordinate to the rights and claims of Administrative Agent and Lenders;

          Section 2.06. Other Security.  The taking or accepting of any other
          ------------  --------------
security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt;

          Section 2.07. Release of Collateral, etc.  Any release, surrender,
          ------------  --------------------------
exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt;

          Section 2.08. Care and Diligence.  The failure of Administrative Agent
          ------------  ------------------
or Lenders or any other party to exercise diligence or reasonable care or act, fail to act or comply with any duty in the administration, preservation, protection, enforcement, sale application, disposal or other handling or treatment of all or any part of Guaranteed Debt or any collateral, property or security at any time securing any portion thereof, including, without limiting the generality of the foregoing, the failure to conduct any foreclosure or other remedy fairly or in such a way so as to obtain the best possible price or a favorable price or otherwise act or fail to act;

          Section 2.09. Status of Liens.  The fact that any collateral,
          ------------  ---------------
security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Debt shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral (if any) for the Guaranteed Debt; notwithstanding the foregoing, Guarantor does not hereby waive or release (expressly or impliedly) any right to be subrogated to the rights of Administrative Agent and Lenders in any collateral or security for the Guaranteed Debt after payment in full of the Guaranteed Debt; Guarantor's rights of subrogation are, however, subordinate to the rights, claims, liens and security interests of Administrative Agent and Lenders;

          Section 2.10. Offset.  The Guaranteed Notes and other Guaranteed Debt
          ------------  ------
guaranteed hereby, and the liabilities and obligations of Guarantor to Administrative Agent and Lenders hereunder, shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Administrative Agent or any Lender, or any other party, or against payment of the Guaranteed Debt, whether such right of offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise;

          Section 2.11. Merger.  The reorganization, merger or consolidation of
          ------------  ------
Borrower or Guarantor into or with any other corporation or entity;

          Section 2.12. Preference.  Any payment by Borrower to Administrative
          ------------  ----------
Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any reason Administrative Agent or any Lender is required to refund such payment or pay such amount to Borrower or someone else; or

          Section 2.13. Other Actions Taken or Omitted.  Any other action taken
          ------------  ------------------------------
or omitted to be taken with respect to the Loan Agreement, the Guaranteed Debt, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood or risk that Guarantor will be required to pay the Guaranteed Debt pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Debt.

                                  ARTICLE III
                                  -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          To induce Lender to enter into the Loan Agreement and extend credit to Borrower, Guarantor represents and warrants to Administrative Agent and each Lender that:

          Section 3.01. Benefit.  Guarantor has received, or will receive,
          ------------  -------
direct or indirect benefit from the making of this Guaranty Agreement and the Guaranteed Debt;

          Section 3.02. Familiarity and Reliance.  Guarantor is familiar with,
          ------------  ------------------------
and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Debt; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty Agreement;

          Section 3.03. No Representation by Lender.  Neither Administrative
          ------------  ---------------------------
Agent, any Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty Agreement;

          Section 3.04. Guarantor's Financial Condition.  As of the date hereof,
          ------------  -------------------------------
and after giving effect to this Guaranty Agreement and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities and debts;

          Section 3.05. Legality.  The execution, delivery and performance by
          ------------  --------
Guarantor of this Guaranty Agreement and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor or any of its assets; this Guaranty Agreement is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

          Section 3.06. Survival.  All representations and warranties made by
          ------------  --------
Guarantor herein shall survive the execution hereof.

                                   ARTICLE IV
                                   ----------

                                 MISCELLANEOUS
                                 -------------

          Section 4.01. Waiver.  No failure to exercise, and no delay in
          ------------  ------
exercising, on the part of Administrative Agent or Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Administrative Agent and Lenders hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty Agreement, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

          Section 4.02. Notices.  Any notices or other communications required
          ------------  -------
or permitted to be given by this Guaranty Agreement must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, return receipt requested, or (ii) made by telecopy or facsimile (and confirmed by a hard copy sent by overnight delivery service for delivery the following day) delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

          Guarantor:
          ----------

          Arkoma Holding Company
          810 Houston Street, Suite 200
          Fort Worth, Texas 76102
          Attention: John O'Rear
          Telecopy No. (817) 882-7268

          Administrative Agent:
          --------------------

          Lehman Commercial Paper Inc.
          3 World Financial Center
          200 Vesey Street
          New York, New York 10285
          Attention: Michael O'Brien
          Telecopy No. (212) 526-7691

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the third day after it is mailed as aforesaid, or, if transmitted by telecopy, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Guaranty Agreement by giving notice of such change to the other party pursuant to this
Section 4.02.
- ------------

          SECTION 4.03. GOVERNING LAW.  THIS GUARANTY AGREEMENT HAS BEEN
          ------------  -------------
PREPARED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS GUARANTY AGREEMENT. FOR PURPOSES OF THIS GUARANTY AGREEMENT AND THE RESOLUTION OF DISPUTES HEREUNDER, GUARANTOR HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO, AND WAIVES ANY OBJECTION TO, THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE OF TEXAS LOCATED IN TARRANT COUNTY, TEXAS AND OF THE FEDERAL COURTS LOCATED IN THE NORTHERN JUDICIAL DISTRICT OF TEXAS.

          Section 4.04. Invalid Provisions.  If any provision of this Guaranty
          ------------  ------------------
Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty Agreement, such provision shall be fully severable and this Guaranty Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty Agreement, and the remaining provisions of this Guaranty Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty Agreement, unless such continued effectiveness of this Guaranty Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

          Section 4.05. Entirety and Amendments.  This Guaranty Agreement
          ------------  -----------------------
embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and this Guaranty Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

          Section 4.06. Parties Bound; Assignment.  This Guaranty Agreement
          ------------  -------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that no Guarantor may, without the prior written consent of Lenders, assign any of its rights, powers, duties or obligations hereunder.

          Section 4.07. Headings.  Section headings are for convenience of
          ------------  --------
reference only and shall in no way affect the interpretation of this Guaranty Agreement.

          Section 4.08. Multiple Counterparts.  This Guaranty Agreement may be
          ------------  ---------------------
executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Guaranty Agreement by signing any such counterpart.

          Section 4.09. Rights and Remedies.  If Guarantor becomes liable for
          ------------  --------------------
any indebtedness owing by Borrower to Administrative Agent or any Lender, by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby and the rights of Administrative Agent or any Lender hereunder shall be cumulative of any and all other rights that Administrative Agent or any Lender may ever have against Guarantor. The exercise by Administrative Agent or any Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

          SECTION 4.10.  WAIVER OF JURY TRAIL. GUARANTOR HEREBY KNOWINGLY,
          ------------   --------------------
VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS GUARANTY AGREEMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR THE ACTS OR OMISSIONS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY AGREEMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR LENDERS ENTERING INTO THE LOAN AGREEMENT AND EXTENDING CREDIT THEREUNDER.

          Section 4.11. Notice and Acknowledgment of No Oral Agreements.  In
          ------------  -----------------------------------------------
consideration of the making of the loans under the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Guarantor, Guarantor, (i) agree that Guarantor's execution of this Guaranty Agreement constitutes acknowledgment that Guarantor has read and understand this Guaranty Agreement; and (ii) acknowledge receipt of the following Notice:

          NOTICE:  THIS GUARANTY AGREEMENT CONSTITUTES A WRITTEN AGREEMENT WHICH
          ------
REPRESENTS THE FINAL AGREEMENT BETWEEN GUARANTOR, ADMINISTRATIVE AGENT AND LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF GUARANTOR, ADMINISTRATIVE AGENT AND/OR LENDERS.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN GUARANTOR, ADMINISTRATIVE AGENT AND/OR LENDERS RELATING TO THIS GUARANTY AGREEMENT.

          EXECUTED as of the day and year first above written.

                              GUARANTOR:
                              ---------

                              ARKOMA HOLDING CORPORATION,
                              a Texas corporation


                              By:  ___________________________
                                   John O'Rear, Treasurer